Exhibit 10.16

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXECUTION VERSION

DIAMOND STATE GENERATION PARTNERS, LLC

$144,812,500

5.22% Senior Secured Notes due March 30, 2025

NOTE PURCHASE AGREEMENT

Dated March 20, 2013

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SCHEDULE A	—	Information Relating To Purchasers

SCHEDULE B	—	Defined Terms

SCHEDULE 4.1.22	—	Litigation

SCHEDULE 4.1.26	—	Project Budget

SCHEDULE 4.1.27	—	Base Case Projections

SCHEDULE 4.1.28	—	Project Schedule

SCHEDULE 4.1.30	—	List of Direct Agreements

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.15	—	Existing Debt

SCHEDULE 5.19	—	Permits

SCHEDULE 8.1	—	Amortization Schedule

SCHEDULE 9.2	—	Required Insurance

EXHIBIT 1	—	Form of 5.22% Senior Secured Note due March 30, 2025

EXHIBIT 4.1.13(a)	—	Form of Opinion of Special Counsel for the Company

EXHIBIT 4.1.13(b)	—	Form of Opinion of Regulatory Counsel for the Company

EXHIBIT 4.1.13(c)	—	Form of opinion of Constitutional Counsel for the Company

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EXHIBIT 4.1.13(d)	—	Form of Opinion of Delaware Real Estate Counsel for the Company

EXHIBIT 4.1.13(e)	—	Form of Opinion of Delaware Regulatory Counsel for the Company

EXHIBIT 4.1.13(f)	—	Form of Opinion of Special Counsel for the Purchasers

EXHIBIT 4.1.14	—	Form of Insurance Broker Certificate

EXHIBIT 4.1.16	—	Form of Independent Engineer Certificate

EXHIBIT 4.1.17	—	Form of Environmental Consultant Certificate

EXHIBIT 4.1.30	—	Form of Direct Agreement

EXHIBIT 4.2.1(a)	—	Form of Drawdown Certificate

EXHIBIT 4.2.1(b)	—	Form of Independent Engineer’s Drawdown Certificate

EXHIBIT 4.2.1(c)	—	Form of Company’s COD Certificate

EXHIBIT 4.2.1(d)	—	Form of Independent Engineer’s COD Certificate

EXHIBIT 4.4.3	—	Form of Final Completion Certificate of the Company

EXHIBIT 4.4.4	—	Form of Final Completion Certificate of the Independent Engineer

EXHIBIT 8.1.3(b)	—	Form of Offer to Repay Notice

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5.22% Senior Secured Notes due March 30, 2025

March 20, 2013

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE A HERETO:

Ladies and Gentlemen:

Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Company”), agrees with each of the Purchasers as follows:

ARTICLE 1.	AUTHORIZATION OF NOTES.

The Company will authorize the issuance and sale of $144,812,500 aggregate principal amount of its 5.22% Senior Secured Notes due March 30, 2025 (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Article 13). The Notes shall be substantially in the form set out in Exhibit 1. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

ARTICLE 2.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Article 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

ARTICLE 3.	CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, at 10:00 a.m., New York City time, at a closing on March 20, 2013 (the “Closing”) or on such other Business Day thereafter on or prior to March 25, 2013 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 210340899 at Wilmington Savings Fund Society, ABA:

031100102, Account Name: Drinker Biddle & Reath, LLP – IOLTA Rule 1.15A Attorney Trust Account. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Article 3, or any of the conditions specified in Sections 4.1 and 4.3 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

ARTICLE 4.	CONDITIONS PRECEDENT.

Section 4.1 Conditions Precedent to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the prior satisfaction of each of the following conditions unless waived by each Purchaser (the date such conditions precedent are so satisfied or waived being referred to as the “Closing Date”):

Section 4.1.1 Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. The Company shall not have entered into any transaction since the date of the Memorandum that would have been prohibited by Article 10 had such Article applied since such date.

Section 4.1.2 Purchase Permitted By Applicable Law, Etc. On the Closing Date such Purchaser’s purchase of the Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received a certificate of a Responsible Officer of the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.1.3 Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.1.4 Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.1.5 Changes in Corporate Structure. The Company shall not have changed its jurisdiction of formation, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.1.6 Funding Instructions. At least three Business Days prior to the Closing Date, each Purchaser shall have received written instructions signed by a Responsible Officer of the Company on letterhead of the Company confirming the information specified in Article 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.1.7 Resolutions. The Company shall have delivered to each of the Purchasers a copy of one or more resolutions or other authorizations, in form and substance reasonably satisfactory to the Purchasers, of each Credit Party as of the Closing Date certified by a Responsible Officer of such Credit Party as being true, complete, in full force and effect on the Closing Date and not amended, modified, revoked or rescinded, authorizing, as applicable and among other things, the issuance of the Notes herein provided for, the granting of the Liens under the Collateral Documents, the provision of the guaranties, warranties and indemnities, the contribution of equity to the Company and the execution, delivery and performance of this Agreement, the other Operative Documents and any instruments or agreements required hereunder or thereunder to which such Credit Party is a party.

Section 4.1.8 Incumbency. The Company shall have delivered to each of the Purchasers a certificate, in form and substance reasonably satisfactory to the Purchasers, from each Credit Party signed by the appropriate authorized officer or manager of each such Credit Party and dated as of the Closing Date, as to the incumbency and specimen signature of each natural Person authorized to execute and deliver this Agreement, the other Operative Documents and any instruments or agreements required hereunder or thereunder to which such Credit Party is a party, including various certificates to be delivered by such Credit Party pursuant to this Section 4.1.

Section 4.1.9 Governing Documents. The Company shall have delivered to each of the Purchasers, in each case certified by a Responsible Officer of such Credit Party as being true, correct and complete on the Closing Date, (a) copies of the certificate of formation, charter or other state certified constituent documents of each Credit Party, certified as of a recent date by the secretary of state of such Credit Party’s state of organization, and (b) copies of the bylaws, limited liability company operating agreement, partnership agreement or other comparable operating documents, if applicable, of each Credit Party.

Section 4.1.10 Good Standing Certificates. The Company shall have delivered to each of the Purchasers certificates (in so-called “long-form” if available) issued by the secretary of state of the state in which each Credit Party and Major Project Participant is formed or incorporated, as applicable, in each case (a) dated a date reasonably close to the Closing Date and (b) certifying that such Credit Party and Major Project Participant is in good standing and is qualified to do business in, and has paid all franchise Taxes or similar Taxes due to, such states.

Section 4.1.11 Credit Documents and Project Documents. The Company shall have delivered to each of the Purchasers (a) true, correct and complete copies of each Credit Document, all of which shall (i) have been duly authorized, executed and delivered by the parties thereto and in form and substance reasonably satisfactory to the Purchasers, and (ii) be in full force and effect and accompanied by a certificate of the Company certifying to the foregoing, (b) a certified list of, and true, correct and complete copies of, each Project Document (other than any Project Document which is only incidental to the development, construction, leasing, ownership or operation of the Project) executed on or prior to the Closing Date, each in form and substance reasonably satisfactory to the Purchasers, all of which shall (x) have been duly authorized, executed and delivered by the parties thereto, and (y) be certified by the Company as being true, complete and correct and in full force and effect on the Closing Date and (c) each document, certificate, or other deliverable required to be delivered under each Credit Document as of the Closing Date.

Section 4.1.12 Third Party Approvals. Except for the Permits listed in Part II of Schedule 5.19, the Company shall have received and delivered to each of the Purchasers all Applicable Permits by any Person (including any Governmental Authority) reasonably required in connection with any transaction contemplated in any Operative Document.

Section 4.1.13 Opinions of Counsel. The Company shall have delivered to each Purchaser opinions in form and substance satisfactory to such Purchaser and addressed to each such Purchaser, dated as of the Closing Date (a) from Orrick, Herrington & Sutcliffe LLP, counsel for the Company, covering the matters set forth in Exhibit 4.1.13(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request, (b) from Orrick, Herrington & Sutcliffe LLP, regulatory counsel for the Company, substantially in the form of Exhibit 4.1.13(b), (c) from Orrick, Herrington & Sutcliffe LLP, U.S. constitutional counsel for the Company, substantially in the form of Exhibit 4.1.13(c), (d) from Drinker Biddle & Reath LLP, Company’s Delaware real estate counsel, covering the enforceability of the Mortgage, substantially in the form of Exhibit 4.1.13(d), (e) from Morris James LLP, the Company’s Delaware regulatory counsel, covering Delaware state regulatory matters, substantially in the form of Exhibit 4.1.13(e) and (f) from Latham & Watkins LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.1.13(f) and covering such other matters incident to such transactions as such Purchaser may reasonably request. The Company also shall have delivered to Fitch Ratings, Inc. an opinion from Orrick, Herrington & Sutcliffe LLP, counsel for the Company, covering non- consolidation matters, which opinion shall be in form and substance satisfactory to Fitch Ratings, Inc. and shall also be addressed to each Purchaser.

Section 4.1.14 Certificate of Insurance Consultant . The Company shall have delivered to each of the Purchasers the Insurance Consultant’s certificate, dated as of the Closing Date and in substantially the form of Exhibit 4.1.14, together with the Insurance Consultant’s report that (a) summarizes the insurance arrangements for the Project and (b) concludes that such insurance is adequate and customary.

Section 4.1.15 Insurance. Insurance complying with terms and conditions set forth in Schedule 9.2 shall be in full force and effect and each of the Purchasers and the Insurance Consultant shall have received a certificate from the Company’s insurance broker(s), dated as of the Closing Date and in form and substance reasonably satisfactory to the Purchasers, (a) identifying underwriters, type of insurance, insurance limits and policy terms, (b) listing the special provisions required as set forth in Schedule 9.2, (c) describing the insurance obtained and (d) stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and that, in the opinion of such broker(s), such insurance complies with the terms and conditions set forth in Schedule 9.2.

Section 4.1.16 Certificate of the Independent Engineer. The Company shall have delivered to each of the Purchasers the Independent Engineer’s certificate, dated as of the Closing Date and in substantially the form of Exhibit 4.1.16, together with the Independent Engineer’s report, in form and substance reasonably satisfactory to the Purchasers, attached thereto.

Section 4.1.17 Reports of the Company’s Environmental Consultant.

(i) The Company shall have delivered to each of the Purchasers each Environmental Report along with a reliance letter, each in form and substance reasonably satisfactory to the Purchasers.

(ii) The Company shall have delivered to each of the Purchasers a certificate from the Environmental Consultant in substantially the form of Exhibit 4.1.17 that any recognized environmental conditions identified in the Environmental Reports have been fully remediated in accordance with Hazardous Substances Law.

Section 4.1.18 Repayment of Existing Financing. The Purchasers shall have received evidence satisfactory to them that (i) upon the Closing under this Agreement and application of the proceeds on the Closing Date, the lenders providing loans to the Company pursuant to the Existing Financing Agreement have been fully repaid and such lenders have released all Liens granted in their favor securing such loans and (ii) the Collateral Documents (as defined in the Existing Financing Agreement) have been terminated.

Section 4.1.19 Funding of the IDC Reserve Account. The Company shall have funded, or shall fund contemporaneously with the Closing from proceeds of the Notes, the IDC Reserve Account in an amount equal to [***].

Section 4.1.20 Funding of the Debt Service Reserve Account. The Company shall have funded the Debt Service Reserve Account with a portion of the proceeds of the Notes up to the Debt Service Reserve Requirement.

Section 4.1.21 Permit Schedule.

(i) The Company shall have delivered to each of the Purchasers Schedule 5.19, in form and substance reasonably satisfactory to the Purchasers, of which (i) Part I shall be Permits which are Applicable Permits as of the Closing Date, and (ii) Part II shall be Permits which are expected to become Applicable Permits after the Closing Date. The Company shall also deliver to each of the Purchasers copies of each Permit listed in Part I. The Permits listed in Part I shall in the Purchasers’ reasonable opinion comprise all of the Applicable Permits as of the Closing Date.

(ii) Each Permit on Part I of Schedule 5.19 shall (i) have been duly obtained by the Company or on behalf of the Project, (ii) be in full force and effect, (iii) not be subject to any current legal proceeding, and (iv) not be subject to any Unsatisfied Condition that

[***] Confidential Treatment Requested

could reasonably be expected to result in material modification or revocation of such Permit, and except as disclosed in Schedule 5.19 all applicable appeal periods with respect to each such Permit shall have expired.

(iii) The Permits listed in Part II of Schedule 5.19 shall, in the Purchasers’ reasonable opinion, be timely obtainable (i) on or before the date the Company requires such Permit, (ii) without delay materially in excess of the time provided therefor in the Project Schedule (if applicable), and (iii) without expense materially in excess of the amounts provided therefor in the Project Budget.

(iv) No Applicable Permit shall be subject to any restriction, condition, limitation or other provision which could reasonably be expected to have a Material Adverse Effect.

Section 4.1.22 Absence of Litigation. Except as set forth in Schedule 4.1.22, there are no actions, suits or proceedings by or before any Governmental Authority or arbitrator pending or, to the Company’s Knowledge, threatened in writing by or against the Company or any Major Project Participant related to the Project.

Section 4.1.23 Payment of Fees. All Taxes, fees and other costs payable in connection with the execution, delivery recordation and filing of the documents and instruments referred to in this Section 4.1, and in connection with, title insurance premiums, surveys, charges related thereto, and due on or before the Closing Date shall have been paid in full or, if and in the manner specifically approved by the Purchasers, provided for. The Company shall have paid (or caused to be paid) or shall have made arrangements in the manner reasonably satisfactory to the payee for the payment of all outstanding amounts due, as of the Closing Date, and owing to the Purchasers’ special counsel referred to in Section 4.1.13, the Title Insurer and the Independent Consultants to the extent reflected in a statement rendered to the Company at least one Business Day prior to the Closing Date.

Section 4.1.24 Financial Statements. The Company shall have delivered to each of the Purchasers accurate and complete copies of the most recent (a) audited annual financial statements of Sponsor for the year ended December 31, 2011, and (b) unaudited quarterly financial statements of the Company and Sponsor for the fiscal quarter ended on September 30, 2012, and in any of the foregoing cases, together with, in the case of the Company and Sponsor, a certificate from the appropriate Responsible Officer thereof, dated as of the Closing Date, stating that no material adverse change in the consolidated assets, liabilities, operations or financial condition of such Person has occurred from those set forth in the most recent financial statements provided to the Purchasers.

Section 4.1.25 Collateral Requirements. The Company shall have delivered to the Collateral Agent and each of the Purchasers evidence reasonably satisfactory to the Purchasers that the Company or other applicable Lien grantor has taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of the Purchasers, desirable in order to create in favor of the Collateral Agent a valid and (upon such filing and recording) perfected first priority Lien in such Person’s rights, title and interest in and to the Collateral. Such actions shall include delivery:

(i) to each of the Purchasers, of the Pledge Agreement, the Security Agreement and the Depositary Agreement, duly executed by each Credit Party and each other Person party thereto;

(ii) to the Collateral Agent, of all pledged securities, including all certificates, agreements or instruments representing or evidencing such pledged securities, accompanied by instruments of transfer and membership interest powers undated and endorsed in blank to the extent such pledged interests are certificated;

(iii) to the Collateral Agent, of all promissory notes or other instruments (duly endorsed, where appropriate, in a manner reasonably satisfactory to the Purchasers) evidencing any Collateral;

(iv) to the Collateral Agent, of all other certificates, agreements, including control agreements, or instruments necessary to perfect the Collateral Agent’s security interest in all Chattel Paper, all Instruments, all Deposit Accounts (other than the Cash Grant Account and the System Refund Account) and all Investment Property of the Company (as each such term is defined in the Security Agreement and to the extent required by the Security Agreement);

(v) to the Collateral Agent, of UCC financing statements in appropriate form for filing under the UCC, and, where appropriate, fixture filings and transmitting utility filings, and such other documents under applicable Legal Requirements in each jurisdiction as may be necessary or appropriate or, in the opinion of the Purchasers, desirable to perfect the first priority Liens created, or purported to be created, by the Collateral Documents and, with respect to all UCC financing statements required to be filed pursuant to the Credit Documents, evidence satisfactory to the Purchasers that the Company has retained, at its sole cost and expense, a service provider acceptable to the Purchasers for the tracking of all such financing statements and notification to the Purchasers of, among other things, the upcoming lapse or expiration thereof;

(vi) to each of the Purchasers, of certified copies of UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a date no less recent than ten Business Days before the Closing Date or as otherwise acceptable to the Purchasers listing all effective financing statements, lien notices or comparable documents that name the Company and Pledgor as debtor and that are filed in those state and county jurisdictions in which any property of such Person is located and the state and county jurisdictions in which such Person is organized or maintains its principal place of business and such other searches that the Purchasers deem necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens) showing that upon due filing or recordation (assuming such filing or recordation occurred on the date of such respective reports), as the case may be, the security interests created under the Collateral Documents, with respect to the Collateral, will be prior to all other financing statements, fixture filings or other security documents wherein the security interest is perfected by filing or recording in respect of the Collateral;

(vii) to each of the Purchasers, of an opinion of counsel (which counsel shall be reasonably satisfactory to the Purchasers) with respect to the perfection of the security interests in favor of the Collateral Agent in personal or mixed property Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as the Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Purchasers; and

(viii) to each of the Purchasers, of evidence reasonably satisfactory to the Purchasers of payment or arrangements for payment by the Company of all applicable recording Taxes, stamp duties, registration fees or charges, filing costs and other similar expenses, if any, required to be paid in connection with the execution, delivery or filing of, or the perfection of any Operative Document or otherwise in connection with the Collateral.

Section 4.1.26 Project Budget. The Company shall have delivered to each of the Purchasers the Project Budget in substantially the form of Schedule 4.1.26, which Project Budget shall be satisfactory to the Purchasers.

Section 4.1.27 Base Case Projections. The Company shall have delivered to each of the Purchasers the Base Case Projections, in substantially the form of Schedule 4.1.27, which Base Case Projections shall be satisfactory to the Purchasers.

Section 4.1.28 Project Schedule. The Company shall have delivered to each of the Purchasers the Project Schedule in substantially the form of Schedule 4.1.28, which Project Schedule shall be satisfactory to the Purchasers.

Section 4.1.29 Establishment of Accounts. The Accounts required to be established as of the Closing Date for the Project under the Depositary Agreement shall have been established, and funded in accordance with the Operative Documents, to the satisfaction of the Purchasers.

Section 4.1.30 Direct Agreements. The Company shall have delivered to each of the Purchasers executed Direct Agreements from the Sponsor with respect to each of the MESPA, the MOMA and the Administrative Services Agreement, which Direct Agreements shall be in substantially the form of Exhibit 4.1.30 or otherwise reasonably satisfactory to the Purchasers.

Section 4.1.31 Anti-Terrorism Compliance. At least five Business Days prior to the Closing Date, each Purchaser shall have received all documentation and other information requested by such Purchaser, which is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, or pursuant to such Purchaser’s internal policies.

Section 4.1.32 Flood Insurance. The Company shall have delivered to each of the Purchasers evidence from the Insurance Consultant of flood insurance or evidence from the Insurance Consultant that flood insurance is not required, each in form and substance satisfactory to the Purchasers.

Section 4.1.33 Effectiveness of Tariff. The Tariff and the Gas Tariff shall be final, non appealable and in full force and effect.

Section 4.1.34 Regulatory Status. The Company shall have delivered to each of the Purchasers (a) a self-certification by the Company filed with FERC that the Project is an Eligible Facility and that the Company is an Exempt Wholesale Generator, (b) an order issued by FERC authorizing the Company to sell electricity, capacity and ancillary services at market- based rates and issuing such blanket authorizations and waivers of regulation typically granted to sellers at market-based rates and (c) all necessary approvals from any Governmental Authority in respect of the Tariff.

Section 4.1.35 Tariff Compliance.

(i) The Sponsor shall be a Qualified Fuel Cell Provider which has been designated by an agency of the State of Delaware as an “economic development opportunity” within the meaning of the REPS Act.

(ii) The Company shall be a PJM Member (as defined in the Tariff) and shall have entered into (i) all required PJM Agreements required for the performance of the Company’s obligations in connection with the Project and the Tariff or the Company shall have entered into an agreement with a Market Participant (as defined in the Tariff) that will perform some or all of the Company’s PJM-related obligations in connection with the Project and the Tariff.

(iii) The Company shall have obtained all necessary authorizations from FERC to sell Energy at market-based rates as contemplated by the Tariff and shall be in compliance with such authorization.

Section 4.1.36 Existing Systems. The Company shall have delivered to each of the Purchasers evidence that the Existing Systems have achieved COD, in form and substance satisfactory to the Purchasers.

Section 4.1.37 Other Real Estate Requirements. The Company shall have delivered to each of the Purchasers:

(i) a copy of the Mortgage encumbering the Mortgaged Property in favor of the Collateral Agent, duly executed and acknowledged by the Company, and otherwise in form for recording in the recording office of New Castle County, Delaware, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a Lien under applicable law;

(ii) with respect to the Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as are necessary to consummate the transactions hereunder contemplated or as shall reasonably be deemed necessary by the Purchasers;

(iii) evidence reasonably acceptable to the Purchasers of payment by the Company of all Title Policy premiums, search and examination charges, and related charges, mortgage recording Taxes, fees, charges, costs and expenses required for the recording of the Mortgage and issuance of the Title Policy;

(iv) with respect to any Real Property in which the Company holds possession by lease or easement (other than where the lessor is the State of Delaware or a subdivision thereof, or DPL), both (a) an agreement by the fee owner to obtain a nondisturbance agreement from each lienholder against the fee interest in such Real Property, and (b) a nondisturbance agreement from any such existing lienholder, in each case in form and substance reasonably satisfactory to the Purchasers;

(v) copies of all Leases or easements in which the Company holds the lessor’s interest or other agreements relating to possessory interests, if any, in the Real Property. To the extent any of the foregoing affect any Real Property, such agreement shall be subordinate to the Lien of each Mortgage to be recorded against the Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be acceptable to the Purchasers;

(vi) evidence reasonably acceptable to the Purchasers that the Company and each other Major Project Participant have obtained and hold all easements or other possessory rights in real estate, together with necessary real property permits and crossing rights (collectively, “Rights of Way”) necessary for (a) performance in full of each such Person’s obligations under the Operative Documents and each Permit by which such Person or its assets is bound, and (b) the development, leasing, construction and operation of the Project in accordance with the Base Case Projections. The use of such Rights of Way shall not encroach on or interfere with property adjacent to such Rights of Way or existing easements or other rights (whether on, above or below ground) and the full length of the Rights of Way shall be continuous, without break, gap or interruption;

(vii) the Company has a good, marketable and insurable (a) leasehold interest in the Sites, (b) easement interest in the Easements, and (c) interest in any other Real Property; and

(viii) each Mortgage is a valid first Lien on the Company’s right, title and interest in the applicable Mortgaged Property (including, without limitation, the Rights of Way), free and clear of all Liens, encumbrances and exceptions to title whatsoever, other than (a) the Title Exceptions and (b) Permitted Liens.

Section 4.1.38 Solvency Certificate. The Company shall have delivered to each of the Purchasers a certificate from the president of the Company certifying that the Company is Solvent after giving effect to the transactions contemplated hereby.

Section 4.1.39 Title Policy. The Company shall have delivered to the Collateral Agent (a) an ALTA extended coverage policy of title insurance (2006 form) issued by the Title Insurer and in form and substance acceptable to the Purchasers which policy shall insure that the Mortgage creates a valid first priority Lien on, and security interest in, the

Mortgaged Property free and clear of all defects and encumbrances, except the Title Exceptions, and containing such endorsements thereto as are reasonably requested by the Purchasers, or (b) the unconditional and irrevocable commitment of the Title Insurer to issue such a policy, in each case in a coverage amount equal to $144,812,500.

Section 4.1.40 DPL Agreements. The Company shall have delivered to each of the Purchasers a copy of any agreement entered into with DPL that DPL will honor any notices received from Collateral Agent pursuant to a power of attorney granted by the Company under the Collateral Documents as if such notice were delivered by the Company under the Tariff.

Section 4.1.41 Recapture Indemnities and Guaranties. The Company shall have delivered to each of the Purchasers copies of each of the executed Recapture Indemnities and Guarantees, each of which shall be in full force and effect as of the Closing Date and each of which shall be in form and substance satisfactory to the Purchasers.

Section 4.1.42 Interconnection Service. For each System at a Site (a) the Company has obtained the relevant Interconnection Agreement for such Site (which shall be in full force and effect), with rights to delivery of the full capacity of that portion of the Project expected to be installed at such Site; and (b) all necessary network upgrades required under each such Interconnection Agreement for interconnection service at such Site have been completed and such interconnection service is fully available.

Section 4.1.43 Red Lion Transmission Line. For each System at the Red Lion Site, the approximate half-mile transmission line connecting the Red Lion Site to the Red Lion substation and the point of interconnection to the PJM Grid shall have been completed and the Company shall have provided evidence to each of the Purchasers that no other party shall be entitled to displace the Company’s access to such line in the amount necessary to accommodate the full output from the Red Lion Site (such evidence may consist of the Interconnection Agreement to be entered into with respect to the Red Lion Site if such agreement has the effect of providing that the Company has the right to place its full output on the line without displacement by any other party).

Section 4.1.44 Utilities. The Company shall have delivered to each of the Purchasers reasonably satisfactory evidence that all process water, sewer, telephone, waste disposal, electric and all other utility services necessary for the development, construction, ownership and operation of the Project are either contracted for, or readily available on commercially reasonable terms, at the Project.

Section 4.1.45 Legality. No federal, state or law or regulation, or any interpretation thereof, exists which would make the Notes, or the securing of the Notes by the Collateral, or any other aspect of the transactions contemplated herein, illegal, or which would subject the Purchasers or any of their Affiliates to any penalties, sanctions or fines.

Section 4.1.46 Utility Laws. No federal, state or local law or regulation exists as of the Closing Date under which any Purchaser would become, solely as a result of the transactions contemplated in the Credit Documents, subject to or not exempt from regulation as an “electric utility,” “electric corporation,” “electrical company,” “public utility,” or “holding company” under the FPA, PUHCA or the laws of the State of Delaware, except a Purchaser may become subject to such regulation upon the exercise of remedies under the Credit Documents.

Section 4.2 Conditions Precedent to All Drawdowns.

The obligations of the Holders to permit any Drawdown from the Construction Escrow Account are, in each case, subject to the prior satisfaction by the Company of each of the following conditions (unless waived in writing by the Required Holders):

Section 4.2.1 Drawdown Certificate and Independent Engineer’s Drawdown Certificate.

(a) At least seven Business Days prior to the proposed date of a Drawdown, the Company shall have provided each of the Holders and the Independent Engineer with a duly executed copy of a Drawdown Certificate, dated the date of delivery of such certificate, setting forth the date of the proposed occurrence of such Drawdown and signed by a Responsible Officer of the Company, substantially in the form of Exhibit 4.2.1(a) (the “Drawdown Certificate”).

(b) At least four Business Days prior to the proposed date of a Drawdown, the Independent Engineer shall have provided each of the Holders (with a copy to the Company) with a certificate of the Independent Engineer signed by an authorized representative of the Independent Engineer, substantially in the form of Exhibit 4.2.1(b) (the “Independent Engineer’s Drawdown Certificate”).

(c) At least two Business Days prior to the proposed date of a Drawdown, the Company shall have provided each of the Holders (with a copy to the Independent Engineer) with a certificate confirming that COD has occurred with respect to the Systems being funded under the requested Drawdown and signed by an authorized representative of the Company, substantially in the form of Exhibit 4.2.1(c) (the “Company’s COD Certificate”).

(d) At least one Business Day prior to the proposed date of a Drawdown, the Independent Engineer shall have provided each of the Holders with a certificate dated the date of delivery of such certificate, confirming that COD has occurred with respect to the Systems being funded under the requested Drawdown, substantially in the form of Exhibit 4.2.1(d) (the “Independent Engineer’s COD Certificate”).

(e) The Company shall use all reasonable efforts to provide the Holders and the Independent Engineer with drafts of any certificates and other materials to be delivered pursuant to this Section 4.2.1 in advance of the time frames listed above as reasonably requested by the Holders.

Section 4.2.2 Available Funds. After taking into consideration the making of the applicable Drawdown, the Required Holders (based on consultation with the Independent Engineer) shall have reasonably determined that Available Funds shall not be less than the aggregate unpaid amount required to cause Final Completion to occur in accordance with all Legal Requirements, the MESPA, each other Project Document pursuant to which construction work with respect to the Project is being performed and the Credit Documents on or before the Date Certain and to pay or provide for all anticipated non-construction Project Costs, all as set forth in the then-current Project Budget.

Section 4.2.3 Permits.

(a) Each Applicable Permit and Applicable Third Party Permit shall have been duly obtained and issued or been assigned in the Company’s or the applicable third party’s name, shall be in full force and effect, shall not be subject to any current legal proceeding, and shall not be subject to any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation of such Applicable Permit and Applicable Third Party Permit, and all applicable appeal periods with respect to such Applicable Permit and Applicable Third Party Permit shall have expired.

(b) The Permits which have been obtained by the Company shall not be subject to any restriction, condition, limitation or other provision that could reasonably be expected to have a Material Adverse Effect.

Section 4.2.4 Lien Releases. Subject to the Company’s right to contest Liens as described in the definition of “Permitted Liens,” the Company shall have delivered (such delivery may be conditioned upon concurrent receipt of payment by the relevant Person) if applicable, to each of the Holders duly executed Lien waivers relating to mechanics’ and materialmen’s Liens, in form and substance reasonably acceptable to each Holder.

Section 4.2.5 Acceptable Work; No Liens. All work that has been done on the Project has been done in a good and workmanlike manner and in accordance with the MESPA, and there shall not have been filed against any of the Collateral or otherwise filed with or served upon the Company with respect to the Project or any part thereof, notice of any Lien, claim of Lien or attachment upon or claim affecting the right to receive payment of any of the moneys payable to any of the Persons named on such request which has not been released by payment or bonding or otherwise or which will not be released with the payment of such obligation out of the proceeds of the Notes, other than Permitted Liens.

Section 4.2.6 Specific Milestones.

(a) Infrastructure Buildout. For each Funded System at a Site, all necessary shared infrastructure at such Site necessary for installation of such Funded System, including without limitation the “BOF Work” for such Site, as such term is defined in the MESPA, shall have been completed, as certified by the Independent Engineer in the Independent Engineer’s Drawdown Certificate.

(b) 10 MW Limit. For the first Funded System which will cause the Project to exceed 10 MW of nameplate capacity, the Sponsor shall have built a permanent manufacturing facility for Systems located in the State of Delaware, and such Funded System, and all Systems installed following the installation of the System which causes the Project to exceed such 10 MW threshold, shall have been sourced from such manufacturing facility.

Section 4.2.7 Tariff Compliance. The Company shall be in compliance with the Tariff in all respects.

Section 4.2.8 System COD. Each System being financed with such Drawdown has achieved COD.

Section 4.2.9 Equity Funding; Proportional Funding.

(a) Each quarter prior to any System being placed in service, the Tax Equity Investors shall have contributed to the Pledgor and the Pledgor in turn shall have contributed to the Company 20% of the aggregate purchase price of the Systems to be placed in service, consistent with the Base Case Projections.

(b) Concurrently with any Drawdown, the Tax Equity Investors shall have contributed to the Pledgor and the Pledgor in turn shall have contributed to the Company (in addition to the contribution described in Section 4.2.9(a)) 30.20% of the aggregate purchase price of the Systems placed in service through the date of such Drawdown, consistent with the Base Case Projections.

(c) After giving effect to any Drawdown, the ratio of amounts drawn from the Construction Escrow Account to the total Notes shall not exceed the ratio of the aggregate nameplate capacity of commissioned Systems to 30 MW.

Section 4.3 Conditions Precedent to each Credit Event.

Section 4.3.1 Representations and Warranties.

(a) Each representation and warranty of each Credit Party in any of the Credit Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such Credit Event, before and after giving effect to the applicable Credit Event, with the same effect as though made on and as of such date, unless such representation or warranty expressly relates solely to an earlier date; and the Company shall have certified to the Purchasers or Holders, as applicable, as to the foregoing.

(b) Each representation and warranty of each Major Project Participant contained in the Operative Documents (other than this Agreement) shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” or the like shall be true and correct in all respects) on and as of the date of such Credit Event, before and after giving effect to the Credit Event, with the same effect as though made on and as of such date, unless such representation and warranty expressly relates solely to an earlier date.

Section 4.3.2 No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing or will result from the relevant Credit Event.

Section 4.3.3 No Material Adverse Effect. At any time following the Closing Date, there shall not have occurred and be continuing any event, circumstance or condition that has, or could reasonably be expected to have, a Material Adverse Effect.

Section 4.3.4 Additional Documentation. With respect to Additional Project Documents and Applicable Permits entered into or obtained, transferred or required (whether because of the status of the development, construction or operation of the Project or otherwise) since the date of the most recent Credit Event, the Purchasers shall have received copies of such Additional Project Documents and material Applicable Permits.

Section 4.4 Conditions Precedent to Final Completion

The Final Completion Date shall occur upon the satisfaction or waiver in writing by the Required Holders of the following conditions:

Section 4.4.1 Lien Releases. The Company shall have delivered (such delivery may be conditioned upon concurrent receipt of payment by the relevant Person) if applicable, to each of the Holders duly executed Lien waivers relating to mechanics’ and materialmen’s Liens, in form and substance reasonably acceptable to each Holder.

Section 4.4.2 No Liens. There shall not have been filed with or served upon the Company with respect to the Site, the Project or any part thereof notice of any Lien or claim of Lien that has not been discharged, other than Permitted Liens.

Section 4.4.3 Final Completion Certificate of the Company. Each of the Holders shall have received a certificate from the Company, in substantially the form of Exhibit 4.4.3 certifying that:

(a) all facilities necessary for the Project as contemplated under the Tariff and the Operative Documents:

(i) have been constructed, installed, completed, tested, commissioned and paid for in accordance with the Operative Documents; and

(ii) have been completely constructed utilizing standards of workmanship and materials in accordance with the MESPA and in accordance with the terms of the Tariff and Prudent Electrical Practices (as defined in the MESPA) and all relevant equipment shall have been installed and be operating in accordance with the MESPA;

(b) each of the Systems shall have achieved COD; and

(c) 30 MW of Systems shall have passed the Performance Tests and have demonstrated performance at or better than nameplate capacity on or before the Date Certain, or if less than 30 MW of Systems have passed such Performance Tests and demonstrated such performance, the Company shall have paid the Buydown Amount.

Section 4.4.4 Final Completion Certificate of the Independent Engineer. Each of the Holders shall have received a certificate from the Independent Engineer, in substantially the form of Exhibit 4.4.4 certifying, among other things, as to the matters set forth in Section 4.4.3.

Section 4.4.5 Major Project Documents. All Major Project Documents shall be in full force and effect and no default or event of default shall have occurred and be continuing under any Major Project Document.

Section 4.4.6 Applicable Permits. The Company (i) shall have obtained and delivered to each of the Holders copies of all material Applicable Permits obtained or to be obtained by or in the name of the Company and required to operate the Project, and (ii) shall be in compliance with all material Applicable Permits in all material respects thereunder.

Section 4.4.7 Tariff. The Tariff shall be final, non-appealable and in full force and effect.

Section 4.4.8 Debt Service Reserve Account. The Debt Service Reserve Account shall be fully funded up to the Debt Service Reserve Requirement in cash.

Section 4.4.9 Title Insurance. The Title Company shall have issued to the Collateral Agent no more than two (2) Business Days prior to the Final Completion Date an endorsement to the Title Policy in form and substance reasonably satisfactory to the Required Holders insuring the continued priority of the Lien of the Mortgage over any mechanics’ and materialmen’s liens or other construction liens or related notices as of the Final Completion Date.

Section 4.4.10 Notice of Final Completion. Each of the Holders shall have received a notice of Final Completion at least three (3) Business Days before the Final Completion Date.

ARTICLE 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1 Organization; Power and Authority.

(a) The Company is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the other Operative Documents to which is a party (including, without limitation, the Notes) and to perform the provisions hereof and thereof, including to construct, own and operate the Project.

(b) The sole member of the Company is the Pledgor.

Section 5.2 Authorization, Etc. This Agreement and the other Operative Documents to which the Company is a party (including, without limitation, the Notes) have been duly authorized by all necessary limited liability company action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each other Operative Document to which the Company is a party will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3 Disclosure. The Company, through its agent, J.P. Morgan Securities, Inc. (the “Placement Agent”) has delivered to each Purchaser a copy of a Private Placement Memorandum, dated January 2013 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to February 13, 2013 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light, as of the date such information is dated or certified, of the circumstances under which they were made; provided, that to the extent any such information, report, financial statement, certificate, Certificate of Drawdown, exhibit, schedule or other document was based upon or constitutes a forecast or projection, the Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, certificate, Certificate of Drawdown, exhibit, schedule or other document. Except as disclosed in the Disclosure Documents, since December 31, 2011, there has been no change in the financial condition, operations, business, properties or prospects of the Company except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4 Subsidiaries. The Company does not have any Subsidiaries.

Section 5.5 Financial Statements; Material Liabilities. The Company has delivered to each of the Purchasers copies of the financial statements of the Company and Sponsor listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of each of the Company and Sponsor, as applicable, as of the respective dates specified in such Schedule and the results of their respective operations and cash flows and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company does not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6 Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which the Company is a party (including, without limitation, the Notes) will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than pursuant to the Credit Documents) in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, Governing Documents, or any other agreement or instrument to which the Company is bound or by which the Company or its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

Section 5.7 Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority after the date hereof is required in connection with the execution, delivery or performance by the Company of this Agreement or another Operative Documents to which the Company is a party (including, without limitation, the Notes).

Section 5.8 Observance of Agreements, Statutes and Orders. The Company is not (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9 Taxes. The Company has filed all tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of U.S. federal, state or other taxes for all fiscal periods are adequate.

Section 5.10 Reserved.

Section 5.11 Licenses, Permits, Etc.

(a) The Company owns or has the right to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are necessary for the operation of its business, without known conflict with the rights of others. No product or service of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

(b) To the Knowledge of the Company, there is no violation by any Person of any right of the Company with respect to any license, patent, copyright, service mark, trademark, trade name or other right owned or used by the Company.

(c) There exists no pending or threatened claim or litigation against or affecting the Company contesting its right to sell or use any such product, process, method, substance, part or other material.

(d) The Company owns no registered patents, copyrights or trademarks, or applications therefor.

Section 5.12 Compliance with ERISA.

(a) The Company and each ERISA Affiliate have operated and administered each Plan (other than any Multiemployer Plan) in compliance in all material respects with all applicable laws. Neither the Company nor any ERISA Affiliate has incurred any material liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to such penalty or excise tax provisions or to section 4068 of ERISA.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred any partial or complete withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company is zero.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)- (D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of, each Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13 Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 25 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14 Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes (i) on the Closing Date as set forth in Section 9.7(a)(A) and (ii) thereafter as set forth in Section 9.7(a)(B). No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute any of the value of the assets of the Company and the Company does not have any present intention that margin stock will constitute any of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15 Existing Debt; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company as of the Closing Date (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company. The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company and no event or condition exists with respect to any Debt of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6.

(c) The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company, any agreement relating thereto or any other agreement (other than its charter or other organizational document and the Credit Documents) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company, except as specifically indicated in Schedule 5.15.

Section 5.16 Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) or (ii) a department, agency or instrumentality of, or is otherwise Controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (ii), a “Blocked Person”).

(b) No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Controlled Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person.

(c) To the Company’s actual knowledge after making reasonable inquiry, neither the Company nor any Controlled Entity (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable Anti-Money Laundering Laws.

(d) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity on behalf of a Governmental Authority, in order to obtain, retain or direct business or obtain any improper advantage. The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable anti-corruption laws and regulations.

Section 5.17 Status under Certain Statutes. The Company is not subject to regulation under the Investment Company Act of 1940, as amended.

Section 5.18 Environmental Matters. (a) The Company has no knowledge of any claim nor has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its real properties now or formerly owned, leased or operated by it or other assets of the Company, alleging any damage to the environment arising out of or related to the operations of the Company or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) The Company has no Knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by it or to other assets of the Company or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c) The Company has not stored any Hazardous Substances on real properties now or formerly owned, leased or operated by it and has not disposed of any Hazardous Substances in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

Section 5.19 Permits.

(a) There are no Permits under existing Legal Requirements with respect to the Project that are or will become Applicable Permits other than the Permits listed on Schedule 5.19. All Applicable Permits have been issued and are in full force and effect and not subject to current legal proceedings or to any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation, and except as disclosed in Schedule 5.19, all applicable appeal periods with respect thereto have expired. The Company is in compliance in all material respects with any Applicable Permit that has been issued and, to the Company’s Knowledge, no other Person is in material violation of any issued Applicable Third Party Permit under which such Person is the permittee.

(b) With respect to any of the Permits which are not yet Applicable Permits or, to the Knowledge of the Company, Applicable Third Party Permits, no fact or circumstance exists which makes it likely that any such Permit will not be timely obtainable by the Company or the applicable Person (a) prior to the time that it becomes an Applicable Permit or Applicable Third Party Permit, as applicable, (b) without delay materially in excess of the time periods thereof in the Project Schedule (if applicable), (c) without expense materially in excess of the amounts provided therefor in the then-current Project Budget and (d) without being inconsistent in any material respect with any of the Operative Documents.

(c) Except as disclosed in Schedule 5.19, the Permits which have been obtained by the Company or, to the Company’s Knowledge, any other person identified in Schedule 5.19 shall not be subject to any restriction, condition, limitation or other provision that could reasonably be expected to have a Material Adverse Effect.

Section 5.20 Solvency. The Company is Solvent both before and after taking into account the transactions contemplated by the Credit Documents.

Section 5.21 Insurance. All insurance policies then required to be maintained by the Company and, to the Company’s Knowledge, each other Major Project Participant pursuant to the terms of the Operative Documents are in full force and effect, and all premiums then due and payable have been paid.

Section 5.22 Litigation.

(a) Except as set forth in Schedule 4.1.22, as of the Closing Date, no action, litigation, suit, proceeding or investigation before or by any court, arbitrator or other Governmental Authority is pending or, to the Company’s Knowledge, threatened in writing by or against the Company, or any other Credit Party or, to the Company’s Knowledge, Major Project Participant as relates to the Project, or any of their respective properties that relate to the Project.

(b) As of the Closing Date, the Company has no Knowledge of any order, judgment or decree having been issued or proposed to be issued by any Governmental Authority that, as a result of the construction, development, ownership or operation of the Project by the Company, the sale of electricity therefrom by the Company or the entering into of any Operative Document or any transaction contemplated hereby or thereby, could reasonably be expected to cause or deem any Secured Party or the Company or any Affiliate of any of them to be subject to, or not exempted from, regulation under PUHCA, or treated as a public utility under the laws of the State of Delaware as presently constituted and as construed by the courts of the State of Delaware, respecting the rates or the financial or organizational regulation of electric utilities.

(c) After the Closing Date, (a) there is no pending or, to the Company’s Knowledge, threatened action, litigation, suit, proceeding or investigation of any kind, including actions or proceedings of or before any Governmental Authority or arbitrator to which the Company or any other Credit Party is a party, or by which any of them or any of their properties that relate to the Project are bound and (b) there is to the Company’s Knowledge, no pending or threatened action, litigation, suit, proceeding or investigation of any kind, including actions or proceedings of or before any Governmental Authority to which any Major Project Participant is a party, or by which any of them or any of their properties that relate to the Project are bound, which, in either case, has not been disclosed by the Company to the Purchasers in accordance with, and to the extent required by this Agreement, or which could reasonably be expected to have a Material Adverse Effect.

Section 5.23 Labor Matters. The Company is not engaged in any unfair labor practice that has had or could (individually or together with other similar unfair labor practices) reasonably expected to have a Material Adverse Effect.

Section 5.24 Governmental Regulation.

(a) As of the Closing Date, the Company is not subject to regulation as (a) an “electric utility company”, a “public-utility company” or a “holding company” or a “subsidiary company” of a “holding company” in each case as such term is defined under PUHCA, or (b) an “electric supplier”, a “retail electricity supplier” or a “public utility” under the laws of the State of Delaware. The Company is an Exempt Wholesale Generator and a “public utility” under the FPA with authority to make wholesale sales at market-based rates, with waivers of regulations and blanket authorizations that are customarily granted by FERC to a public utility with market- based rate authority, and such Exempt Wholesale Generator status and market-based rate authorization shall be in full force and effect, not subject to any pending protest or challenge.

(b) None of the Secured Parties nor any Affiliate of any of them will, solely as a result of the construction, ownership, leasing or operation of the Project, the sale of wholesale electric capacity, energy or ancillary services therefrom, the issuance of the Notes, or the entering into of any Operative Document in respect of the Project or any transaction contemplated hereby or thereby, be subject to, or not exempt from, regulation under the FPA or PUHCA or under state laws and regulations respecting the rates or the financial regulation of electric utilities, except that the exercise of remedies, as provided for under the Credit Documents, may cause any such Person to be subject to such regulation. The Company will not be subject to regulation as a “retail electricity supplier,” an “electric supplier” or a “public utility” under the laws of the State of Delaware then in effect.

Section 5.25 Ranking of Obligations; Perfection and Priority of Liens.

(a) This Agreement and the Notes and the obligations evidenced hereby and thereby are and will at all times (i) be direct and unconditional general obligations of the Company and (ii) rank in right of payment and otherwise at least pari passu with all other senior secured Debt of the Company, whether now existing or hereafter incurred.

(b) The provisions of the Collateral Documents to which the Company is a party are effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, as security for the obligations purported to be secured thereby, a legal, valid and enforceable Lien on and security interest in all of the Collateral purported to be covered by such Collateral Documents, and all other necessary and appropriate action has been taken so that each such Collateral Document creates, or upon the filing of any necessary filing statements will create, a perfected Lien on and perfected security interest in all right, title and interest of the Company in the Collateral covered thereby, prior and superior to the rights of all third persons and subject to no Liens other than Permitted Liens. The Company has good, legal and valid title to all items of Collateral covered by each Collateral Document to which it is a party free and clear of all Liens other than Permitted Liens.

Section 5.26 Project Construction. To the best of the Company’s Knowledge, all work done on the Project has been done in a good and workmanlike manner, free of any material defects, and in accordance in all material respects with the Major Project Documents, Prudent Electrical Practices and all Legal Requirements.

Section 5.27 Adverse Change.

(a) As of the Closing Date, there is no fact known to the Company which has had or could reasonably be expected to have a Material Adverse Effect which has not been disclosed to the Purchasers (as of such date) by or on behalf of the Company on or prior to the Closing Date in connection with the transactions contemplated hereby.

(b) Since the Closing Date, no event, circumstance or condition has occurred and is continuing that constitutes or could reasonably be expected to result in a Material Adverse Effect.

Section 5.28 Major Project Documents. True, correct and complete copies of all Major Project Documents together with all amendments, modifications or supplements thereof as currently in effect have been delivered to the Purchasers. Each Major Project Document is in full force and effect and, to the Company’s Knowledge, no breaches or defaults have occurred and are continuing thereunder.

Section 5.29 Sufficiency of Rights. Other than those that can be reasonably expected to be commercially available when and as required, the services to be performed, the materials to be supplied and the real property interests, the Easements and other rights granted, or to be granted, pursuant to the Project Documents in effect as of such date:

(a) comprise all of the interests necessary to secure any right material to the acquisition, leasing, development, construction, installation, completion, operation and maintenance of the Project in accordance with all Legal Requirements and in accordance with the Project Schedule, all without reference to any proprietary information not owned by or available to the Company;

(b) are sufficient to enable the Project to be located, constructed, developed, owned, occupied, operated, maintained and used on the Sites and the Easements; and

(c) provide adequate ingress and egress from the Sites for any reasonable purpose in connection with the construction and operation of the Project.

Section 5.30 Real Estate.

(a) The Company owns and possesses (a) good and valid leasehold interests in and to the Sites, (b) valid and subsisting easement interests and licenses in and to the Easements, and (c) interests in any other Real Property, in each case free and clear of all Liens, encumbrances or other exceptions to title, other than (i) as of the Closing Date, the Title Exceptions and (ii) as of any date thereafter, Permitted Liens.

(b) The Mortgage is a valid first priority Lien on the Company’s right, title and interest in the Mortgaged Property (including, without limitation, to the extent permitted by law, the real property permits and crossing rights), free and clear of all Liens, encumbrances and exceptions to title whatsoever, other than (a) as of the Closing Date, the Title Exceptions and (b) as of any date thereafter, the Title Exceptions and Permitted Liens described in clause (a) or (b) of the definition thereof (to the extent the same are afforded priority over the Lien of the Mortgage by operation of law).

(c) With regard to each of the Real Property Documents, (a) each such Real Property Document is valid and effective against the Company and, to the Company’s Knowledge, the counterparties thereto, in accordance with the terms thereof, (b) neither the Company, nor to the Company’s Knowledge, any of the counterparties thereto, is in breach or default under such Real Property Document, and (c) to the Company’s Knowledge, no event or circumstance has occurred or currently exists which, with notice or lapse of time or both, would become a default by the Company or the counterparties thereto under such Real Property Document. No notice of default under any Real Property Document has been delivered to the Company or, to the Company’s Knowledge, the counterparties thereto.

(d) The Company has not received written notice from any Governmental Authority of any pending or threatened proceeding to condemn or take by power of eminent domain or otherwise, by any Governmental Authority, all or any material part of the Real Property or any interest therein.

(e) None of the Mortgaged Property is subject to or encumbered by any option, right of first refusal or other contractual right or obligation to sell, assign or dispose of such Mortgaged Property or any interest therein.

Section 5.31 Flood Zone Disclosure. The Sites and Easements do not and will not include “improved real estate” (as such term is used in the Flood Disaster Protection Act of 1973, as amended) located in an area that has been identified by the Federal Emergency Management Agency as an area having special flood or mudslide hazards.

Section 5.32 Investments. Other than Permitted Investments, the Company has not acquired an equity interest in, acquired all or substantially all of the assets of, loaned money, extended credit or made advances to, or made deposits with (other than deposits or advances in relation to the payment for goods and equipment in the ordinary course of business the making of which is expressly contemplated pursuant to the Operative Documents), any Person.

Section 5.33 No Recordation, Etc. Each Operative Document is in proper legal form under the respective governing laws selected in such Operative Document (a) for the enforcement thereof in such jurisdictions against the Company and each other party thereto without any further action on the part of the Secured Parties, and (b) to ensure the legality, validity, enforceability, priority or admissibility in evidence of any such document it is not necessary that such document or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in such jurisdiction or that any registration charge or stamp or similar tax be paid on or in respect of any such document, except for the recordation of the Collateral Documents and filing and recordation of such other documents as specifically contemplated pursuant to this Agreement.

Section 5.34 Organizational ID Number; Location of Tangible Collateral.

(a) The Company’s Delaware organizational identification number is 4969078.

(b) All of the tangible Collateral is, or when installed pursuant to the Project Documents will be, located on one of the Sites or the Easements or at the Company’s address set forth in Article 18; provided, that equipment may be temporarily removed from the Sites and/or the Easements from time to time in the ordinary course of business.

ARTICLE 6.	REPRESENTATIONS OF THE PURCHASERS.

Section 6.1 Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the

Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2 Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section VI(e) of the QPAM Exemption) maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of section IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in section IV(d) of the INHAM Exemption) owns a 10% or more interest in the Company (as determined under Part IV(d) of the INHAM Exemption, as amended effective April 1, 2011) and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include “plan assets” within the meaning of 29 CFR 2510.3-101, as modified by section 3(42) of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3 Institutional Accredited Investor. Each Purchaser severally represents that it is an institutional investor that is an “accredited investor” within the meaning of Rule 501 under the Securities Act and that it has such knowledge and experience in financial and business matters that it is capable of evaluating and bearing the economic risk of an investment in the Notes.

ARTICLE 7.	INFORMATION AS TO COMPANY.

Section 7.1 Financial Statements and Rating Letter. The Company shall deliver to each Purchaser and each Holder of a Note that is an Institutional Investor:

(a) Annual Financial Statements. As soon as practicable and in any event within 90 days after the close of each applicable fiscal year, audited financial statements of the Company and Sponsor (it being acknowledged that such requirement may be satisfied by the delivery of the appropriate report on Form 10-K filed with the SEC, if applicable), all prepared in accordance with GAAP consistently applied and setting forth, in each case, in comparative form the figures for the previous fiscal year. Such financial statements shall include a statement of equity, a balance sheet as of the close of such year, an income and expense statement, reconciliation of capital accounts (where applicable), a statement of cash flow and summary results of hedging and trading activities (in the case of the Company only), reported on without a qualification arising out of the scope of the audit, and certified by an independent certified public accountant of nationally recognized standing selected by the Person whose financial statements are being prepared. Such certificate shall not be qualified or limited because of restricted or limited examination by such accountant. The relevant accountant for the Company shall also certify that in making the examination necessary for reporting on the foregoing financial statements no knowledge was obtained of any Default or Event of Default, except as disclosed in such certificate.

(b) Quarterly Statements. As soon as practicable and in any event within 45 days after the end of the first, second and third quarterly accounting periods of its fiscal year (commencing in the case of the Company with the fiscal quarter ending June 30, 2013) unaudited quarterly balance sheet of the Company and Sponsor as of the last day of such quarterly period and the related statements of income, cash flows, and shareholders’ or members’ equity (as applicable) for such quarterly period and (in the case of second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year (it being acknowledged that such requirement may be satisfied by the delivery of the appropriate report on Form 10-Q filed with the SEC, if applicable) all prepared in accordance with GAAP consistently applied (subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosures).

(c) Rating Letter. Promptly after receipt thereof (i) a copy of the final ratings letter obtained by the Company and (ii) each ratings letter obtained by the Company in accordance with Section 9.22.

Section 7.2 Other Reporting Requirements.

(a) Construction Progress Reports. The Company shall deliver to each of the Holders and the Independent Engineer, at least as frequently as each Drawdown Certificate, progress reports of the construction of the Project, in reasonable detail.

(b) Operating Report. The Company shall deliver to each of the Holders within 30 days after the end of each full quarter occurring after the Closing Date, a summary operating report with respect to the Project, which shall include, with respect to the period most recently ended (a) a monthly and year-to-date numerical and narrative assessment of (i) the Project’s compliance with each material category in the then-current Annual Operating Budget, (ii) electrical production, capacity, availability and delivery, including any reports delivered under the MESPA and MOMA, (iii) fuel use, including heat rate, (iv) plant and unit availability, (v) distributions to Pledgor, debt service payments and balances in the Accounts, (vi) Hot Box Replacements, (vii) material unresolved disputes with contractors, materialmen, suppliers or others and any related claims against the Company and (viii) warranty claims under the MESPA or MOMA; and (b) to the extent applicable, a comparison of year-to-date figures to corresponding figures provided in the prior year.

(c) Notice of Default or Event of Default — The Company shall deliver to each of the Holders promptly, and in any event within five Business Days after a Responsible Officer of the Company becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11.4, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

(d) ERISA Matters — The Company shall deliver to each of the Holders promptly, and in any event within five days after a Responsible Officer of the Company becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan (other than any Multiemployer Plan) that is subject to Title IV of ERISA, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan subject to Title IV of ERISA, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect.

(e) Notices from Governmental Authority — The Company shall deliver to each of the Holders promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect.

(f) Requested Information — The Company shall deliver to each of the Holders with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K, if applicable) or relating to the ability of the Company to perform its obligations under the Credit Documents as from time to time may be reasonably requested by any Holder of a Note.

(g) New Documents — The Company shall deliver to each of the Holders promptly, but in no event later than five Business Days after execution and delivery thereof, a copy of each Additional Project Document.

(h) Litigation — The Company shall deliver to each of the Holders promptly, any notice with respect to any litigation pending or, to the Company’s Knowledge, threatened in writing against the Company, such notice to include, if requested in writing by any of the Holders, copies of all papers filed in such litigation and to be given monthly if any such papers have been filed since the last notice given.

(i) Cash Grant — The Company shall deliver to each of the Holders promptly, any notice, demand or other written communication delivered to the Company or any Affiliate thereof (if the Company has a copy thereof) by the U.S. Department of the Treasury or other Governmental Authority with respect to the Cash Grant and/or any Recapture Liabilities.

(j) Outage — The Company shall deliver to each of the Holders promptly, but in no event later than five days after occurrence thereof, (a) the scheduling of any outage with an anticipated duration in excess of five days and (b) any outage (scheduled or otherwise) with a duration in excess of five days.

(k) Other information — The Company shall deliver to each of the Holders promptly upon the Company’s receipt of the same, copies of material notices received by the Company under the Major Project Documents.

(l) Project Schedule — The Company shall deliver to each of the Holders promptly, any material modification to the Project Schedule.

(m) Rating Event — The Company shall notify each of the Holders promptly of the occurrence of a Rating Event and in any event within five Business Days of the occurrence thereof.

Section 7.3 Officer’s Certificate. Each set of financial statements of the Company delivered to a Holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Company certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.4 Visitation. The Company shall, subject to requirements of Governmental Rules, safety requirements and existing confidentiality restrictions imposed upon the Company by any other Person, and, if a Default or an Event of Default then exists, at the expense of the Company, permit employees or agents of each Holder of a Note and the Independent Engineer at any reasonable times and upon reasonable prior notice to the Company and the Operator, (i) to inspect all of the Company’s properties, including the Sites, (ii) to examine or audit all of the Company’s books, accounts and records and make copies and memoranda thereof, (iii) to communicate with the Company’s auditors outside the presence of the Company, (iv) to discuss the business, operations, properties and financial and other conditions of the Company with officers and employees of the Company and with its independent certified public accountants, and (v) to witness any Performance Tests.

ARTICLE 8.	PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1 Required Payments; Mandatory Prepayments; Offer to Repay.

Section 8.1.1 Required Payments. Installment payments of principal due on each Note shall be made in accordance with the Amortization Schedule on each Repayment Date and each Note shall mature and all remaining principal and accrued interest payment, fees and costs (and, if applicable, the Make-Whole Amount) shall be payable on the Maturity Date.

Section 8.1.2 Mandatory Prepayment. The Company shall prepay the principal amount of the Notes at 100% of the principal amount thereof, together with accrued and unpaid interest thereon and without payment of the Make-Whole Amount:

(i) with the Net Available Amount of the proceeds of any Loss Event in relation to the Project in which the Company receives more than $5,000,000 of insurance or other proceeds, subject to the Company’s right to repair and restore as set forth in Section 3.7.2(b) of the Depositary Agreement, pursuant to Section 3.7.2(c) of the Depositary Agreement; or

(ii) with the proceeds of warranty claims or refund claims received by the Company pursuant to Section 8.2(b) or Section 8.3 of the MESPA or Section 2.5 of the MOMA, other than with respect to amounts to be deposited into the System Refund Account;

(iii) to the extent required by Section 9.20 (Partial Completion Buydown); and

(iv) to the extent required by Section 3.8.2(b) of the Depositary Agreement.

All mandatory prepayments of Notes shall be applied in the inverse order of maturity against the remaining scheduled principal repayment amounts of the Notes other than any mandatory prepayment pursuant to Section 8.1.2(iii) above which shall be applied pro rata among all remaining installments of principal.

Section 8.1.3 Offer to Repay.

(a) The Company shall make to each Holder of the Notes an Offer to Repay (as defined in paragraph (b) below) the principal amount of the Notes at 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the Offer Settlement Date (as defined in paragraph (b) below) and without payment of the Make-Whole Amount or any premium as follows:

(i) upon the occurrence of a Change of Control; or

(ii) upon the occurrence of a Rating Event to the extent required by Section 9.23.

(b) Within thirty (30) days after the occurrence of any event described in paragraph (a) above requiring the Company to make an Offer to Repay, the Company shall prepare and provide to each Holder of a Note a notice (each, an “Offer to Repay Notice”), which shall be substantially in the form of Exhibit 8.1.3(b) and shall include an offer (the “Offer to Repay”) pursuant to the covenant in paragraph (a) above to repay, on the date (each, an “Offer Settlement Date”) that is twenty (20) Business Days after the date of the Offer to Repay Notice, all of such Holder’s Notes. Each Holder of a Note (or its appointee) wishing to accept the Offer to Repay shall reply, substantially in the form of Schedule 1 to Exhibit 8.1.3(b), indicating whether such Offer to Repay is accepted by the close of business on the fifth (5th) Business Day immediately preceding the Offer Settlement Date.

(c) Two Business Days prior to any Offer Settlement Date, the Company shall deliver to each Holder that has accepted an Offer to Repay pursuant to Section 8.1.3(b), a certificate of a Senior Financial Officer specifying the principal amount of the Notes of such Holder to be repaid on such Offer Settlement Date and the amount of accrued and unpaid interest thereon to the Offer Settlement Date to be paid on such Offer Settlement Date. On each Offer Settlement Date, the Company shall pay to those Holders who have accepted the related Offer to Repay the aggregate amount required to be paid pursuant to this Section 8.1.3.

(d) On the Offer Settlement Date, the Company shall deliver to each Holder that has not accepted an Offer to Repay pursuant to Section 8.1.3(b) a revised Amortization Schedule reflecting the amortization of the aggregate principal amount of Notes remaining outstanding through the Maturity Date.

Section 8.2 Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount, in the case of a partial prepayment, not less than the lesser of 5% of the aggregate principal amount of the Notes then outstanding and $2,000,000 at a redemption price equal to (i) 100% of the principal amount so prepaid, plus (ii) accrued and unpaid interest on the Notes being redeemed to the redemption date plus (iii) the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each Holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such Holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each Holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3 Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Sections 8.1.1, 8.1.2 and 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4 Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Article 8, the principal amount of each Note or portion thereof (in the case of a partial prepayment) to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make- Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5 Purchase of Notes. The Company will not and, to the extent of its power, will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes. In the event that any Affiliate of the Company acquires any of the Notes (pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement or otherwise), such Notes shall be deemed not to be outstanding for purposes of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding have approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding.

Section 8.6 Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% and (y) the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the- run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% and (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year), computed on the basis of a 360 day year composed of twelve 30 day months, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

ARTICLE 9.	AFFIRMATIVE COVENANTS.

The Company covenants that, so long as any of the Notes are outstanding:

Section 9.1 Compliance with Laws. Without limiting Section 10.5, the Company will comply with all laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, ERISA, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2 Insurance. Without cost to the Secured Parties, the Company shall maintain or cause to be maintained on its behalf in effect at all times the types of insurance required pursuant to Schedule 9.2, in the amounts and on the terms and conditions specified therein, from insurers of the quality specified in such Schedule or other insurance companies of recognized responsibility reasonably satisfactory to the Required Holders.

Section 9.3 Maintenance of Properties. Other than property disposed of in accordance with Section 10.4, the Company shall maintain (a) a good, marketable and insurable (i) leasehold interest in the Sites, (ii) easement interest in the Easements, and (b) good, legal and valid title to all of its other material properties and assets, in each case free of all Liens other than Permitted Liens. The Company shall generally keep all property useful and necessary in its business in good working order and condition.

Section 9.4 Payment of Taxes and Claims. The Company will file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on it or any of its properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the

Company, provided that the Company does not need to pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company on a timely basis in good faith and in appropriate proceedings, and the Company has established adequate reserves therefor in accordance with GAAP on the books of the Company or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 9.5 Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep its limited liability company existence in full force and effect. Subject to Sections 10.2 and 10.4, the Company will at all times preserve and keep in full force and effect all rights and franchises of the Company unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6 Books, Records. The Company shall maintain, or cause to be maintained, adequate books, accounts and records with respect to the Company and the Project, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company, and prepare all financial statements required hereunder, in each case in accordance with GAAP (subject, in the case of unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure) and in compliance with the regulations of any Governmental Authority having jurisdiction thereof.

Section 9.7 Use of Proceeds, Equity Contributions, Project Revenues.

(a) The Company shall use the proceeds of the sale of the Notes only (A) as of the Closing Date, (i) to fully repay any Debt outstanding under the Existing Financing Agreement, (ii) to fund the Debt Service Reserve Account up to the Debt Service Reserve Requirement, (iii) to fund the IDC Reserve Account in an amount equal to [***] (iv) to pay all fees and costs related to the transactions under this Agreement and the other Credit Documents and (v) to pay to the Pledgor the Permitted Distribution and (B) thereafter (i) to pay from the Construction Escrow Account Project Costs in respect of tested and commissioned Systems during the Ramp Up Period and (ii) to pay to the Pledgor the Final Completion Date Distribution.

(b) The Company shall apply Project Revenues and equity contributions as required by Sections 3.3.1, 3.5, 3.7 and 3.9 of the Depositary Agreement.

Section 9.8 Payment.

(a) Credit Documents. The Company shall pay all sums due under this Agreement and the other Credit Documents to which it is a party according to the terms hereof and thereof.

(b) Other Obligations. The Company shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its obligations under the Project Documents and all of its other obligations of whatever nature and howsoever arising, except such as may be contested in good faith or as to which a bona fide dispute may exist, provided that adequate cash reserves have been established for the payment thereof in the

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event such dispute were resolved unfavorably to the Company, or the Holders are satisfied in their reasonable discretion that non-payment of such obligation pending the resolution of such contest or dispute will not in any way endanger the Project or result in a Material Adverse Effect or that provision is made to the satisfaction of the Holders in their reasonable discretion for the posting of security (other than the Collateral) for or the bonding of such obligations or the prompt payment thereof in the event that such obligation is payable.

Section 9.9 Additional Direct Agreements. With respect to any Major Project Document entered into after the Closing Date, the Company shall use commercially reasonable efforts to cause the applicable counterparty to execute and deliver to the Collateral Agent a Direct Agreement in substantially the form of Exhibit 4.1.30, with such changes as are reasonably acceptable to the Required Holders (including dispensing with a Direct Agreement if deemed appropriate by the Required Holders).

Section 9.10 Performance of the Major Project Documents. The Company shall perform (to the extent not excused by force majeure events or the nonperformance of the other party and not subject to a good faith dispute) all of its material contractual obligations under the Major Project Documents.

Section 9.11 Utility Regulation. The Company shall take or cause to be taken all necessary or appropriate actions so that (a) (i) the Company will be an Exempt Wholesale Generator, and (ii) the Project will be an Eligible Facility at all times, (b) the Company and the Project shall not be subject to, or shall be exempt from, (A) regulation as a “public–utility company” or “holding company” under PUHCA, or (B) financial, organizational or rate regulation as an “electric utility”, “electric corporation” or any similar Person under the laws of the State of Delaware as presently constituted and as construed by the courts of the State of Delaware, and (c) the Company will be authorized under the FPA to sell electricity at market- based rates with such waivers and blanket authorizations (including blanket authorizations to issue securities under Section 204 of the FPA and 18 C.F.R. Part 34) as customarily are granted to entities with market-based rate authority.

Section 9.12 Construction of the Project. The Company shall cause the Project to be designed, engineered, constructed, developed, installed, equipped, maintained and operated in a good and workmanlike manner and in compliance with all applicable Legal Requirements, Permits and Prudent Electrical Practices (as defined in the MESPA).

Section 9.13 As-Built Survey. Within 60 days after Final Completion of the Project at each Site, the Company shall deliver to the Collateral Agent, each of the Holders and the Independent Engineer a Site survey constituting an as-built survey reflecting all Improvements to the Real Property in connection with the construction of the Project, and each such Site survey shall be subject to approval by the Independent Engineer.

Section 9.14 Operation and Maintenance of Project; Operating Budget.

(a) The Company shall keep the Project, or cause the same to be kept, in good operating condition consistent with the standard of care set forth in the MOMA, all Applicable Permits and Applicable Third Party Permits, Legal Requirements and the Operative Documents, and make or cause to be made all repairs (structural and non-structural, extraordinary or ordinary) necessary to keep the Project in such condition.

(b) On or prior to November 1 of each year, the Company shall submit an operating plan and a budget, detailed by month, of anticipated revenues and anticipated expenditures, and anticipated expenditures from and deposit of reserves to, the Accounts, such budget to include Debt Service, deposit of reserves to the Debt Service Reserve Account, estimated dividend payments or other distributions, reserves, all anticipated O&M Costs applicable to the Project for the ensuing calendar year (or, in the case of the initial Annual Operating Budget, partial calendar year), to the conclusion of the second full calendar year thereafter and the corresponding total operation and maintenance budget amount for the applicable year from the Base Case Projections (each such annual operating plan and budget, including the initial Annual Operating Budget, an “Annual Operating Budget”). The Company shall prepare a final Annual Operating Budget no less than 30 days in advance of January 1 of each calendar year.

(c) The Company shall operate and maintain the Project, or cause the Project to be operated and maintained, within amounts for (a) any Operating Budget Category not to exceed 110% (on a year-to-date basis) and (b) for all Operating Budget Categories not to exceed 105% (on a year-to-date basis), in each case of the amounts budgeted therefor as set forth in the then-current Annual Operating Budget; provided that subject to Section 10.13, the Company may propose an amendment to the Annual Operating Budget for Required Holders’ approval if at any time the Company cannot comply with this requirement (and the Required Holders shall consider each such amendment in good faith and shall not unreasonably withhold or delay their consent to the approval of any such amendment). Pending approval of any Annual Operating Budget or amendment thereto in accordance with the terms of this Section 9.14, the Company shall use all reasonable efforts to operate and maintain the Project, or cause the Project to be operated and maintained, within the then-current Annual Operating Budget (it being acknowledged that if a particular calendar year’s Annual Operating Budget has not been approved by the time periods provided in Section 9.14(b), then the then-current Annual Operating Budget shall be deemed to be the Annual Operating Budget in effect prior to the delivery of the proposed final Annual Operating Budget pursuant to Section 9.14(b)); provided, that the amounts specified therein shall be increased to the extent specified in the Project Documents.

Section 9.15 Preservation of Rights; Further Assurances.

(a) Major Project Documents. The Company shall maintain in full force and effect, perform (subject to Section 9.8(b)) the obligations of the Company under, preserve, protect and defend the material rights of the Company under and take all reasonable action necessary to prevent termination (except by expiration in accordance with its terms) of each and every Major Project Document, including prosecution of suits to enforce any material right of the Company thereunder and enforcement of any material claims with respect thereto; provided, that upon the occurrence and during the continuance of an Event of Default or, with respect to any Project Document between the Company and any Affiliate, when such Affiliate has acted or failed to act in a manner that with the giving of notice by the Company or the passage of time, an event of default will occur under such Project Document, if the Collateral Agent or the Required Holders request that certain actions be taken and the Company fails to take the requested actions within 10 Business Days, the Holders or the Collateral Agent may enforce in its own name or in the Company’s name, such rights of the Company (if and to the extent not prohibited by any Governmental Rule), in addition to such rights as may be more particularly provided in the Security Agreement and the other Credit Documents.

(b) Preservation of Collateral. From time to time promptly, upon the reasonable request of the Collateral Agent or the Required Holders, the Company shall execute, acknowledge or deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded in an appropriate governmental office, all such notices, statements, instruments and other documents (including any memorandum of lease or other agreement, financing statement, continuation statement, certificate of title or estoppel certificate) supplemental to or confirmatory of the Collateral Documents, and take such other steps as may be deemed by the Collateral Agent necessary or advisable to render fully valid and enforceable under all applicable laws the rights, liens and priorities of the Secured Parties with respect to all Collateral and other security from time to time furnished under the Credit Documents or intended to be so furnished, or for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Collateral Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith, in each case in such form and at such times as shall be reasonably requested by the Required Holders or the Collateral Agent, and pay all reasonable fees and expenses (including reasonable attorneys’ fees) incident to compliance with this Section 9.15(b). Upon the exercise by the Required Holders or the Collateral Agent of any power, right, privilege or remedy pursuant to any Credit Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, the Company shall execute and deliver all applications, certifications, instruments and other documents and papers that any Holder or the Collateral Agent may require. If the Required Holders or the Collateral Agent determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property, the Company shall provide to each of the Holders appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to the Required Holders.

(c) Enforcement of Affiliate Agreements. If at any time the Company is entitled to make a claim or pursue any other remedy under the MESPA, MOMA or the Administrative Services Agreement, the Company shall make a claim thereunder for liquidated damages or, as applicable, to have one or more Systems repaired, replaced, or repurchased by the Sponsor, or pursue such other remedy, as applicable. The Company shall otherwise enforce all of its rights under the MESPA, MOMA and Administrative Services Agreement as diligently as if its counterparty were not an Affiliate.

(d) Additional Collateral. If the Company shall at any time acquire any real property or leasehold or other interest in real property not covered by the Mortgage, then promptly upon such acquisition, the Company shall execute, deliver and record a supplement to the Mortgage, reasonably satisfactory in form and substance to the Required Holders, subjecting the real property or leasehold or other interests to the Lien and security interest created by the Mortgage. The Company shall obtain an appropriate endorsement or supplement to, as applicable, the Title Policy, insuring the Lien of the Collateral Agent in such additional property, subject only to Liens and other exceptions to title reasonably agreed by Collateral Agent of a type similar to Title Exceptions.

(e) Further Assurances. The Company shall execute and deliver all documents as shall be reasonably required or that the Collateral Agent or any Holder shall reasonably request in connection with the rights and remedies of the Collateral Agent and the Holders of the Notes under the Operative Documents, and perform, such other reasonable acts as may be necessary to carry out the intent of the Credit Documents.

(f) Applicable Permits. The Company shall obtain and maintain all Applicable Permits.

(g) Tariff Compliance. The Company shall (a) take all actions necessary to comply with and maintain its eligibility as a QFCP Generator under the Tariff, (b) maintain as true the conditions set forth in Sections 4.1.33, 4.1.35 and 4.2.7, (c) take all actions necessary to invoice and collect the maximum amounts available under the Tariff, including, if applicable, by declaring a Forced Outage Event or a Force Majeure Event (as defined in the Tariff), (d) procure natural gas feedstock solely pursuant to the Gas Tariff.

Section 9.16 Forced Outage Event.

The Company shall declare a Forced Outage Event if permitted under the Tariff if:

(a) Sponsor has reached the System Liability Cap;

(b) The Project fails to maintain the Efficiency Bank in a positive balance;

(c) The Project output is such that there has been a failure to meet the Power Performance Warranty during a Thirty-Day Power Performance Warranty Period, as such terms are defined in the MESPA and MOMA (i.e. 85%); or

(d) A Bankruptcy Event occurs with respect to the Sponsor or the Sponsor shall cease to carry on its business.

Section 9.17 Event of Eminent Domain. If an Event of Eminent Domain shall occur with respect to any Collateral, the Company shall (a) diligently pursue all its rights to compensation against the relevant Governmental Authority in respect of such Event of Eminent Domain, (b) not, without the consent of the Required Holders (which consent shall not be unreasonably withheld or delayed), compromise or settle any claim against such Governmental Authority in an amount in excess of [***] individually and [***] in the aggregate, and (c) pay or apply all Eminent Domain Proceeds in accordance with Section 3.7 of the Depositary Agreement. The Company consents to, and agrees not to object to or otherwise impede or impair, the participation of the Holders and/or the Collateral Agent in any expropriation proceedings involving an amount in excess of [***] individually and [***] in the aggregate, and the Company shall from time to time deliver to the Holders and the Collateral Agent all documents and instruments requested by them or it to permit such participation.

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Section 9.18 Environmental Laws.

The Company shall (a) comply with, and ensure compliance by all tenants, contractual counterparties, licensees and invitees, if any, with all applicable Hazardous Substance Laws and obtain and comply in all material respects with, and maintain, and ensure that all tenants, contractual counterparties, licensees and invitees obtain and comply in all material respects with, and maintain all Permits required by applicable Hazardous Substance Laws; (b) conduct and complete, or cause to be conducted and completed, all investigations, studies, sampling and testing, and all clean-up, remedial, removal, recovery and other actions required pursuant to Hazardous Substance Laws or otherwise as necessary to prevent itself or any Secured Party from incurring any material liability; (c) promptly comply in all material respects with all orders and directives of all Governmental Authorities in respect of Hazardous Substance Laws, except to the extent that the same are being contested in good faith by appropriate proceedings; (d) exercise care, custody and control over the Sites and the Project in such manner as not to pose a material or unreasonable hazard to the environment, health or safety in general; and (e) give (and shall cause the Operator and the contractors, to the extent applicable, to give) due attention to the protection and conservation of the environment in the implementation of each aspect of the Project, all in accordance with applicable Hazardous Substance Laws, Permits and Legal Requirements, and good industry practices.

Section 9.19 Independent Consultants. The Company shall (a) cooperate in all reasonable respects with the Independent Consultants and (b) ensure that each Independent Consultant is provided with all information reasonably requested by such consultant with respect to the financing, construction or operation of the Project and will exercise due care to ensure that any factual information which it may supply to such consultant is materially accurate in all respects, and not, by omission of information or otherwise, misleading in any material respect at the time such information is provided, to the extent that such consultant relied on such information in preparing its report.

Section 9.20 Partial Completion Buydown. In the event that less than 30 MW of nameplate capacity of Systems have achieved COD on or prior to the Date Certain, then the Company shall within ten Business Days re-calculate the size of the Notes under the Base Case Projections by (a) reducing the Project capacity assumption therein to the actual Project nameplate capacity, (b) maintaining DSCR at a [***] minimum through the Maturity Date under the base case, (c) maintaining DSCR at [***] minimum through the Maturity Date under the Forced Outage Tariff Structure, and (d) otherwise changing no assumptions in the Base Case Projections. The Company’s calculations shall be subject to review and approval by the Required Holders (in consultation with the Independent Engineer). Any amount by which, after such review and approval, the original total principal amount of the Notes exceeds the revised total principal amount of the Notes is the “Buydown Amount.” The Company shall prepay the Notes in the aggregate amount of the Buydown Amount within 30 days of notification from the Required Holders (in consultation with the Independent Engineer) that the Company’s re-calculation has been approved by the Required Holders (in consultation with the Independent Engineer).

Section 9.21 Separateness. The Company shall (a) maintain entity records and books of account separate from those of any other entity which is an Affiliate of the Company, (b) not

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commingle its funds or assets with those of any other entity which is an Affiliate of the Company, (c) provide that its governing body will hold all appropriate meetings to authorize and approve the Company’s actions, which meetings will be separate from those of other entities and (d) comply with the separateness provisions set forth in the Governing Documents of the Company.

Section 9.22 Rating. The Company, no less frequently than once per year (which year shall commence on the Closing Date (in the case of the first year) or the applicable anniversary of the Closing Date (in the case of each subsequent year) and end on the day prior to the immediately following anniversary of the Closing Date), obtain from the Rating Agency a ratings letter assigning a credit rating to the Notes (provided that there will be no minimum level required for such rating).

Section 9.23 Rating Event. In the event that, after the Closing Date, (i) the Sponsor obtains an investment grade rating and (ii) the “Forced Outage Event” payment provisions of the Tariff cease to be in effect (collectively, a “Rating Event”), at the Holders’ option, communicated to the Company within 30 days of the occurrence of such Rating Event, either (A) an investment grade guarantee securing the obligations of the Company under the Notes will be provided by the Sponsor, such guarantee to be in form and substance satisfactory to the Required Holders or (B) the Company shall make an Offer to Repay all of the Notes then outstanding in accordance with Section 8.1.3.

Section 9.24 Debt Service Coverage Ratio. No later than 10 days after each Repayment Date, the Company shall calculate and deliver to the Holders the DSCR for the calculation period for such Repayment Date. The calculations of the DSCR hereunder shall be used in determining the application and distribution of funds pursuant to Section 10.10 hereunder and Section 3.8 of the Depositary Agreement.

ARTICLE 10.	NEGATIVE COVENANTS.

From the date of this Agreement until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 10.1 Transactions with Affiliates. The Company shall not directly or indirectly enter into any transaction or series of transactions relating to the Project with or for the benefit of an Affiliate without the prior approval of the Required Holders, except for (a) the limited liability company agreement of the Company and the Operative Documents as in effect on the Closing Date and (b) as otherwise expressly permitted or contemplated by the Credit Documents.

Section 10.2 Dissolution; Merger.

The Company shall not (a) wind up, liquidate or dissolve its affairs, (b) combine, merge or consolidate with or into any other entity, or (c) purchase or otherwise acquire all or substantially all of the assets of any Person.

Section 10.3 Line of Business; Changes. The Company shall not (a) change the nature of its business or expand its business beyond the business contemplated in the Operative

Documents or activities incidental thereto or take any action, whether by acquisition or otherwise, which would constitute or result in any material alteration to the nature of such business; (b) establish, create or acquire any Subsidiaries; or (c) directly or indirectly, change its legal form or any of its Governing Documents (including by the filing or modification of any certificate of designation) or any agreement to which it is a party with respect to its limited liability company interest or otherwise terminate, amend or modify any such Governing Document or agreement or any provision thereof, or enter into any new agreement with respect to its limited liability company interest, other than any such amendments, modifications or changes or such new agreements to which the prior consent of the Required Holders and the Collateral Agent (if appropriate) has been obtained or which are not adverse in any material respect to the interests of the Holders of the Notes.

Section 10.4 Sale or Lease of Assets. The Company shall not sell, lease, assign, transfer or otherwise dispose of assets, whether now owned or hereafter acquired, except (a) in the ordinary course of its business and at fair market value, (b) to the extent that such asset is unnecessary, worn out or no longer useful or usable in connection with the operation or maintenance of the Project, at fair market value, or (c) as expressly contemplated by the Operative Documents (including, without limitation, in connection with the return of any System to Sponsor as provided in the MESPA or MOMA). Upon any such sale, lease, assignment, transfer or other disposition of any such assets, all Liens in favor of Collateral Agent relating to such asset shall be released. The Company shall not enter into any sale and leaseback transactions.

Section 10.5 Terrorism Sanctions Regulations. The Company will not and will not permit any Controlled Entity to (a) become a Blocked Person or (b) have any investments in or engage in any dealings or transactions with any Blocked Person if such investments, dealings or transactions would cause any Holder of a Note to be in violation of any laws or regulations that are applicable to such Holder.

Section 10.6 Liens. The Company will not create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including without limitation, any document or instrument in respect of goods or account receivable) of the Company, whether now owned or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except Permitted Liens.

Section 10.7 Contingent Obligations. Except as provided in the Credit Documents, the Company shall not become liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person or incur any Contingent Obligations; provided, that this Section 10.7 shall not be deemed to prohibit or otherwise limit the occurrence of Permitted Debt.

Section 10.8 Debt. The Company shall not incur, create, assume or permit to exist, directly or indirectly, any Debt except Permitted Debt.

Section 10.9 Investments. The Company shall not (a) make any investments (whether by purchase of stocks, bonds, notes, obligations or other securities, loan, extension of credit,

advance or otherwise) other than Permitted Investments or make any capital contribution to any Person; or (b) other than Permitted Investments, own any equity interest in, lend money, extend credit or make advances to, or any deposits with (other than deposits or advances in relation to the payment for services in the ordinary course of business), or make deposits with, any Person other than Depositary.

Section 10.10 Restricted Payments.

Other than the Permitted Distribution and the Final Completion Date Distribution, the Company shall not directly or indirectly, make or declare any distribution, including but not limited to any repurchase of any equity interest of the Company (in cash, property or obligation) on, or any payment on account of, any interest in the Company (not including the Cash Grant proceeds), unless the following conditions have been satisfied (the “Distribution Conditions”):

(a) such distribution will occur no later than 15 days after a Repayment Date and will be made from amounts on deposit in the Distribution Suspense Account;

(b) no Default or Event of Default has occurred and is continuing as of the date of, or will result from, such distribution;

(c) the amount on deposit in the Debt Service Reserve Account is equal to the Debt Service Reserve Requirement; and

(d) the DSCR for the immediately preceding 12-month period (or, during the initial 12 months following the Final Completion Date, the actual number of complete quarters since the Final Completion Date) and as projected for the immediately succeeding 12-month period is greater than or equal to 1.25:1.

Section 10.11 Margin Loan Regulations. The Company shall not directly or indirectly apply any part of the proceeds of the Notes, any cash equity contributions received by the Company or other funds or revenues to the “buying,” “carrying” or “purchasing” of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

Section 10.12 Partnership, Separateness Etc. The Company shall not (a) become a general or limited partner in any partnership or a joint venturer in any joint venture, (b) create and hold stock in any Subsidiary, (c) engage in any business other than owning and operating the Project and related activities, (d) fail to maintain separate bank accounts and separate books of account, (e) fail to cause its liabilities to be readily distinguishable from the liabilities of the Sponsor and the other Affiliates of the Sponsor, (f) fail to conduct its business solely in its own name in a manner not misleading to other Persons as to its identity, or (g) fail to make all oral and written communications, including letters, invoices, purchase orders, contracts, statements, and applications solely in its name.

Section 10.13 Amendments. The Company shall not amend, modify, supplement or waive, accept, or permit or consent to the termination, amendment, modification, supplement or waiver (including any waiver (or refund) of damages (liquidated or otherwise) payable by any contractor under any Major Project Document) of, any provision of, or give any material consent, including a consent to appointment of a Service Provider under the MOMA (as such term is defined in the MOMA) or any other subcontractor under the MESPA or MOMA (each such termination, amendment, modification, supplement, waiver or consent, inclusive of any applicable change orders, being referred to herein as a “Project Document Modification”) under any of the Major Project Documents.

Section 10.14 Name and Location; Fiscal Year. The Company shall not change its name, its jurisdiction of organization, its organization identification number, its fiscal year or, except as required by GAAP, its accounting policies or reporting practices. The Company shall not change the location of its principal place of business unless it has given written notice to the Collateral Agent, specifying the location of the new principal place of business, not less than 30 days prior to the date such change in the location of the Company’s principal place of business is to be effective.

Section 10.15 Hazardous Substances. The Company shall not Release (or suffer the Release) into the environment any Hazardous Substances in violation of any Hazardous Substance Laws, Legal Requirements or Applicable Permits.

Section 10.16 Use of Sites. Subject to existing third party easements, rights of way, or other third party property rights over the Sites, the Company shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Project or either Site for any purpose (a) which may (i) constitute a public or private nuisance or (ii) make void, voidable, or cancelable, or materially increase the premium of, any insurance policies then in force with respect to all or a portion of the Project, or (b) that could reasonably be expected to have a Material Adverse Effect.

Section 10.17 Project Documents. The Company shall not enter into or become a party to any Additional Project Document without (a) obtaining the consent from the Required Holders (unless the aggregate value thereof shall be less than [***] in which case such consent shall not be required), (b) using commercially reasonable efforts to obtain from its counterparty a Direct Agreement in the form of Exhibit 4.1.30 or as otherwise approved by the Required Holders in advance, and (c) providing an executed copy thereof to each of the Required Holders and the Collateral Agent within five Business Days after execution.

Section 10.18 Assignment by Third Parties. To the extent the Company’s consent is required, without prior consent of the Required Holders, the Company shall not consent to the assignment of any obligations under any Major Project Document by any counterparty thereto.

Section 10.19 Acquisition of Real Property. The Company shall not acquire or lease any real property or other interest in real property (excluding the acquisition of any easements or the acquisition (but not the exercise) of any options to acquire any such interests in real property the value of which is lower than [***] individually or [***] in the aggregate) other than the Sites, Easements and other interests in real property acquired on or prior to the Closing Date.

Section 10.20 ERISA. The Company shall not sponsor any employee benefit plans subject to Title I or Title IV of ERISA.

[***] Confidential Treatment Requested

Section 10.21 Lease Obligations. The Company shall not create, incur, assume or suffer to exist any obligations as lessee for the rent or hire of any property under leases other than the Leases.

Section 10.22 Disputes. The Company shall not agree, authorize or otherwise consent to any proposed settlement, resolution or compromise of any litigation, arbitration or other dispute with any Person without the prior authorization of the Required Holders if such proposed settlement, resolution or compromise could reasonably be expected to result in a Material Adverse Effect.

Section 10.23 Assignment. The Company shall not assign its rights or obligations under any Credit Document or any Major Project Document to any Person, except pursuant to the Collateral Documents.

Section 10.24 Accounts. The Company shall not maintain, establish or use any account (other than the Accounts), other than (i) the Cash Grant Account, (ii) the System Refund Account and (iii) an operating account with a balance not to exceed [***].

Section 10.25 Regulations; Tariff.

(a) The Company shall not cause or permit, or take any action or inaction that would result in, loss of (a) the Project’s status as an Eligible Facility and its certification as an Exempt Wholesale Generator, or (b) its authorization to sell energy, capacity and ancillary services at market-based rates.

(b) The Company shall not take any action that would result in its loss of eligibility as a QFCP Generator under the Tariff.

(c) The Company shall not consent to any modification, amendment, repeal, waiver or suspension of the Tariff.

Section 10.26 Capital Expenditures. The Company shall not make any Capital Expenditures other than Capital Expenditures set forth in the Project Budget or in the then current Annual Operating Budget that are reasonably required in order to operate and maintain the Project in accordance with the Legal Requirements and the Major Project Documents.

ARTICLE 11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

Section 11.1 Failure to Make Payments.

(a) The Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note for more than one Business Day after the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) The Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable.

[***] Confidential Treatment Requested

Section 11.2 Misstatements. Any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made.

Section 11.3 Breach of Terms of Agreement.

(a) the Company defaults in the performance of or compliance with any term contained in Sections 7.2(c), 9.2, 9.5, 9.7, 9.15(f), 9.16, 9.20, 9.23 and Article 10; or

(b) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11.1, 11.2 or 11.3(a)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of the Company obtaining Knowledge of such default and (ii) the Company receiving written notice of such default from any Holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11.3); provided, that, if (A) such failure does not consist principally of the failure to pay money and cannot be cured within such 30 day period, (B) such failure is susceptible of cure within 90 days, (C) the Company is proceeding with diligence and good faith to cure such failure, (D) the existence of such failure has not had and could not, after considering the nature of the cure, be reasonably expected to have a Material Adverse Effect, and (E) the Holders shall have received an officer’s certificate signed by a Responsible Officer of the Company to the effect of clauses (A), (B), (C) and (D) above and stating what action the Company is taking to cure such failure, then such 30-day cure period shall be extended to such date, not to exceed a total of 90 days, as shall be necessary for the Company diligently to cure such failure.

(c) any Credit Party shall fail to perform or observe any covenant to be performed or observed by it under any Credit Document to which it is a party and not otherwise specifically provided for in this Article 11, and such failure shall continue unremedied for a period of 10 days after such Credit Party becomes aware thereof, provided that with respect to the Equity Contribution Agreement only, such period shall be 5 Business Days.

Section 11.4 Defaults Under Other Debt. (i) the Company is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $1,500,000 beyond any period of grace provided with respect thereto, or (ii) the Company is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $1,500,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the Holder of Debt to convert such Debt into equity interests), (x) the Company has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,500,000 or (y) one or more Persons have the right to require the Company so to purchase or repay such Debt.

Section 11.5 Bankruptcy; Insolvency. Any Bankruptcy Event shall occur with respect to any Major Project Participant (other than DPL and PJM) so long it shall have material outstanding or unperformed obligations under any Operative Document to which is a Party; provided that a Bankruptcy Event shall occur with respect to the Tax Equity Investors only if either (i) a Bankruptcy Event has occurred with respect to Credit Suisse (USA), Inc. or (ii) 30 days have elapsed since a claim for payment has been made under the CS Guaranty and Credit Suisse (USA), Inc. has not paid any amount due under such CS Guaranty within such period of time.

Section 11.6 Judgments. A final judgment or judgments for the payment of money aggregating in excess of $1,500,000 are rendered against the Company and which judgments are not (i) fully covered by insurance and the insurer has been notified of, and has not disputed the claim for the payment of, the amount of the judgment or (ii) within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay.

Section 11.7 ERISA. If (i) any Plan subject to Title IV of ERISA shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan subject to Title IV of ERISA or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed the aggregate current value of the assets under all Plans, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11.7 the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 11.8 Ownership of the Project. The Company shall cease to be the sole owner of the Project.

Section 11.9 Loss of Collateral. (a) All or any material portion of the Collateral is damaged, seized or appropriated without appropriate insurance proceeds (subject to the underlying deductible) or without fair value being paid therefor so as to allow replacement of such Collateral or prepayment of the Notes and to allow the Company to continue satisfying its obligations hereunder and under the other Operative Documents, or (b) any Person other than Collateral Agent attaches or institutes proceedings to attach all or any material part of the Collateral, and any such proceeding or attachment or any judgment Lien against any such Collateral (other than Permitted Liens) (i) remains unlifted, unstayed or undischarged for a period of 30 days or (ii) is upheld in a final nonappealable judgment of a court of competent jurisdiction.

Section 11.10 Abandonment. At any time the Company shall announce that (i) it is abandoning the Project or (ii) the Project shall be abandoned or operation thereof shall be suspended for a period of more than 30 consecutive days for any reason (other than force majeure); provided, that none of (A) scheduled maintenance of the Project, (B) repairs to the Project, whether or not scheduled, or (C) a forced outage or scheduled outage of the Project, shall constitute abandonment or suspension of the Project, so long as the Company is diligently attempting to end such suspension.

Section 11.11 Security. Any of the Collateral Documents, once executed and delivered, shall fail to provide to the Collateral Agent the Liens, first priority security interest (subject to Permitted Liens described in clauses (a) and (e) of the definition thereof and, to the extent required by Governmental Rule, clauses (b) and (c) of the definition thereof), rights, titles, interest, remedies permitted by law, powers or privileges intended to be created thereby (including the priority intended to be created thereby) or, except in accordance with its terms, cease to be in full force and effect, or the first priority or validity thereof or the applicability thereof to the Notes or any other Obligations purported to be secured or guaranteed thereby or any part thereof shall be disaffirmed by or on behalf of the Company.

Section 11.12 Regulatory Status.

(a) An Adverse PUHCA Event shall occur that could reasonably be expected to have a Material Adverse Effect and within 30 days thereafter such Adverse PUHCA Event has not been cured.

(b) If loss of the Company’s market-based rate authority could reasonably be expected to have a Material Adverse Effect, (i) the Company shall have tendered notice to FERC that it seeks to cancel its market-based rate authority, or (ii) FERC shall have issued an order revoking the Company’s market-based rate authority.

(c) If the Company’s failure to comply with any requirements under the FPA applicable to a “public utility” with authority to sell at wholesale electric power at market-based rates could reasonably be expected to have a Material Adverse Effect, FERC shall have issued an order finding that the Company has not complied with such requirement under the FPA applicable to a “public utility” with authority to sell at wholesale electric power at market-based rates.

Section 11.13 Loss of or Failure to Obtain Applicable Permits.

(a) The Company shall fail to obtain any Permit on or before the date that such Permit becomes an Applicable Permit with respect to the Project, and such failure could reasonably be expected to have a Material Adverse Effect.

(b) Any Applicable Permit shall be materially modified (other than modifications contemplated in a Project Document requested by the Company), revoked, canceled or not renewed by the issuing agency or other Governmental Authority having jurisdiction (or otherwise ceases to be in full force and effect) and within 45 days thereafter the Company is not able to demonstrate to the reasonable satisfaction of the Required Holders that such modification of, revocation of, cancellation of, failure to renew, or failure to maintain in full force and effect such Permit could not reasonably be expected to have a Material Adverse Effect.

Section 11.14 Credit Document Matters. At any time after the execution and delivery thereof, (a) any Credit Document or any material provision hereof or thereof (i) ceases to be in full force and effect or to be valid and binding on any party thereto other than a Secured Party (other than by reason of the satisfaction in full of the Obligations or any termination of a Credit Document in accordance with the terms hereof or thereof), or is assigned or otherwise transferred (except as otherwise required or expressly permitted hereunder or thereunder) or is prematurely terminated by any party thereto (other than a Secured Party), (ii) is or becomes invalid, illegal or unenforceable, or any party hereto or thereto (other than a Secured Party) repudiates or disavows or takes any action to challenge the validity or enforceability of such agreement, (iii) is declared null and void by a Governmental Authority of competent jurisdiction, or (iv) fails to or ceases to provide the rights, powers and privileges purported to be created thereby or hereby, or (b) any authorization or approval by any Governmental Authority necessary to enable any Credit Party to comply with or perform its Obligations or otherwise perform in accordance with the terms of the Credit Documents shall be revoked, withdrawn or withheld, or shall otherwise fail to be issued or remain in full force and effect, and the failure of such authorization or approval from such Governmental Authority, other than with respect to the Tariff, is reasonably expected to have a Material Adverse Effect.

Section 11.15 Project Document Matters.

(a) Company’s Defaults. The Company shall be in breach of, or in default of, any material obligation under a Major Project Document and is not otherwise waived by the counterparty of such Major Project Document and such breach or default shall not be remediable or, if remediable, shall continue unremedied for the lesser of (i) a period of 30 days or (ii) such period of time (without giving effect to any extension given to Collateral Agent under any applicable Direct Agreement with respect thereto) under such Major Project Document which the Company has available to it in which to remedy such breach or default.

(b) Third Party Defaults. Any Person other than the Company shall be in breach of, in default under a Major Project Document and such breach or default (i) shall not be remediable or, if remediable, shall continue unremedied for a period beyond the applicable grace period and (ii) has had or could reasonably be expected to have a Material Adverse Effect.

(c) Third Party Direct Agreements. (i) Any Person other than the Company shall disaffirm or repudiate in writing its material obligations under any Direct Agreement, (ii) any representation or warranty made by any Person other than the Company in a Direct Agreement shall be untrue or misleading in any material respect as of the time made and such untrue or misleading representation or warranty could reasonably be expected to result in a Material Adverse Effect, or (iii) a Person other than the Company shall breach any material covenant of a Direct Agreement and such breach or default shall not be remediable or, if remediable, shall continue unremedied for a period of 30 days from the time the Company obtains Knowledge of such breach.

(d) Termination. At any time after the execution and delivery thereof, any Major Project Document or any material provision hereof or thereof (i) ceases to be in full force and effect or to be valid and binding on any party thereto (other than by reason of the satisfaction of performance of such agreement or provision or any other any termination thereof in accordance with the terms thereof), or is assigned or otherwise transferred (except as otherwise required or expressly permitted hereunder or thereunder) or is prematurely terminated by any party thereto, (ii) is or becomes invalid, illegal or unenforceable, or any party hereto or thereto repudiates or disavows or takes any action to challenge the validity or enforceability of such agreement, (iii) is declared null and void by a Governmental Authority of competent jurisdiction or written notice is given by any Governmental Authority or applicable counterparty contesting the validity or enforcement thereof, or (iv) fails to or ceases to provide the rights, powers and privileges purported to be created thereby or hereby.

Section 11.16 Eminent Domain. There shall have occurred any act or series of acts attributable to any Governmental Authority which (a) in the reasonable judgment of the Required Holders has the effect of depriving the Secured Parties of their fundamental rights as creditors in respect of the Credit Documents, (b) confiscates, expropriates, nationalizes or otherwise acquires compulsorily the ownership or control by the Company of all or any material part of the Project, or (c) in the reasonable judgment of the Required Holders has the effect of materially impairing the value of any Major Project Document, and such act or series of acts continues uncured for 90 days or more.

Section 11.17 Cash Grant Recapture.

(a) During the Recapture Period, (i) the Company becomes a Disqualified Person or causes, permits or consents to any transfer of any direct or indirect equity, ownership, profits or other interest in the Company or in any Project assets to a Disqualified Person or (ii) an interest in any Project assets is transferred by the Company to a Person that has not agreed to be jointly liable with the Company for Recapture Liabilities, in each case resulting in Recapture Liability that is not subject to the Recapture Indemnities and Guarantees that has not been breached by the applicable indemnitor thereunder; or

(b) any Recapture Liability has been assessed, imposed or levied against the Company and either (i) such Recapture Liability is not subject to a Recapture Indemnity and Guarantee or (ii) any indemnitor under the Recapture Indemnities and Guarantees is in breach thereof.

Section 11.18 Final Completion. Final Completion does not occur on or prior to the Date Certain (including upon payment of the Buydown Amount, in the event payment of the Buydown Amount will result in Final Completion being achieved).

ARTICLE 12.	REMEDIES ON DEFAULT, ETC.

Section 12.1 Acceleration. (a) If an Event of Default with respect to the Company described in Section 11.5 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, any Holder or Holders of more than 25% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11.1 has occurred and is continuing, any Holder or Holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each Holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the Holder of any Note at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3 Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Holders of not less than 76% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and

Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Article 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4 No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Article 15, the Company will pay to the Holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in any enforcement or collection under this Article 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

ARTICLE 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1 Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any Holder of one or more Notes is a nominee, then the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and Holder thereof. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes.

Section 13.2 Transfer and Exchange of Notes.

(a) Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or such Holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes as a condition of registering the transfer of Notes on its register. Notes shall not be transferred in denominations of less than $500,000 provided that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Article 6.

(b) The Purchasers understands that the Notes are not being registered under the Securities Act or any state securities law and are being sold to the Purchasers in a transaction that is exempt from the registration requirements of the Securities Act. Neither the Company nor any other person or entity is obligated to register the Notes under the Securities Act or any other securities or “Blue Sky” laws.

(c) The Purchasers understand that the Note will bear a legend to substantially the following effect:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

Section 13.3 Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Note is, or is a nominee for, an original Purchaser or another Holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

ARTICLE 14.	PAYMENTS ON NOTES.

Section 14.1 Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of the Collateral Agent in such jurisdiction. The Company may at any time, by notice to each Holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2 Home Office Payment. So long as any Purchaser or its nominee shall be the Holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

ARTICLE 15.	EXPENSES, ETC.

Section 15.1 Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other Holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of the Credit Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under the Credit Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with the Credit Documents, or by reason of being a Holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out or restructuring of the transactions contemplated by the Credit Documents and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed [***]. The Company will pay, and will save each Purchaser

[***] Confidential Treatment Requested

and each other Holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other Holder in connection with its purchase of the Notes).

Section 15.2 Survival. The obligations of the Company under this Article 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of the Credit Documents, and the termination of the Credit Documents.

ARTICLE 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other Holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company made as of the date of delivery of such certificate or other instrument (except as otherwise provided therein) under this Agreement. Subject to the preceding sentence, the Credit Documents embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

ARTICLE 17.	AMENDMENT AND WAIVER.

Section 17.1 Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a) no amendment or waiver of any of the provisions of Articles 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;

(b) no amendment or waiver may, without the written consent of each Purchaser and the Holder of each Note at the time outstanding, (i) subject to the provisions of Article 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any amendment or waiver, or (iii) amend any of Article 8 (except as set forth in Section 17.1(c)), Section 11.1(b), or Articles 12, 17 or 20; and

(c) the provisions of Section 8.5 may be amended or waived to permit offers to purchase made by the Company or an Affiliate pro rata to the Holders of all Notes at the time outstanding upon the same terms and conditions only with the written consent of the Company and the Super-Majority Holders.

Section 17.2 Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each registered Holder of a Note on the note register maintained by the Company pursuant to Section 13.1 with sufficient information, at least 10 Business Days in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the Credit Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Article 17 to each registered Holder of a Note on the note register maintained by the Company pursuant to Section 13.1 promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Holder of a Note as consideration for or as an inducement to the entering into by such Holder of any waiver or amendment of any of the terms and provisions of any Credit Document unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Holder of a Note even if such Holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Article 17 by a Holder of Notes that has transferred or has agreed to transfer its Notes to the Company or any Affiliate of the Company pursuant to a waiver under Section 17.1(c) or subsequent to Section 8.5 having been amended pursuant to Section 17.1(c) and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such Holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Holder.

Section 17.3 Binding Effect, etc. Any amendment or waiver consented to as provided in this Article 17 applies equally to all Holders of Notes and is binding upon them and upon each future Holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Holder of a Note nor any delay in exercising any rights under any Credit Document shall operate as a waiver of any rights of any Holder of such Note.

Section 17.4 Notes Held by Company, etc. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under the Credit Documents, or have directed the taking of any action provided in the Credit Documents to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

ARTICLE 18.	NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other Holder of any Note, to such Holder at such address as such other Holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at the following address: Diamond State Generation Partners, LLC, 1252 Orleans Drive, Sunnyvale, CA 94089, Attn: Bill Brockenborough, or at such other address as the Company shall have specified to the Holder of each Note in writing.

Notices under this Article 18 will be deemed given only when actually received during the normal business hours of the recipient on a Business Day or if received after such normal hours on a Business Day or on a day that is not a Business Day, then on the next succeeding Business Day.

ARTICLE 19.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Article 19 shall not prohibit the Company or any other Holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

ARTICLE 20.	CONFIDENTIAL INFORMATION.

For the purposes of this Article 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Article 20, (iii) any other Holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Article 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Article 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Credit Documents. Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Article 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any Holder of a Note of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with the Company embodying the provisions of this Article 20.

In the event that as a condition to receiving access to information relating to the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser is required to agree to a confidentiality undertaking (whether through Intralinks or otherwise) which is different from the terms of this Article 20, the terms of this Article 20 shall, as between such Purchaser and the Company, supersede the terms of any such other confidentiality undertaking.

ARTICLE 21.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Article 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Article 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Article 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original Holder of the Notes under this Agreement.

ARTICLE 22.	MISCELLANEOUS.

Section 22.1 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and permitted assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

Section 22.2 Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3 Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure any financial liability using fair value (as permitted by Accounting Standard Codification Topic No. 825-10-25 – Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.4 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5 Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8 Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any Holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Article 18 or at such other address of which such Holder shall then have been notified pursuant to said Article. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.8 shall affect the right of any Holder of a Note to serve process in any manner permitted by law, or limit any right that the Holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Section 22.9 Scope of Liability.

Except as set forth in this Section 22.9 and Section 8.22 of the Pledge Agreement, notwithstanding anything in any Credit Document to the contrary, the Secured Parties shall have no recourse or claims with respect to the transactions contemplated by the Operative Documents against Pledgor, Sponsor or any of their respective Affiliates (other than the Company), shareholders, officers, directors or employees (collectively, the “Nonrecourse Persons”) and the Secured Parties’ recourse against the Company shall be limited to the Collateral, the Project, all Project Revenues, all proceeds of the Notes, Insurance Proceeds, Eminent Domain Proceeds, and all income or revenues of the foregoing as and to the extent provided herein and in the Collateral Documents (which, for the avoidance of doubt, excludes the payments allowed to any Nonrecourse Person pursuant to the terms of any Credit Documents); provided, that the foregoing provision of this Section 22.9 shall not in any way (a) constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions, or provisions of any Credit Document (and the same shall continue, but without personal liability to the Nonrecourse Persons, until fully paid, discharged, observed, or performed) or otherwise relieve any such Person from its obligations under the Credit Documents to which it is a party or shall preclude, restrict, reduce, limit or otherwise affect the rights, powers and remedies of the Secured Parties to enforce (or cause to be enforced) such obligations against such Person or such Person’s properties to the extent permitted by any Credit Document to which it is a party; (b) limit, reduce, restrict or otherwise affect the right of any Secured Party (or any assignee, beneficiary or successor to any of them) to name the Company or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to any Credit Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Nonrecourse Person, except as set forth in this Section 22.9; (c) limit, reduce, restrict or otherwise affect any right or remedy of any Secured Party (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Nonrecourse Persons shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud, willful misrepresentation (which shall not include innocent or negligent misrepresentation), or misappropriation of Project Revenues, proceeds of the Notes, Insurance Proceeds, Eminent Domain Proceeds or any other earnings, revenues, rents, issues, profits or proceeds from or of the Collateral, that should or would have been paid as provided herein or paid or delivered to any Secured Party (or any assignee or beneficiary thereof or successor thereto) towards any payment required under any other Credit

Document; (d) affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, representation, or agreement in respect of the transactions contemplated by the Operative Documents made by any of the Nonrecourse Persons or any security granted by the Nonrecourse Persons in support of the obligations of such Persons under any Collateral Document (or as security for the obligations of the Company), including Pledgor’s obligations, covenants, representations and agreements under the Pledge Agreement; nor (e) limit the liability of (i) any Person who is a party to any Project Document or has issued any certificate or other statement in connection therewith with respect to such liability as may arise solely by reason of the terms and conditions of such Project Document (but subject to any limitation of liability in such Project Document), certificate or statement, or (ii) any Person rendering a legal opinion pursuant to this Agreement, in each case under this clause (e) relating solely to such liability of such Person as may arise under such referenced agreement, instrument or opinion. The limitations on recourse set forth in this Section 22.9 shall survive the termination of this Agreement.

Section 22.10 U.S. Tax Forms.

Each Holder, on or before the date it becomes a party to this Agreement and thereafter upon reasonable request of the Company, shall furnish to the Company, to the extent such Holder is legally eligible to do so, either a completed and signed IRS Form W-9 or IRS Form W-8BEN (or other applicable Form W-8, together with applicable attachments), as may be applicable, to claim a complete exemption from U.S. federal withholding tax.

*  *  *  *  *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

DIAMOND STATE GENERATION PARTNERS, LLC

By	/s/ William E. Brockenborough

Name:	William E. Brockenborough
Title:	President

Note Purchase Agreement (Diamond State Generation Partners, LLC)

This Agreement is hereby accepted and agreed to as of the date hereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC, its investment adviser

By	/s/ Thomas P. Shea

Name:	Thomas P. Shea
Title:	Managing Director

Note Purchase Agreement (Diamond State Generation Partners, LLC)

This Agreement is hereby accepted and agreed to as of the date hereof.

C. M. LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC, its investment adviser

By	/s/ Thomas P. Shea

Name:	Thomas P. Shea
Title:	Managing Director

Note Purchase Agreement (Diamond State Generation Partners, LLC)

This Agreement is hereby accepted and agreed to as of the date hereof.

MASSMUTUAL ASIA LIMITED
By:	Babson Capital Management LLC, its investment adviser

By	/s/ Thomas P. Shea

Name:	Thomas P. Shea
Title:	Managing Director

Note Purchase Agreement (Diamond State Generation Partners, LLC)

This Agreement is hereby accepted and agreed to as of the date hereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By	/s/ Joseph R. Cantey Jr.

Name:	Joseph R. Cantey Jr.
Title:	Director

Note Purchase Agreement (Diamond State Generation Partners, LLC)

This Agreement is hereby accepted and agreed to as of the date hereof.

AXA EQUITABLE LIFE INSURANCE COMPANY

By	/s/ Amy Judd

Amy Judd, Investment Officer

Note Purchase Agreement (Diamond State Generation Partners, LLC)

This Agreement is hereby accepted and agreed to as of the date hereof.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

By	/s/ John R. Endres

Name:	John R. Endres
Title:	Investment Officer

Note Purchase Agreement (Diamond State Generation Partners, LLC)

This Agreement is hereby accepted and agreed to as of the date hereof.

GENWORTH LIFE INSURANCE COMPANY OF NEW YORK

By	/s/ John R. Endres

Name:	John R. Endres
Title:	Investment Officer

Note Purchase Agreement (Diamond State Generation Partners, LLC)

This Agreement is hereby accepted and agreed to as of the date hereof.

MODERN WOODMEN OF AMERICA

By	/s/ Michael E. Dau

Name:	Michael E. Dau
Title:	Treasurer & Investment Manager

Note Purchase Agreement (Diamond State Generation Partners, LLC)

DIAMOND STATE GENERATION PARTNERS, LLC

1252 ORLEANS DRIVE

SUNNYVALE, CA 94089

INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

MODERN WOODMEN OF AMERICA	$15,000,000.00

(1)	All payments by wire transfer of immediately available funds to:

The Northern Trust Company

50 South LaSalle Street

Chicago, IL 60675

ABA No. [***]

Account Name: Modern Woodmen of America

Account No. [***]

with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

Modern Woodmen of America

Attn: Investment Accounting Department

1701 First Avenue

Rock Island, IL 61201

Fax: [***]

(3)	All other communications:

Modern Woodmen of America

Attn: Investment Department

1701 First Avenue

Rock Island, IL 61201

investments@modern-woodmen.org

Fax: [***]

[***] Confidential Treatment Requested

SCHEDULE A

(to Note Purchase Agreement)

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

AXA EQUITABLE LIFE INSURANCE COMPANY	$15,000,000.00

1.	All payments by wire transfer of immediately available funds to:

The Chase Manhattan Bank, N.A.

Account (s): AXA Equitable Life Insurance Company

4 Chase Metrotech Center

Brooklyn, New York 11245

ABA No.: 021-000021

Bank Account: [***]

Custody Account: [***]

Face Amount of [***]

with sufficient information to identify the source and application of such funds.

2.	All notices of payments and written confirmations of such wire transfers:

AXA Equitable Life Insurance Company

C/O AllianceBernstein LP

1345 Avenue of the America

37th Floor

New York, New York 10105

Attention: Cosmo Valente Telephone #: [***]

3.	All other communications:

AXA Equitable Life Insurance Company

C/O AllianceBernstein LP

1345 Avenue of the Americas, 37th Floor

New York, NY 10105

Attention: Terry McCarthy

AllianceBernstein LP

Telephone #: [***]

[***] Confidential Treatment Requested

SCHEDULE A

(to Note Purchase Agreement)

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

AXA EQUITABLE LIFE INSURANCE COMPANY	$20,000,000.00

1.	All payments by wire transfer of immediately available funds to:

The Chase Manhattan Bank, N.A.

Account (s): AXA Equitable Life Insurance Company

4 Chase Metrotech Center

Brooklyn, New York 11245

ABA No.: 021-000021

Bank Account: [***]

Custody Account: [***]

Face Amount of [***]

with sufficient information to identify the source and application of such funds.

2.	All notices of payments and written confirmations of such wire transfers:

AXA Equitable Life Insurance Company

C/O AllianceBernstein LP

1345 Avenue of the America

37th Floor

New York, New York 10105 Attention: Cosmo Valente Telephone #: [***]

3.	All other communications:

AXA Equitable Life Insurance Company

C/O AllianceBernstein LP 1345 Avenue

of the Americas, 37th Floor New York,

NY 10105

Attention: Terry McCarthy

AllianceBernstein LP

Telephone #: [***]

[***] Confidential Treatment Requested

SCHEDULE A

(to Note Purchase Agreement)

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA	$35,000,000.00

1.	All payments by wire transfer of immediately available funds through the Automated Clearing House System to:

JPMorgan Chase Bank, N.A.

ABA # 021-000-021

Account Number: [***]

Account Name: [***]

For Further Credit to the Account Number: [***]

Reference: [***]

Maturity Date: March 30, 2025/Interest Rate: 5.22% P&I Breakdown

with sufficient information to identify the source and application of such funds.

2.	All notices of payments and written confirmations of such wire transfers:

Teachers Insurance and Annuity Association of America

730 Third Avenue

New York, New York 10017

Attention: Securities Accounting Division

Phone: [***]

Email: [***]

With a copy to:

JPMorgan Chase Bank, N.A.

P.O. Box 35308

Newark, New Jersey 07101

And to:

Teachers Insurance and Annuity Association of America

8500 Andrew Carnegie Boulevard

Charlotte, North Carolina 28262

Attention: Global Private Markets

Telephone:	[***] [***]
Facsimile:	[***]
Email:	[***]

[***] Confidential Treatment Requested

SCHEDULE A

(to Note Purchase Agreement)

3.	All other communications:

Teachers Insurance and Annuity Association of America

8500 Andrew Carnegie Boulevard

Charlotte, North Carolina 28262

Attention: Global Private Markets

Telephone:	[***] [***]
Facsimile:	[***]
Email:	[***]

[***] Confidential Treatment Requested

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY	$32,200,000.00

1.	All payments by wire transfer of immediately available funds to:

MassMutual Co-Owned Account

Citibank

New York, New York

ABA # [***]

Acct # [***]

RE: Description of security, cusip, principal and interest split with sufficient information to identify the source and application of such funds.

2.	All notices of payments and written confirmations of such wire transfers:

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

Attn: [***]

With a copy to:

Massachusetts Mutual Life Insurance

c/o Babson Capital Management LLC

1500 Main Street – Suite 2200

Springfield, MA 01115

Attn: Securities Investment Division

With email notification to:

1.	[***]

2.	[***]

3.	[***]

3.	All other communications:

Massachusetts Mutual Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street – Suite 2200

PO Box 15189

Springfield, MA 01115-5189

Attn: Securities Investment Division

[***] Confidential Treatment Requested

SCHEDULE A

(to Note Purchase Agreement)

With email notification to:

1.	[***]

2.	[***]

3.	[***]

[***]	Confidential Treatment Requested

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

C.M. LIFE INSURANCE COMPANY	$3,500,000.00

1.	All payments by wire transfer of immediately available funds to:

MassMutual Co-Owned Account

Citibank

New York, New York

ABA # [***]

Acct # [***]

RE: Description of security, cusip, principal and interest split with sufficient information to identify the source and application of such funds.

2.	All notices of payments and written confirmations of such wire transfers:

C. M. Life Insurance Company

c/o Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

Attn: [**]

With a copy to:

C. M. Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street – Suite 2200

Springfield, MA 01115

Attn: Securities Investment Division

With email notification to:

1.	[***]

2.	[***]

3.	[***]

3.	All other communications:

C. M. Life Insurance Company

c/o Babson Capital Management LLC

1500 Main Street – Suite 2200

PO Box 15189

Springfield, MA 01115-5189

Attn: Securities Investment Division

[***] Confidential Treatment Requested

SCHEDULE A

(to Note Purchase Agreement)

With email notification to:

1.	[***]

2.	[***]

3.	[***]

[***]	Confidential Treatment Requested

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

MASSMUTUAL ASIA LIMITED	$4,300,000.00

1.	All payments by wire transfer of immediately available funds to:

Gerlach & Co.

c/o Citibank, N.A.

ABA # [***]

Concentration Acct # [***]

Attn: [***]

FFC: [***]

Name of Security/CUSIP Number

with sufficient information to identify the source and application of such funds.

2.	All notices of payments and written confirmations of such wire transfers:

MassMutual Asia Limited

c/o Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

Attn: [***]

With a copy to:

MassMutual Asia Limited

c/o Babson Capital Management LLC

1500 Main Street – Suite 2200

Springfield, MA 01115

Attn: Securities Investment Division

With email notification to:

1.	[***]

2.	[***]

3.	[***]

3.	All other communications:

MassMutual Asia Limited

c/o Babson Capital Management LLC

1500 Main Street – Suite 2200

PO Box 15189

Springfield, MA 01115-5189

Attn: Securities Investment Division

[***] Confidential Treatment Requested

SCHEDULE A

(to Note Purchase Agreement)

With email notification to:

1.	[***]

2.	[***]

3.	[***]

[***] Confidential Treatment Requested

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY	$5,000,000.00

1.	All payments by wire transfer of immediately available funds to:

The Bank of New York

ABA #: 021000018

Account #: [***]

SWIFT Code: [***]

Acct Name: Private Placement Income Collection Account

Attn: PP P&I Department

Reference: GLAIC / LA_TLC

CUSIP/PPN & Security Description, and Identify Principal & Interest Amounts

Face Amount of $5,000,000.00

And By Email: [***]

Fax: [***]

with sufficient information to identify the source and application of such funds.

2.	All notices of payments and written confirmations of such wire transfers:

Genworth Financial, Inc.

Account: Genworth Life and Annuity Insurance Company

3001 Summer Street

Stamford, CT 06905

Attn: Trade Operations

Telephone No: [***]

Fax No: [***]

[***]

and

The Bank of New York

Income Collection Department

P.O. Box 19266

Newark, NJ 07195

Attn: PP P&I Department

Ref: GLAIC, CUSIP/PPN & Security Description

P&I Contact: [***]

[***] Confidential Treatment Requested

SCHEDULE A

(to Note Purchase Agreement)

3.	All other communications:

Genworth Financial, Inc.

Account: Genworth Life and Annuity Insurance Company

3001 Summer Street, 2nd Floor

Stamford, CT 06905

Attn: Private Placements

Telephone No: [***]

Fax No: [***]

[***]

[***] Confidential Treatment Requested

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY	$5,000,000.00

1.	All payments by wire transfer of immediately available funds to:

The Bank of New York

ABA #: [***]

Account #: [***]

SWIFT Code: [***]

Acct Name: Private Placement Income Collection Account

Attn: PP P&I Department

Reference: GLAIC / LATERMUL

CUSIP/PPN & Security Description, and Identify Principal & Interest Amounts

Face Amount of $5,000,000.00

And By Email: [***]

Fax: [***]

with sufficient information to identify the source and application of such funds.

2.	All notices of payments and written confirmations of such wire transfers:

Genworth Financial, Inc.

Account: Genworth Life and Annuity Insurance Company

3001 Summer Street

Stamford, CT 06905

Attn: Trade Operations

Telephone No: [***]

Fax No: [***]

[***]

and

The Bank of New York

Income Collection Department

P.O. Box 19266

Newark, NJ 07195

Attn: [***]

Ref: [***] : [***]

[***] Confidential Treatment Requested

SCHEDULE A

(to Note Purchase Agreement)

3.	All other communications:

Genworth Financial, Inc.

Account: Genworth Life and Annuity Insurance Company

3001 Summer Street, 2nd Floor

Stamford, CT 06905

Attn: Private Placements

Telephone No: [***]

Fax No: [***]

[***]

[***] Confidential Treatment Requested

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY	$5,000,000.00

1.	All payments by wire transfer of immediately available funds to:

The Bank of New York

ABA #: [***]

Account #: [***]

SWIFT Code: [***]

Acct Name: Private Placement Income Collection Account

Attn: PP P&I Department

Reference: GLAIC / LASPIA

CUSIP/PPN & Security Description, and Identify Principal & Interest Amounts

Face Amount of $5,000,000.00

And By Email: [***]

Fax: [***]

with sufficient information to identify the source and application of such funds.

2.	All notices of payments and written confirmations of such wire transfers:

Genworth Financial, Inc.

Account: Genworth Life and Annuity Insurance Company

3001 Summer Street

Stamford, CT 06905

Attn: Trade Operations

Telephone No: [***]

Fax No: [***]

[***]

and

The Bank of New York

Income Collection Department

P.O. Box 19266

Newark, NJ 07195

Attn: PP P&I Department

Ref: GLAIC, CUSIP/PPN & Security Description

P&I Contact: [***]

[***] Confidential Treatment Requested

SCHEDULE A

(to Note Purchase Agreement)

3.	All other communications:

Genworth Financial, Inc.

Account: Genworth Life and Annuity Insurance Company

3001 Summer Street, 2nd Floor

Stamford, CT 06905

Attn: [***]

Telephone No: [***]

Fax No: [***]

[***]

[***] Confidential Treatment Requested

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

GENWORTH LIFE INSURANCE COMPANY OF NEW YORK	$4,812,500.00

1.	All payments by wire transfer of immediately available funds to:

The Bank of New York

ABA #: 021000018

Account #: [***]

SWIFT Code: [***]

Acct Name: [***]

Attn: [***]

Reference: [***]

CUSIP/PPN & Security Description, and Identify Principal & Interest Amounts

Face Amount of $5,000,000.00

And By Email: [***]

Fax: [***]

with sufficient information to identify the source and application of such funds.

2.	All notices of payments and written confirmations of such wire transfers:

Genworth Financial, Inc.

Account: Genworth Life Insurance Company of New York

3001 Summer Street

Stamford, CT 06905

Attn: [***]

Telephone No: [***]

Fax No: [***]

[***]

and

The Bank of New York

Income Collection Department

P.O. Box 19266

Newark, NJ 07195

Attn: [***]

Ref: [***]

P&I Contact: [***]

[***] Confidential Treatment Requested

SCHEDULE A

(to Note Purchase Agreement)

3.	All other communications:

Genworth Financial, Inc.

Account: Genworth Life Insurance Company of New York

3001 Summer Street, 2nd Floor

Stamford, CT 06905

Attn: [***]

Telephone No: [***]

Fax No: [***]

[***]

[***] Confidential Treatment Requested

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Accounts” means the Construction Escrow Account, the Revenue Account, the Operating Account, the Distribution Suspense Account, the IDC Reserve Account, Debt Service Reserve Account, the Loss Proceeds Account, the Note Redemption Account and each cash collateral account referred to in the Credit Documents (other than the Cash Grant Account and System Refund Account), including any sub-accounts within such accounts.

“Additional Project Documents” means any material contracts or agreements related to the construction, testing, maintenance, repair, operation or use of the Project entered into by Company and any other Person, or assigned to Company, subsequent to the Closing Date; provided that any such contracts and agreements providing for the payment by or to Company of less than [***] or the provision to Company of less than [***] per annum individually in value of goods or services, shall be deemed not to constitute an Additional Project Document.

“Administrative Services Agreement” means the Administrative Services Agreement dated as of April 13, 2012 among Company, Pledgor and the Administrative Services Provider, as amended by the Omnibus Amendment.

“Administrative Services Provider” means Sponsor.

“Adverse PUHCA Event” means (i) loss of Exempt Wholesale Generator status for the Company or loss of Eligible Facility status for the Project, (ii) the Company shall have tendered notice to FERC that the Company has ceased to be an Exempt Wholesale Generator, (iii) FERC shall have issued an order determining that the Company no longer meets the criteria of an Exempt Wholesale Generator or takes other action revoking such Exempt Wholesale Generator status or (iv) the Company otherwise becoming subject to regulation under PUHCA.

“Affiliate” of a specified Person means any other Person that (a) directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person, or (b) only with respect to matters relating to PUHCA, (i) is an “affiliate” as defined in Section 1262(1) of PUHCA or (ii) directly or indirectly owns, Controls or holds with power to vote, 5% or more of the outstanding voting securities of such Person. When used with respect to Company, “Affiliate” shall include Pledgor and any Affiliate thereof (other than Company).

“Agreement” means this Agreement as it may be amended or supplemented from time to time.

“ALTA” means American Land Title Association.

“Amortization Schedule” means the schedule showing the amortization of the Notes from the Closing Date to the Maturity Date, attached hereto as Schedule 8.1.

“Annual Operating Budget” is defined in Section 9.14(b).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

[***] Confidential Treatment Requested

SCHEDULE B

(to Note Purchase Agreement)

“Applicable Permit” means, at any time, any Permit (a) that is necessary under applicable Legal Requirements or any of the Operative Documents to have been obtained by or on behalf of the Company at such time in light of the stage of development, construction or operation of the Project to construct, test, operate, maintain, repair, lease, own or use the Project as contemplated by the Operative Documents, to sell electricity from the Project or deliver fuel to the Project, or for the Company to enter into any Operative Document or to consummate any transaction contemplated thereby, in each case in accordance with all applicable Legal Requirements, or (b) that is necessary so that none of the Company or any Secured Party nor any Affiliate of any of them may be deemed by any Governmental Authority to be subject to regulation under the FPA or PUHCA (except as provided in Section 5.24) or treated as a public utility under the Constitution and the laws of the State of Delaware as presently constituted and as construed by the courts of the State of Delaware with respect to the regulation of the rates of, or the financial or organizational regulation of, electric utilities as a result of the development and construction or operation of the Project or the sale of electricity therefrom. The Tariff and the Gas Tariff are always Applicable Permits.

“Applicable Third Party Permit” means, at any time, any Permit that is necessary to have been obtained by such time in light of the stage of development, construction or operation of the Project by any Person (other than the Company) that is a party to a Major Project Document or a Credit Document in order to perform such Person’s obligations thereunder (other than Permits necessary to conduct its business generally and maintain its existence and good standing), or in order to consummate any transaction contemplated thereby, in each case in accordance with all applicable Legal Requirements.

“Available Funds” means, at any time and without duplication, the aggregate committed amount of all sources of capital available to the Company by way of (a) amounts in the Construction Escrow Account, (b) undisbursed Insurance Proceeds or Eminent Domain Proceeds which are available for payment of Project Costs, (c) any Project Revenues which are available for payment of Project Costs and (d) to the extent not all committed equity has been invested in the Project and there are equity investment undertakings in place and the Holders reasonably have no reason to believe that the amounts committed to be invested thereunder will not be invested, the remainder of the commitments thereunder.

“Bankruptcy Event” shall be deemed to occur, with respect to any Person, if (a) that Person shall commence any case, proceeding or other voluntary action seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, arrangement, adjustment, winding-up, reorganization, dissolution, composition under any applicable Debtor Relief Law or other relief with respect to it or its debts; (b) such Person shall apply for, or consent or acquiesce to, the appointment of, a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other official with similar powers for itself or any substantial part of its assets; (c) such Person shall make a general assignment for the benefit of its creditors; (d) an involuntary case shall be commenced seeking liquidation or reorganization of such Person under any applicable Debtor Relief Law, or seeking issuance of a warrant of attachment, execution or distraint, or any similar proceedings shall be commenced against such Person under any other applicable law and (i) such Person consents to the institution of the involuntary case against it, (ii) the petition commencing the involuntary case is not timely controverted, (iii) the petition commencing the involuntary case is not dismissed within 45 days of its filing, (iv) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within 45 days, or (v) an order for relief shall have been issued or entered therein; or (e) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other official having similar powers, over such Person or all or a part of its property shall have been entered; or (f) any other similar relief shall be granted against such Person under any applicable Debtor Relief Law, or such Person shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable law, or shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth above in this definition; or (g) such Person shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

“Base Case Projections” means a projection of operating results showing at a minimum Company’s good faith estimates, as of the Closing Date, of revenues, operating expenses and sources and uses over the forecast period, in substantially the form of Schedule 4.1.27, which shall be of a nature and in an amount satisfactory to the Purchasers in consultation with Independent Engineer.

“Blocked Person” is defined in Section 5.16(a).

“Brookside Lease” means the Lease Agreement, dated as of April 19, 2012, between the Company and the Delaware Department of Transportation, an agency of the State of Delaware, relating to property located at 512 East Chestnut Hill Road, Newark, DE 19713, as amended from time to time.

“Brookside Site” means the real property which is the subject of the Brookside Lease.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or the State of California are required or authorized to be closed.

“Buydown Amount” is defined in Section 9.20.

“Capital Expenditures” mean expenditures made by the Company to acquire or construct fixed assets, plant and equipment which, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the statement of cash flows of the Company (including renewals, improvements and replacements thereto, but, notwithstanding the foregoing, excluding any such expenditures that are paid out of Loss Proceeds).

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Cash Grant” means a grant under Section 1603 of division B of the American Recovery and Reinvestment Act of 2009, as amended, with respect to the Project.

“Cash Grant Account” means the account established in the name of Pledgor pursuant to the Control Agreement, dated as of April 13, 2012, by and among the Pledgor, the Managing

Member, Mehetia Inc. and The Bank of New York Mellon, into which the Cash Grant proceeds will be deposited, provided that such account shall not be an “Account” under the Depositary Agreement.

“Cash Grant Guidance” means the guidance issued on July 9, 2009 (as revised), by the U.S. Treasury Department for payments for specified energy property in lieu of tax credits under Section 1603 of the American Recovery and Reinvestment Act of 2009 (P.L. 111-5), as amended, and any clarification, amendment addition or supplement thereto, and any other guidance (including in the form of frequently asked questions and answers), instructions or terms and conditions published or issued by the U.S. Treasury Department or any other Governmental Authority.

“Change of Control” means (a) before the Final Completion Date, the Sponsor ceases to indirectly own and control 100% of the economic and voting interest in the Company (excluding any interests held by the Tax Equity Investors) or (b) after the Final Completion Date, the Sponsor ceases to indirectly own and control 50.1% of the economic and voting interest in the Company (excluding any interests held by the Tax Equity Investors).

“Closing” is defined in Article 3.

“Closing Date” is defined in Section 4.1.

“COD” for a System means “Commencement of Operations” of such System, as such term is defined in the MESPA.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” means all property which is subject or is intended to become subject to the security interests or liens granted by any of the Collateral Documents.

“Collateral Agency Agreement” means the Collateral Agency Agreement, dated as of the Closing Date, in form and substance satisfactory to the Purchasers, between the Purchasers and the Collateral Agent.

“Collateral Agent” means Deutsche Bank Trust Company Americas, acting in its capacity as collateral agent for the Secured Parties under the Credit Documents.

“Collateral Documents” means the Mortgage, the Pledge Agreement, the Security Agreement, the Collateral Agency Agreement, each Direct Agreement, the Interparty Agreement and any fixture filings, financing statements, or other similar documents filed, recorded or delivered in connection with the foregoing.

“Company” means Diamond State Generation Partners, LLC, a Delaware limited liability company.

“Company’s COD Certificate” means a certificate delivered to the Holders, substantially in the form of Exhibit 4.2.1(c).

“Confidential Information” is defined in Article 20.

“Construction Escrow Account” is defined in Section 2.1 of the Depositary Agreement.

“Construction Services Agreement” means the Interconnection Service Agreement among PJM, the Company and DPL effective as of June 19, 2012.

“Contingent Obligation” means, as to any Person, any obligation, agreement, understanding or arrangement (including purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of collateral to support the obligations of another Person, keep-well agreements and take-or-pay or through-put arrangements) of such Person guaranteeing or intended to guarantee any indebtedness, leases, dividends or other obligations of any other Person in any manner, whether directly or indirectly; provided, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

“Control” means the possession, directly or indirectly (either alone or pursuant to an arrangement or understanding with one or more other Persons), of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Controlled Entity” means any of the Subsidiaries of the Company and any Affiliate of the Company or Subsidiary of the Company that in each case is Controlled by the Company or a Subsidiary of the Company.

“Credit Documents” means this Agreement, any Notes, the Depositary Agreement, the Equity Contribution Agreement, the Collateral Documents, the Recapture Indemnities and Guarantees, and any other security agreements or letter agreement or similar document, and any amendment to the foregoing or consent or waiver given under the foregoing, entered into by any Secured Party, on the one hand, and the Company or one or more Affiliates of the Company, on the other hand, in connection with the transactions contemplated by the Credit Documents.

“Credit Event” means each of the Closing Date, each Drawdown and the Final Completion Date.

“Credit Parties” means the Company, Pledgor, Managing Member and Sponsor.

“CS Guaranty” means the Guaranty, dated as of April 13, 2012, as amended by the First Amendment to Guarantee, dated as of March 20, 2013 and issued by Credit Suisse (USA), Inc. in favor of the Company and the Collateral Agent.

“Date Certain” means June 30, 2014.

“Debt” of any Person means, without duplication, (a) all obligations (including contingent obligations) of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and other accrued expenses arising in the ordinary course of business which in accordance with GAAP would not be shown on the liability side of the balance sheet of such Person, (d) all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable, (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (f) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (g) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (h) all Debt (as described in the preceding clauses) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on any asset of such Person, whether or not such Debt is assumed by such Person and (i) all Debt (as described in the preceding clauses) of others guaranteed directly or indirectly by such Person or as to which such Person has an obligation which is substantially the economic equivalent of a guaranty.

“Debt Service” means, for the Company and for any period, all obligations for principal and interest payments and any fees, expenses and other charges, including fees and agent fees, due and payable in respect of all Debt for borrowed money in such period.

“Debt Service Reserve Account” is defined in Section 2.1 of the Depositary Agreement.

“Debt Service Reserve Requirement” means, with respect to any date and the Notes, an amount equal to the sum of (x) the greatest six (6) months of Debt Service under the Notes and (y) 90-days of RECs valued at $45 per REC, provided that the Debt Service Reserve Requirement shall never exceed the outstanding principal and interest to maturity of the Notes.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any obligation payable under the Credit Documents, for any applicable period of time, the interest rate per annum equal to 2.00% above the interest rate otherwise applicable to such obligation for such period.

“Depositary” means Deutsche Bank Trust Company Americas, not in its individual capacity but solely as depositary agent, bank and securities intermediary under the Depositary Agreement.

“Depositary Agreement” means the Depositary Agreement, dated as of the Closing Date, among the Company, Collateral Agent and Depositary.

“Direct Agreements” means the consents specified on Schedule 4.30.1 and any other third party consents to the assignments contemplated by the Credit Documents, in the form set forth in Exhibit 4.30.1.

“Disclosure Documents” is defined in Section 5.3.

“Disqualified Person” means (a) any Federal, State or local government (or any political subdivision, agency or instrumentality thereof); (b) any organization described in Section 501(c) of the Code and exempt from tax under Section 501(a) of the Code; (c) any entity referenced in Section 54(j)(4) of the Code; (d) any foreign person or entity as defined in Section 168(h)(2)(C) of the Code unless the exception under Section 168(h)(2)(B) of the Code applies with respect to the income from the Company for that Person; (e) any person described in Section 50(d)(1), including a real estate investment trust, as defined in Section 856(a) of the Code; and (f) any partnership or other pass-through entity (including a single member disregarded entity) any direct or indirect partner (or other direct or indirect holder of an equity or profits interest) of which is described in clauses (a)–(e) unless such person holds its interest in the partnership or other pass-through entity indirectly through a taxable “C” corporation; provided that, if and to the extent the definition of “Disqualified Person” under Section 1603 of the American Recovery and Reinvestment Act of 2009, as amended, is amended or supplemented after the Closing Date, the definition of “Disqualified Person” shall be interpreted to conform to such amendment or supplement and any Treasury guidance with respect thereto.

“Distribution Conditions” is defined in Section 10.10.

“Distribution Suspense Account” is defined in Section 2.1 of the Depositary Agreement.

“Dollars” and “$” means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

“DPL” means Delmarva Power & Light Company, a Delaware and Virginia corporation.

“DPSC” means the Delaware Public Service Commission.

“Drawdown” means a disbursement of funds from the Construction Escrow Account in accordance with the terms of Section 3.2.2 of the Depositary Agreement.

“Drawdown Certificate” means a certificate delivered to the Holders substantially in the form of Exhibit 4.2.1(a).

“DSCR” means, for any period, the ratio of (a) Operating Cash Available for Debt Service for such period to (b) Debt Service for such period.

“Easements” shall have the meaning given in the granting clause of the applicable Mortgage.

“Efficiency Bank” is defined in the MESPA.

“Eligible Facility” means an “eligible facility” within the meaning of PUHCA.

“Eminent Domain Proceeds” is defined in Section 1.1 of the Depositary Agreement.

“Energy” is defined in the Tariff.

“Environmental Consultant” means Terracon Consultants, Inc., or its successor appointed by the Required Holders and, for so long as no Event of Default or Default has occurred and is continuing, the Company.

“Environmental Laws” means any and all current or future federal, state, local and foreign statutes, laws, including common law, regulations or ordinances, rules, judgments, orders, decrees, permits licenses or restrictions imposed by a Governmental Authority relating to pollution or protection of the environment or natural resources and protection of human health, including but not limited to the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; Federal Endangered Species Act, 16 U.S.C. Section 1551 et seq.; the Migratory Bird Treaty Act of 1918, 16 U.S.C. Section 703 et seq.; Bald and Golden Eagle Protection Act, 16 U.S.C. Section 668; and shall include all Hazardous Substances Laws.

“Environmental Reports” means, collectively, (a) the Phase 1 Environmental Site Assessment, Proposed Fuel Cell Facility (Red Lion Site) of Terracon Consultants, Inc. dated March 13, 2013 and (b) the Phase 1 Environmental Site Assessment, Proposed Fuel Cell Facility (Brookside Site) of Terracon Consultants, Inc., dated March 13, 2013.

“Equity Contribution Agreement” means the Equity Contribution Agreement, dated as of the Closing Date, among the Company, the Sponsor and the Collateral Agent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any Person (whether or not incorporated) which is under common control with the Company within the meaning of section 4001(a) of ERISA or that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Article 11.

“Event of Eminent Domain” means any compulsory transfer or taking by condemnation, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking, of any part of the Collateral, by any agency, department, authority, commission, board, instrumentality or political subdivision of the State of Delaware, the United States or another Governmental Authority having jurisdiction.

“Exempt Wholesale Generator” means an “exempt wholesale generator” within the meaning of PUHCA and FERC’s regulations implementing PUHCA.

“Existing Financing Agreement” means the Credit Agreement, dated as of March 22, 2012, among the Company, the lenders party thereto and The Royal Bank of Scotland PLC as administrative agent and collateral agent.

“Existing Systems” means 8.8 MW of Systems manufactured and installed by Sponsor at the Sites pursuant to the MESPA which are operating as of the Closing Date.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“FERC” means the Federal Energy Regulatory Commission and its successors.

“Final Completion” means the date upon which conditions set forth in Sections 4.3 and 4.4 have been satisfied or waived in writing by the Required Holders.

“Final Completion Date” means the date upon which Final Completion is achieved.

“Final Completion Date Distribution” means a distribution in an amount up to the amounts remaining on deposit in the Construction Escrow Account and the IDC Reserve Account, in the aggregate, following the occurrence of the Final Completion Date, to be made to the Pledgor by the Company on or after the Final Completion Date.

“FIRREA” means the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

“Forced Outage Event” is defined in the Tariff.

“Forced Outage Tariff Structure” is defined in the Base Case Projections.

“FPA” means the Federal Power Act, as amended, and FERC’s implementing regulations related thereto.

“Funded System” means a System with respect to which a payment under the MESPA has been financed or, in the case of the Systems that were in operation on the Closing Date, refinanced with the proceeds of the Notes hereunder.

“GAAP” means generally accepted accounting principles as in effect from time to time in the

United States of America.

“Gas Service Agreements” means, collectively, (i) the Large Volume Gas Qualified Fuel Cell Provider-Renewable Capable Service Agreement, effective as of June 19, 2012, between the Sponsor and DPL (for the Brookside Site), as assigned by Sponsor to the Company pursuant to the Assignment and Assumption Agreement, dated as of March 13, 2013, and (ii) the Large Volume Gas Qualified Fuel Cell Provider-Renewable Capable Service Agreement, effective as of December 12, 2012 between the Company and DPL (for the Red Lion Site).

“Gas Tariff” mean’s DPL’s Service Classification “LVG-QFCP-RC” filed for gas service applicable to REPS Qualified Fuel Cell Provider Projects and approved by the DPSC in Order No. 8062 dated October 18, 2011, as adopted and supplemented by DPSC’s Findings, Opinion and Order No. 8079, dated December 1, 2011.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, bylaws, operating agreement or other organizational or governing documents of such Person, and, in particular, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (d) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (e) in any other case, the functional equivalent of the foregoing.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Rule” means any constitution, code, statute, law, regulation, ordinance, rule, judgment, order, decree, binding directive, treaty or other governmental restriction or any similar form of decision of or determination by, any Governmental Authority.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Substances” means any and all substances or materials defined as “hazardous substances,” “pollutants,” “contaminants,” “hazardous waste,” “hazardous materials,” “regulated substances,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” toxic substances,” or similar terms, as such terms are designated, regulated classified, listed, or defined under or with respect to which any liability may be imposed pursuant to any Hazardous Substances Law, including without limitation any petroleum product (including byproducts or breakdown products of petroleum products), asbestos-containing material, polychlorinated biphenyls or urea formaldehyde foam insulation.

“Hazardous Substances Law” means any of:

(a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.);

(b) the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.);

(c) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.);

(d) the Clean Air Act (42 U.S.C. Section 7401 et seq.);

(e) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.);

(f) the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.);

(g) the Oil Pollution Act of 1990 (P.L. 101-380, 104 Stat. 486);

(h) the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.);

(i) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.);

(j) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.);

(k) applicable Delaware statutes related to the release of Hazardous Substances;

(l) Delaware ordinances and regulations related to the release of Hazardous Substances; and

(m) all other federal, state, local and municipal Governmental Rules, any and all Legal Requirements, and any and all common law requirements, rules and bases of liability regulating, relating to, or imposing liability or standards of conduct concerning pollution or protection of human health or the environment or which otherwise govern Hazardous Substances, as are now or may at any time hereafter be in effect, together with the regulations adopted pursuant to all foregoing.

“Holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Articles 7 and 12, Section 17.2 and Article 18 and any related definitions in this Schedule B, “Holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Hot Box Replacement” means the permanent removal and replacement of the rack-mounted assemblies containing the arrays of fuel cell components in a System (which, for example in a Model ES-5700, includes six such assemblies).

“IDC Reserve Account” is defined in Section 2.1 of the Depositary Agreement.

“Improvements” is defined in the Mortgage.

“Independent Consultants” means, collectively, the Insurance Consultant and the Independent Engineer.

“Independent Engineer” means SAIC Energy, Environment & Infrastructure, LLC, or its successor appointed by the Required Holders, and for so long as no Event of Default or Default has occurred and is continuing, the Company.

“Independent Engineer’s COD Certificate” means a certificate delivered to the Holders, substantially in the form of Exhibit 4.2.1(d).

“Independent Engineer’s Drawdown Certificate” means a certificate delivered to the Holders, substantially in the form of Exhibit 4.2.1(b).

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any Holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any Holder of any Note.

“Insurance Consultant” means Moore-McNeil LLC, or its successor appointed by the Required Holders, and for so long as no Event of Default or Default has occurred and is continuing, the Company.

“Insurance Proceeds” is defined in Section 1.1 of the Depositary Agreement.

“Interconnection Agreements” mean the (a) Interconnection Service Agreement, dated June 19, 2012, entered into among Company, PJM and DPL with respect to the Red Lion Site, and the (b) the Standard Agreement for Interconnection, dated March 27, 2012, entered into by Company and DPL with respect to the Brookside Site.

“Interparty Agreement” means the Interparty Agreement, dated as of the Closing Date, among Company, Pledgor, Managing Member, Tax Equity Investors and the Collateral Agent.

“Knowledge” means, with respect to the Company, the actual knowledge of the senior managers of the Company who are charged with direct or indirect responsibility for the Project.

“Leases” means the Red Lion Lease and the Brookside Lease.

“Legal Requirements” means, as to any Person, the Governing Documents of such Person, any requirement under a Permit, and any Governmental Rule in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Loss Event” is defined in Section 1.1 of the Depositary Agreement.

“Loss Proceeds” is defined in Section 1.1 of the Depositary Agreement.

“Loss Proceeds Account” is defined in Section 2.1 of the Depositary Agreement.

“Major Project Documents” means the MESPA, the MOMA, the Interconnection Agreements, each Lease, the Easements, the Service Application, the Administrative Services Agreement, the Gas Service Agreements, the Construction Services Agreement, any guaranty agreements related to the foregoing executed by Persons in favor of Company and, unless otherwise agreed by the Required Holders prior to its execution and delivery, any Additional Project Document.

“Major Project Participants” means, without duplication, the Company, Managing Member, Sponsor, Operator, PJM, Pledgor, DPL, the Administrative Services Provider, any indemnitor under a Recapture Indemnity and Guarantee and any guarantor thereof, the Tax Equity Investors party to the Interparty Agreement, and to the extent not already included in this list, any counterparty to a Major Project Document.

“Make-Whole Amount” is defined in Section 8.6.

“Managing Member” means Clean Technologies II, LLC, a Delaware limited liability company.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company taken as a whole.

“Material Adverse Effect” means an event, circumstance, condition or occurrence of whatever nature that materially and adversely affects (a) the business, assets (including the Project), property, prospects, results of operation or financial condition of a Major Project Participant, (b) the Company’s rights to the Project and the Project assets, (c) any Major Project Participant’s ability to perform its obligations under the Operative Documents, (d) the validity or priority of the Secured Parties’ security interests in the Collateral, or (e) the validity or enforceability of any Operative Document (including the ability of the Secured Parties to enforce any of their remedies thereunder).

“Maturity Date” means March 30, 2025.

“Mehetia” means Mehetia Inc., a Delaware corporation.

“Memorandum” is defined in Section 5.3.

“MESPA” means the Master Energy Server Purchase Agreement between Sponsor and the Company, dated as of April 13, 2012, as amended by the Omnibus Amendment.

“MOMA” means the Master Operations and Maintenance Agreement, between the Company and Operator, dated as of April 13, 2012, as amended by the Omnibus Amendment.

“Mortgage” means the Leasehold Mortgage, Security Agreement, Assignment of Rents, and Financing Statement and Fixture Filing, dated as of the Closing Date, in form and substance satisfactory to the Purchasers, between the Company and Collateral Agent.

“Mortgaged Property” is defined in the granting clause of the Mortgage.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.2(a).

“Net Available Amount” is defined in Section 1.1 of the Depositary Agreement.

“Note Redemption Account”is defined in Section 2.1 of the Depositary Agreement.

“Notes” is defined in Article 1.

“O&M Costs” means, for any period, cash amounts incurred and paid by the Company for the operation and maintenance of the Project or any portion thereof and for the purchase of goods and services in connection therewith, including (a) premiums for insurance policies, (b) costs of fuel and other consumables, (c) costs of obtaining any other materials, supplies, utilities or services for the Project, (d) costs of maintaining, renewing and amending Permits, (e) franchise, licensing, property, real estate, sales and excise Taxes, (f) general and administrative expenses, (g) employee salaries, wages and other employment-related costs, (h) business management and administrative service fees, (i) costs required to be paid by the Project under any Project Document or Credit Document (other than scheduled Debt Service and Project Costs but including scheduled interest or lease payments in respect of other Permitted Debt) or to satisfy any Legal Requirement or obtain or maintain any Permit, (j) legal, accounting and consulting fees and other transaction costs and all other fees payable to the Holders (other than amounts constituting scheduled Debt Service), (k) necessary Capital Expenditures (other than capital expenditures made in connection with the repair or restoration of any casualty suffered by the

Project to the extent funded with insurance or similar proceeds applied pursuant to Section 3.7 of the Depositary Agreement or infusions of equity pursuant to the Credit Documents), and (l) all other fees and expenses necessary for the continued operation and maintenance of the Project and the conduct of the business of the Project, but exclusive in all cases of non-cash charges and also exclusive of all interest charges and charges for the payment or amortization of principal of the Notes. O&M Costs shall not include payments for restoration or repair of the Project from the Loss Proceeds Account or income Taxes.

“Obligations” means and includes all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by the Company or the Pledgor (or, if such term is used by reference to any specific Person, by such Person) to any of the Secured Parties of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Credit Documents, including (a) all principal, interest, Make-Whole Amount, fees, charges, expenses, attorneys’ fees and accountants fees, repayment obligations, prepayment obligations, and reimbursement obligations payable by the Company or the Pledgor thereunder, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Company or the Pledgor to the Secured Parties under or pursuant to the Credit Documents, (c) any and all sums advanced by any of the Secured Parties to preserve the Collateral or preserve or perfect Liens in the Collateral, and (d) in the event of any proceeding for the collection or enforcement described herein, after an Event of Default has occurred and is continuing and unwaived in accordance with the provisions hereof, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by Collateral Agent, on behalf of the Secured Parties, of its rights under the Collateral Documents, together with reasonable attorney’s fees and court costs.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.

“Offer Settlement Date” is defined in Section 8.1.3(b).

“Offer to Repay” is defined in Section 8.1.3(b).

“Offer to Repay Notice” is defined in Section 8.1.3(b).

“Omnibus Amendment” means the Omnibus First Amendment to MESPA, MOMA and ASA, dated as of March 20, 2013, entered into among the Company, the Sponsor and Pledgor.

“Operating Account” is defined in Section 2.1 of the Depositary Agreement.

“Operating Budget Category” means (a) individually, any line item category set forth in that portion of the then-current Annual Operating Budget showing sources and uses of Project funds, and (b) collectively, all line item categories set forth in that portion of the then-current Annual Operating Budget showing sources and uses of Project funds.

“Operating Cash Available for Debt Service” means, for any period, Project Revenues during such period minus O&M Costs during such period.

“Operative Documents” means, collectively, the Credit Documents and the Project Documents.

“Operator” means Bloom Energy Corporation, a Delaware corporation.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Performance Tests” means any tests under the MESPA to demonstrate COD.

“Permit” means any approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

“Permitted Debt” means (a) Debt incurred under the Credit Documents, (b) Debt pursuant to the terms of a Project Document (but not for borrowed money), either not more than 90 days past due or being contested in good faith, (c) trade or other similar Debt incurred in the ordinary course of business (but not for borrowed money), either not more than 90 days past due or being contested in good faith, (d) the following contingent liabilities, to the extent otherwise constituting Debt: (i) the acquisition of goods, supplies or merchandise in the normal course of business or normal trade credit, (ii) the endorsement of negotiable instruments received in the normal course of its business, and (iii) contingent liabilities incurred with respect to any Applicable Permit or Operative Document, (e) purchase money obligations incurred to finance the purchase price of discrete items of equipment not comprising an integral part of the Project that extend only to the equipment being financed in an aggregate amount of secured principal and capital lease obligations not exceeding $100,000 at any one time outstanding, and (f) obligations in respect of surety bonds or similar instruments in an aggregate amount not exceeding $100,000 at any one time outstanding.

“Permitted Distribution” means a distribution in an amount not to exceed $100,000 to be made to the Pledgor by the Company as of the Closing Date, subject to the satisfaction of the relevant conditions precedent under Section 4.1.

“Permitted Investments” is defined in the Depositary Agreement.

“Permitted Liens” means (a) the rights and interests of any Secured Party as provided in the Credit Documents; (b) statutory Liens for any current Tax, assessment or other governmental charge not yet due and payable, and Liens for Taxes, assessments or governmental charges being contested in accordance with the requirements of Section 9.4; (c) materialmen’s, mechanics’, workers’, repairmen’s, employees’ or other like Liens, arising in the ordinary course of business or in connection with the construction, operation or maintenance of the Project, either for amounts not yet due or for amounts being contested in good faith and by appropriate proceedings, so long as (i) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of the Project, either Site or any Easements, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the use or disposition of the Project, either Site or any Easements, (ii) a bond or other security reasonably acceptable to the Holders has been posted or provided in such manner and amount as to assure the Holders that any amounts determined to be due will be promptly paid in full when such contest is determined, or (iii) adequate cash reserves have been provided therefor; (d) Liens arising out of judgments or awards so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves, bonds or other security reasonably acceptable to the Holders have been provided or are fully covered by insurance; (e) the Title Exceptions; (f) Liens, deposits or pledges to secure statutory obligations or performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of its business, not to exceed $500,000 in the aggregate at any time, and with any such Lien to be released as promptly as practicable; (g) other Liens incident to the ordinary course of business that are not incurred in connection with the obtaining of any loan, advance or credit and that do not in the aggregate materially impair the use of the property or assets of Company or the value of such property or assets for the purposes of such business; and (h) involuntary Liens as contemplated by the Operative Documents (including a Lien of an attachment, judgment or execution) securing a charge or obligation, on any of Company’s property, either real or personal, whether now or hereafter owned in the aggregate sum of less than $100,000.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“PJM” means PJM Interconnection, L.L.C., a regional transmission organization.

“PJM Agreements” is defined in the Tariff.

“PJM Grid” means the system of transmission lines and associated facilities that have been placed under PJM’s operational control.

“Placed in Service Date” means the date on which each System is “placed-in-service” within the meaning of the Code and Cash Grant Guidance.

“Placement Agent” is defined in Section 5.3.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding six years, has been established or maintained, or to which contributions are or, within the preceding six years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Pledge Agreement” means, the Pledge and Security Agreement, dated as of the Closing Date, in form and substance satisfactory to the Purchasers, among Pledgor, the Company and Collateral Agent.

“Pledgor” means Diamond State Generation Holdings, LLC, a Delaware limited liability company.

“Portfolio” means, on an aggregate basis, all Systems owned by Company at any time that were purchased pursuant to the MESPA and that have achieved COD, other than Systems that have been repurchased by Sponsor pursuant to the terms of the MESPA.

“Project” means a portfolio of up to 150 Bloom Energy baseload fuel cell electricity generators with an aggregate capacity of 30 MW to be located on the Sites and the Easements commonly known as Brookside (for the 3 MW part of the Project, in Newark, Delaware) and Red Lion (for the 27 MW part of the Project, in New Castle County, Delaware).

“Project Budget” means the budget for all anticipated costs to be incurred in connection with the development, construction, installation, timing and start-up of the Project as set forth in Schedule 4.1.26.

“Project Costs” means: (a) the Purchase Price (as defined in the MESPA) of Systems; (b) all other Project-related costs and other development costs (including all Site related costs payable to any Person, including landowners or any Governmental Authority), insurance costs, management services fees and expenses and expenses to complete the development, design, construction and financing of the Project; (c) contingency funds, start-up costs and initial working capital costs; (d) O&M Costs due and payable prior to Final Completion; and (f) interest and fees pursuant to this Agreement prior to Final Completion.

“Project Document Modification” is defined in Section 10.13.

“Project Documents” means, without duplication, the Major Project Documents and any other agreement or document relating to the development, construction or operation of the Project to which the Company is a party.

“Project Revenues” means, without duplication, all income and cash receipts of the Company derived from the ownership or operation of the Project (other than Cash Grant proceeds), including payments received by the Company from DPL pursuant to the Tariff, from Sponsor under the MESPA and the MOMA (other than payments permitted to be deposited into the System Refund Account), proceeds of any delay in start up or business interruption or liability insurance (to the extent such liability insurance proceeds represent reimbursement of third party claims previously paid by the Company), income derived from the sale or use of electric capacity or energy transmitted or distributed or ancillary services or environmental attributes produced by the Project, proceeds from sale of assets, investment income on amounts in the Accounts (solely to the extent deposited in the applicable Account), but excluding solely for purposes of calculating Operating Cash Available for Debt Service, (a) any receipts derived from the sale of any property pertaining to the Project or incidental to the operation of the Project, as determined in conformity with cash accounting principles, (b) proceeds of casualty insurance, (c) performance liquidated damages under the MESPA and MOMA, (d) the proceeds of any condemnation awards relating to the Project and (e) proceeds from the Collateral Documents.

“Project Schedule” means the schedule for construction and completion of the Project as set forth in Schedule 4.1.28.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Prudent Electrical Practices” is defined in the MESPA.

“PTE” is defined in Section 6.2(a).

“PUHCA” means the Public Utility Holding Company Act of 2005 (42 U.S.C. §§ 16451-16463), and FERC’s implementing regulations related thereto (18 C.F.R. Part 366).

“Purchaser” or “Purchasers” means each of the purchasers whose signatures appear at the end of this Agreement and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“QFCP Generator” is defined in the Tariff.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Fuel Cell Provider” is defined in the Tariff.

“Qualified Fuel Cell Provider Project” is defined in the Tariff.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Ramp Up Period” means the period from the Closing Date through the Final Completion Date.

“Rating Agency” means Fitch Ratings Inc. to the extent that at each relevant time of determination, it has an active and current rating in effect on the Notes, or if Fitch Ratings Inc. shall cease to rate debt instruments of the type similar to the Notes, another nationally recognized rating agency or agencies then rating debt instruments of a type similar to the Notes as shall be selected by the Holders, in consultation with the Company, as a substitute therefor.

“Rating Event” is defined in Section 9.23.

“Real Property” means the real property, including the Sites and the Improvements, which is the subject of the Mortgages.

“Real Property Documents” means any documents, agreements or instruments pursuant to which Company has rights in Real Property, all easements, sub-easements, leases, subleases, licenses and other agreements with landowners, any non-disturbance agreements and any deeds pursuant to which Company owns a fee interest in real property.

“REC” means renewable energy credits.

“Recapture Indemnities and Guarantees” means each of (i) the Cash Grant Indemnity Agreement, dated as of March 20, 2013, by the Sponsor in favor of the Company and the Collateral Agent, (ii) the Cash Grant Indemnity Agreement, dated as of March 20, 2013, by Mehetia in favor of the Company and the Collateral Agent and (iii) the CS Guaranty.

“Recapture Liabilities” means any loss, liability or payment resulting from or required to be made to the United States of America (or any agency or instrumentality thereof) resulting from all or any portion of the Cash Grant being “recaptured” or disallowed as a result of the Project or any part thereof being disposed of, all or any portion of the Project ceasing to be specified energy property, an ownership interest in the Project or the Company being disposed of during the Recapture Period to a Disqualified Person, or otherwise, including any interest and penalties related thereto.

“Recapture Period” means the period commencing on the Placed in Service Date and ending on the fifth anniversary of the Placed in Service Date or, to the extent applicable, such different period as prescribed under the Code.

“Red Lion Lease” means the amended and restated lease agreement between Company and DPL, dated as of June 26, 2012, relating to property located at 1593 River Road, New Castle, Delaware 19720, as amended from time to time

“Red Lion Site” means the real property which is the subject of the Red Lion Lease.

“Related Fund” means, with respect to any Holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such Holder, the same investment advisor as such Holder or by an affiliate of such Holder or such investment advisor.

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping or emptying into or upon any land or water or air.

“Repayment Date” has the meaning assigned to such term in the Amortization Schedule.

“Reportable Event” means any of the events set forth in section 4043(b) or (c) of ERISA for which notice to the PBGC has not been waived.

“REPS Act” means the Renewable Energy Portfolio Standards Act, as amended by S.B. 124, enacted July 10, 2011 (Title 26, Chap. 1, section 351 et seq. of the Code of the State of Delaware).

“Required Holders” means at any time on or after the Closing, the Holders of at least 50.1% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means, as to any Person, its president, chief executive officer, any vice president, treasurer, secretary, or assistant secretary, or any natural Person who is a managing general partner or manager or managing member of a limited liability company (or any of the preceding with regard to any such managing general partner, manager or managing member).

“Revenue Account” is defined in Section 2.1 of the Depositary Agreement.

“Rights of Way” is defined in Section 4.1.37(vi).

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Secured Parties” means Collateral Agent and the Holders of the Notes, and each of their respective successors, transferees and assigns and shall include, without limitation, all former Collateral Agents and Holders of Notes to the extent that the Obligations owing to such Persons were incurred while such Persons were in such capacities and such Obligations have not been paid or satisfied in full; provided, that no Affiliate of Sponsor shall be a “Secured Party.”

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Security Agreement” means the Security Agreement, dated as of the Closing Date, in form and substance satisfactory to the Purchasers, between the Company and Collateral Agent.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Service Application” is defined in the Tariff.

“Sites” means the Brookside Site and the Red Lion Site.

“Solvent” means, with respect to any Person, that as of the date of determination, (a) the aggregate value of all properties of such Person at their present saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the property in question within such period by a capable and diligent businessperson from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person, (b) such Person will not, on a consolidated basis, have an unreasonably small capital with which to conduct its business operations heretofore conducted and (c) such Person will have, on a consolidated basis, sufficient cashflow to enable it to pay its debts as they mature.

“Source” is defined in Section 6.2.

“Sponsor” means Bloom Energy Corporation, a Delaware corporation.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company, limited liability partnership or other entity of which such Person: (a) owns 10% or more of the shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity and/or (b) controls the management, directly or indirectly through one or more intermediaries.

“Super-Majority Holders” means at any time on or after the Closing Date, the Holders of at least 80% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“System” means each proprietary solid oxide fuel cell power generating unit to be purchased from Sponsor by the Company under the MESPA.

“System Liability Cap” means the liability caps referred to in Sections 8.2(b), 8.3(c), 8.9 and 10.5 of the MESPA and Sections 2.5(c), 2.8 and 7.1 of the MOMA.

“System Refund Account” means the account established by the Company into which, if any payments are received by the Company from the Sponsor based on refunds for a System’s purchase deposit (in accordance with Section 3.2(d) of the MESPA) or if there is a full refund of the purchase price of a full System (in accordance with Section 8.3 of the MESPA) and the applicable System is not a Funded System, any payment received by the Company representing the proportional amount thereof allocable to the equity in the Company will be deposited, provided that such account shall not be an “Account” under the Depositary Agreement.

“Tariff” means DPL’s Service Classification “QFCP-RC” for REPS Qualified Fuel Cell Provider Projects as approved by the DPSC in Order No. 8062 dated October 18, 2011, as adopted and supplemented by DPSC’s Findings, Opinion and Order No. 8079, dated December 1, 2011.

“Tax Equity Investors” means Mehetia and any other one or more investors in “Class B” membership interests in Pledgor (as contemplated by the limited liability company agreement of Pledgor as in effect on the Closing Date).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Title Exception” means the exceptions to title set forth in the Title Policy.

“Title Insurer” means First American Title Insurance Company.

“Title Policy” means the policy of the title insurance issued by the Title Insurer dated as of the Closing Date, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of the Credit Documents relating to such perfection or priority and for purposes of definitions related to such provisions.

“Unsatisfied Condition” means a condition in a Permit that has not been satisfied and that either (a) must be satisfied before such Permit can become effective, (b) must be satisfied as of the date on which a representation is made or a condition precedent must be satisfied under this Agreement, or (c) must be satisfied as of a future date but with respect to which facts or circumstances exist which, to the Company’s Knowledge, could reasonably be expected to result in a failure to satisfy such Permit condition, and which failure could reasonably result in a Material Adverse Effect.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

RULES OF INTERPRETATION

1.	The singular includes the plural and the plural includes the singular.

2.	The word “or” is not exclusive. Thus, if a party “may do (a) or (b)”, then the party may do either or both. The party is not limited to a mutually exclusive choice between the two alternatives.

3.	A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

4.	A reference to a Person includes its successors and permitted assigns to the extent permitted and in accordance with the terms of the Credit Documents.

5.	Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

6.	The words “include,” “includes” and “including” are not limiting.

7.	A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.

8.	References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, waived, supplemented, restructured, repaid, refunded, refinanced or otherwise modified (in each case, to the extent applicable) from time to time (to the extent permitted and in accordance with the terms of the Credit Documents) and in effect at any given time.

9.	The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

10.	References to “days” means calendar days, unless the term “Business Days” shall be used. References to a time of day means such time in New York, New York, unless otherwise specified. If the Company or any Affiliate of the Company is required to perform an action, deliver a document or take such other action by a calendar day and such day is not a Business Day, then the Company or such Affiliate shall take such action by the next succeeding “Business Day.”

11.	The Credit Documents are the result of negotiations among, and have been reviewed by the Company, the Pledgor, the Purchasers, the Collateral Agent, the Depositary and their respective counsel. Accordingly, the Credit Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against the Company, the Pledgor, the Purchasers, the Collateral Agent and the Depositary.

12.	The words “will” and “shall” shall be construed to have the same meaning and effect.

13.	Capitalized terms in any Credit Document have the meanings set forth therein and any capitalized term used in a Credit Document and not defined therein or in this Schedule B but in another Credit Document has the meaning in such other Credit Document.

14.	Any term defined in this Schedule B by reference to another document, instrument or agreement shall continue to have the meaning ascribed thereto, as in full force and effect as of the date of this Agreement (without giving effect to any amendment to such terms unless expressly consented to by the Collateral Agent and the Holders of the Notes), whether or not such other document, instrument or agreement remains in effect.

SCHEDULE 4.1.22

LITIGATION

1.	Nichols et al. v. Markell et al., No. 1:12-cv-00777, currently pending in the United States District Court for the District of Delaware.

2.	John A. Nichols v. State Coastal Zone Industrial Control Board, Delaware Department of Natural Resources and Environmental Control, and Diamond State Generation Partners, LLC, C.A. No. N12A-07-001 MMJ (Delaware Superior Court), dismissal of Nichols’ appeal affirmed by the Delaware Superior Court on March 14, 2013; Nichols has 30 days to file an appeal with the Delaware Supreme Court.

SCHEDULE 4.1.22 TO NOTE PURCHASE AGREEMENT

Schedule 4.1.26 Project Budget

[***]

[Note: 5 pages redacted]

[***] Confidential Treatment Requested

Schedule 4.1.27 Base Case Projections

[***]

[Note: 86 pages redacted]

[***] Confidential Treatment Requested

Schedule 4.1.28 Project Schedule

[***]

[Note: 23 pages redacted]

[***] Confidential Treatment Requested

SCHEDULE 4.1.30

LIST OF DIRECT AGREEMENTS

1.	Direct Agreement with respect to the MESPA.

2.	Direct Agreement with respect to the MOMA.

3.	Direct Agreement with respect to the Administrative Services Agreement.

SCHEDULE 4.1.30 TO NOTE PURCHASE AGREEMENT

SCHEDULE 5.3

DISCLOSURE MATERIALS

1.	Base Case Projections.

2.	“USPP Investor Presentation” of January 2013 posted to the datasite established by J.P. Morgan Securities LLC with respect to Note Purchase Agreement.

SCHEDULE 5.3 TO NOTE PURCHASE AGREEMENT

SCHEDULE 5.5

FINANCIAL STATEMENTS

1.	Audited annual financial statements of Bloom Energy Corporation for the year ended December 31, 2011.

2.	Unaudited quarterly financial statements of Bloom Energy Corporation for the quarter ended September 30, 2012.

3.	Unaudited quarterly financial statements of Diamond State Generation Partners, LLC for the quarter ended September 30, 2012.

SCHEDULE 5.5 TO NOTE PURCHASE AGREEMENT

SCHEDULE 5.15

EXISTING DEBT

Debt in the amount of [***] (including a [***] debt service reserve letter of credit) of the Company under the Credit Agreement, dated as of March 22, 2012, among the Company, The Royal Bank of Scotland plc as administrative agent and collateral agent, and the lenders party thereto.

[***] Confidential Treatment Requested

SCHEDULE 5.15

(to Note Purchase Agreement)

SCHEDULE 5.19

PERMITS

Part I

Brookside

Permit	Issuing Authority	Status

National Pollutant Discharge Elimination System (“NPDES”) Permit (construction)	Delaware Department of Natural Resources and Environmental Control (“DNREC”)	Approved

Air Permit	DNREC	Approved

Stormwater Review and Engineering Approval	New Castle/DNREC	Completed

Planning Dept. and Site Plan Approval	New Castle County	Approved

Feasibility Study	PJM	Completed

Generation Interconnection Facilities Study Report	PJM	Completed

DelDOT Entrance Permit	DDOT	Issued

NPDES Notice of Termination (“NOT”)	DNREC	The NOT will be filed once construction has finished

Notice of Self-Certification of Exempt Wholesale Generator Status, filed in Docket No. EG12-44-000.	FERC	Filed March 15, 2012.

DPL’s Service Classification “LVG-QFCP-RC” filed for gas service applicable to REPS Qualified Fuel Cell Provider Projects	Delaware Public Services Commission (DPSC)	Approved by the DPSC in Order No. 8062 dated October 18, 2011, as adopted and supplemented by DPSC’s Findings, Opinion and Order No. 8079, dated December 1, 2011

DPL’s Service Classification “QFCP-RC” for REPS Qualified Fuel Cell Provider Projects	DPSC	Approved by the DPSC in Order No. 8062 dated October 18, 2011, as adopted and supplemented by DPSC’s Findings, Opinion and Order No. 8079, dated December 1, 2011

Order from FERC granting Project Company MBR Authority	FERC	Issued

SCHEDULE 5.19 TO NOTE PURCHASE AGREEMENT

Part II

Red Lion

Permit	Issuing Authority	Status

Stormwater Discharge Notice of Intent (formerly listed as “NOI”)	DNREC	Completed

Waiving of 100 foot well restriction on the deed	Delaware City Refining Co.	Approved

System Impact Study/ISA/CSA	PJM	Completed

Transmission line right of way	DPL	Not applicable

DNREC Coastal Zone Permit	DNREC	Approved

DNREC well permit	DNREC	Not applicable

Air Permit (Operating and Construction)	DNREC	Approved and Issued

Stormwater Review and Engineering Approval	New Castle County	Approved

Planning Dept. and Site Plan Approval	New Castle County	Approved

Record Plan	New Castle County	Approved

DDOT Entrance Permit	DDOT	Issued

Stormwater Discharge Notice of Intent	DNREC	Completed

Firemarshal Review	State of Delaware	Completed

Feasibility Study	PJM	Completed

Wetlands Review	New Castle County	Completed

NPDES NOT	DNREC	Will be filed once construction has finished

Notice of Self-Certification of Exempt Wholesale Generator Status, filed in Docket No. EG12-44-000.	FERC	Filed March 15, 2012.

DPL’s Service Classification “LVG-QFCP-RC” filed for gas service applicable to REPS Qualified Fuel Cell Provider Projects	Delaware Public Services Commission (DPSC)	Approved by the DPSC in Order No. 8062 dated October 18, 2011, as adopted and supplemented by DPSC’s Findings, Opinion and Order No. 8079, dated December 1, 2011

DPL’s Service Classification “QFCP-RC” for REPS Qualified Fuel Cell Provider Projects	DPSC	Approved by the DPSC in Order No. 8062 dated October 18, 2011, as adopted and supplemented by DPSC’s Findings, Opinion and Order No. 8079, dated December 1, 2011

Order from FERC granting Project Company MBR Authority	FERC	Issued

SCHEDULE 5.19 TO NOTE PURCHASE AGREEMENT

SCHEDULE 8.1

AMORTIZATION SCHEDULE

Date	Amortization Amount
3/30/2012	$0.00
6/30/2012	$0.00
9/30/2012	$0.00
12/30/2012	$0.00
3/30/2013	$0.00
6/30/2013	$0.00
9/30/2013	$0.00
12/30/2013	$0.00
3/30/2014	$2,142,946.62
6/30/2014	$2,264,546.36
9/30/2014	$2,294,098.69
12/30/2014	$2,324,036.68
3/30/2015	$2,319,835.36
6/30/2015	$2,443,743.50
9/30/2015	$2,475,634.35
12/30/2015	$2,507,941.38
3/30/2016	$2,447,035.73
6/30/2016	$2,572,603.83
9/30/2016	$2,606,176.31
12/30/2016	$2,640,186.91
3/30/2017	$2,581,007.06
6/30/2017	$2,708,323.49
9/30/2017	$2,743,667.11
12/30/2017	$2,779,471.97
3/30/2018	$2,722,109.79
6/30/2018	$2,851,267.61
9/30/2018	$2,888,476.65
12/30/2018	$2,926,171.27
3/30/2019	$2,870,723.52
6/30/2019	$3,001,820.75
9/30/2019	$3,040,994.51
12/30/2019	$3,080,679.49
3/30/2020	$3,027,248.07
6/30/2020	$3,160,387.94
9/30/2020	$3,201,631.00
12/30/2020	$3,243,412.29
3/30/2021	$3,192,104.53
6/30/2021	$3,327,395.78
9/30/2021	$3,370,818.30
12/30/2021	$3,414,807.48

SCHEDULE 8.1 TO NOTE PURCHASE AGREEMENT

3/30/2022	$3,365,736.43
6/30/2022	$3,503,293.58
9/30/2022	$3,549,011.56
12/30/2022	$3,595,326.16
3/30/2023	$3,548,610.88
6/30/2023	$3,688,554.54
9/30/2023	$3,736,690.17
12/30/2023	$3,785,453.98
3/30/2024	$3,702,617.47
6/30/2024	$3,843,687.57
9/30/2024	$3,893,847.70
12/30/2024	$3,944,662.41
3/30/2025	$11,483,703.22

Total	$144,812,500.00

SCHEDULE 5.19 TO NOTE PURCHASE AGREEMENT

SCHEDULE 9.2

REQUIRED INSURANCE

The Company shall, without cost to the Secured Parties, obtain and maintain or cause to be obtained and maintained in full force and effect the insurance policies as required in this Schedule.

In each case the policies must be with insurance carriers with a rating of at least A- and a financial size category of at least X by A.M. Best or A by S&P or otherwise reasonably acceptable to the Required Holders.

The policies specified in Appendix 1 of this Schedule shall be in full force and effect at all times on and after the Closing Date or at such later inception date as is permitted by Appendix 1 to this Schedule until Termination subject to renewal no more frequently than annually.

At no time shall there be any gap in cover.

The policy limits and cover of the insurances required in this schedule shall be sufficient to satisfy the requirements set forth in the Project Documents, but in no event less than the limits and coverage provisions set forth in Appendix 1 herein. The obligation to verify that the insurances carried by the Company meet the requirements of the Project Documents shall rest solely with the Company.

The Company shall not violate or permit to be violated any condition, provision or requirement of any insurance policy required by this Schedule, and the Company shall perform, satisfy and comply with all conditions, provisions and requirements of all insurance policies.

The Company hereby waives any and every claim for recovery against the Purchasers or their directors, officers and employees and agents for any and all loss or damage covered by any insurance policies to be maintained under this Schedule to the extent such loss or damage is recovered under any such policy.

All policies of insurance required to be maintained pursuant to this Schedule, other than cover required by law, shall be endorsed such that if at any time they are cancelled, lapsed, terminated or suspended (by any party including the insuring parties), such cancellation, lapse, termination or suspension shall not become effective until at least 30 days after receipt by the Collateral Agent from such insurer of such cancellation, lapse, termination or suspension, except for non-payment of premium for which the required written notice shall be 10 days. In addition to this requirement, the Company shall inform each of the Purchasers as soon a reasonably possible if it becomes aware of and such cancellation, lapse, termination or suspension or of any reasonable prospect of such and shall further requite its broker to do the same.

All policies of insurance required to be maintained pursuant to this Schedule except workers compensation and employers liability shall provide:

•	Additional Insured status for the Collateral Agent and each of the Purchasers, the Tax Equity Investors, the Sponsor and in the case of liability policies only also their

SCHEDULE 9.2 TO NOTE PURCHASE AGREEMENT

respective affiliates, directors, officers, employees and agents (collectively, the “Additional Insureds”). This requirement shall not apply to any professional indemnity policy.

•	Waivers of subrogation from the insurers in favor of the Additional Insureds.

•	Policies shall either (a) be non-cancellable except for non-payment of premium with at least 10 days written notice of such to each of the Purchasers; or (b) have cancellation/non-payment provisions in accordance with the provisions of this Schedule.

•	Each Purchaser or the Collateral Agent, on behalf of the Purchasers, will have the right but not the obligation to pay premiums on behalf of the Company in case of non-payment.

•	Policies shall be unaffected by any bankruptcy or foreclosure relating to the Company or the Project.

•	Insurance shall be primary and not excess to or contributing with any other insurance or self-insurance maintained by the Company or the Additional Insureds. However, policies can act in excess of underlying policies and any policies provided by contractors in accordance with the requirements of this Schedule.

•	The Company shall ensure that no Insurer of a policy required in accordance with the terms of this Schedule shall permit the first named insured under such policy to reduce limits or cover or degrade terms and conditions without the prior written approval of the Required Holders.

•	The Additional Insureds shall have no obligations whatsoever including but not limited to no obligation to pay premium and no obligation to pay deductibles.

•	Policy limits shall act in excess of deductibles including the indemnity period for time element insurance which shall act in excess of the delay deductible for such insurance.

•	Insurer costs and expenses including any associated with claims including claims adjustment are for the account of the relevant insurer and further will not be deducted from policy limits or sublimits.

In addition, all property policies including marine cargo (if applicable) and further including any time element insurance shall provide:

•	That the Collateral Agent for the benefit of the holders of the Notes shall be sole loss payee of any amounts payable under the policies in relation to the Company and the Project.

•	A non vitiation clause the form of a multiple insured clause or equivalent protection acceptable to the Required Holders acting reasonably.

•	From the first policy renewal following the date of this agreement, cover for unintentional errors and omissions for a $25,000,000 sublimit.

•	Replacement cost, new for old, with no deduction of any kind including no coinsurance provision or a waiver thereof and no allowance for depreciation (accounting or otherwise), obsolescence or loss of value over time other than in a total constructive loss or other scenario where repair/replacement does not follow loss.

•	An advance or partial payment endorsement.

•	A clause requiring the insurer to make final payment on any claim within thirty days after the submission of proof of loss and its acceptance by the insurer.

•	Except for marine transit policies, a LEG2 exclusion or similar endorsement with no sublimit applied.

SCHEDULE 9.2 TO NOTE PURCHASE AGREEMENT

In addition, all liability policies except workers compensation and employers liability shall provide:

•	Severability.

•	Cross liability with no insured or additional insured excluded.

The above requirements shall be referred to as the “Required Holder Provisions”. The Required Holder Provisions can be provided either as endorsements to or in the main body of the relevant policy. All policies that replace or renew policies shall contain provisions, including limits, sublimits, deductibles, exclusions and the Required Holder Provisions, that are, mutatis mutandis, in all material regards at least the same as those in place at the Closing Date or, if later, the date of first inception of such policy cover, except in relation to risks where exposure no longer exists or where a better level of cover is provided or which would be required in accordance with the provisions of this Schedule.

The Company shall provide each of the Purchasers as soon as reasonably possible prior to financial close, and at least 10 days prior to any subsequent policy inception or renewal, a certificate of pre-agreed format from:

•	Each placing broker confirming:

•	Summary policy terms in the pre-agreed format.

•	That all policies required by this schedule are in full force and effect.

•	All insurance premiums that are due and payable have been paid in full with no premium overdue.

There shall be appended to such certificate or letter of undertaking insurance certificates for each policy required by this Schedule listing the major sublimits (to be agreed) and confirming that all required endorsements that apply to such policy are in place.

•	The Insurance Consultant confirming that:

•	The insurance provided complies with the requirements of this Agreement including this Schedule and further complies with the requirements of the Company in the Project Documents.

•	That the undertakings made by each placing broker conform to the requirements of prudent industry practice.

The insurance provided by the Company shall be at least that evidenced in any certificates or other evidence provided by or on behalf of the Company.

Any of the requirements of this Schedule can be satisfied by single or by combined policies. However, as would be deemed necessary in accordance with prudent industry practice, a joint loss agreement will be required and included as part of the respective policies (for example, if there were separate marine transit and builders all-risk policies, then a 50:50 clause would be required).

SCHEDULE 9.2 TO NOTE PURCHASE AGREEMENT

If in the opinion of the Company, acting reasonably, any insurance, including the terms and conditions, required endorsements and limits or deductibles thereof, hereby required by this Schedule to be maintained, other than insurance required to be maintained by law which shall be maintained at all times, shall not be available on commercially reasonable terms in the commercial insurance market, the Company shall promptly inform the Collateral Agent and each of the Purchasers of such purported unavailability and the Company shall seek a waiver from the Required Holders in relation to such purported unavailability in which case the Required Holders, acting after consultation with the Insurance Consultant, shall not unreasonably withhold agreement to waive such requirement to the extent the maintenance thereof is not so available. The granting by the Required Holders of any such waiver is conditional on: (i) the Company first requesting such waiver in writing, which request shall be accompanied by written reports prepared by the Company and its placing broker certifying that such insurance is not available on commercially reasonable terms in the commercial insurance market for projects of similar type and capacity and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available, and explaining in detail the basis for such conclusions and the form and substance of such reports to be reasonably acceptable to the Required Holders after consultation with the Insurance Consultant; (ii) at any time after the granting of any such waiver, any Secured Party may request, and the Company shall furnish to each Secured Party within fifteen (15) days after such request, supplemental reports reasonably acceptable to the Required Holders updating the prior reports and reaffirming such conclusion; (iii) any such waiver granted by the Required Holders can amend, to the extent reasonably required to mitigate any increased risks created by the absence of insurance cover that is the subject of the waiver, any of the terms of this Schedule and this Agreement; (iv) any Purchaser may require the Company to obtain the best available insurance comparable to the requirements of this Schedule on commercially reasonable terms then available in the commercial insurance market (as determined by the Insurance Consultant); and (v) such waiver shall be effective only so long as such insurance shall not be available on commercially reasonable terms in the commercial insurance market (as determined by the Insurance Consultant) it being understood that the failure of the Company to furnish any supplemental reports shall be deemed to be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such non-existence.

Any failure on the part of any Secured Party to pursue or obtain the evidence of insurance required by this Schedule from the Company and/or failure to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Schedule.

Each liability insurance policy required pursuant to this Schedule that is permitted to be written on a “claims made” basis shall provide (a) a retroactive date (as such term is specified in each of such policies) that is no later than the Closing Date and (b) each time any policy written on a “claims made” basis is not renewed or the retroactive date of such policy is to be changed, the Company shall obtain and maintain, or cause to be obtained or maintained, for each such policy or policies the broadest extended reporting period coverage, or “tail”, reasonably available in the commercial insurance market for each such policy or policies but in no case less than three

SCHEDULE 9.2 TO NOTE PURCHASE AGREEMENT

(3) years. The Company may satisfy the requirements of this Section by obtaining “prior acts” coverage from a subsequent insurance carrier on terms acceptable to the Collateral Agent, acting reasonably.

All property insurance including marine cargo and any time element insurance shall not include any annual or term aggregate limits or sublimits except for the perils of windstorm, flood, earth movement, unintentional errors & omissions and land and water decontamination but only to the extent permitted in Appendix 1 to this Schedule. Liability policies may have general aggregate limits in accordance with prudent insurance market practice.

All insurance policies required to be maintained pursuant to this Schedule shall contain terms and conditions reasonably acceptable to the Required Holders following consultation with the Insurance Consultant.

In the event that at any time the insurance as herein provided or as evidenced shall be reduced or cease to be maintained, then (without limiting the rights of any Secured Party hereunder in respect of the Event of Default which arises as a result of such failure) any Secured Party, upon ten (10) Business Days’ prior written notice (unless such insurance coverage would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Company of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced for such purpose shall become an additional obligation of the Company to the Secured Parties that provided such funding, and the Company shall forthwith pay such amounts, together with interest on such amounts at the applicable Default Rate from the date so advanced.

The Required Holders can, acting reasonably, require such additional cover to be provided as is required to conform to prudent industry practice.

The Required Holders shall have the option to be present and/or to send representatives during meetings and/or negotiations with insurers of any loss settlement in relation to the Company or the Project regarding (a) total constructive loss or any scenario in which repair/replacement will not follow loss, (b) any circumstance involving a claim in relation to an event or series of events which has or could be reasonably expected to lead to a Default. Neither the Company nor any of its Affiliates shall be permitted to settle any such claim with an insurer without the approval of the Required Holders to the agreed settlement.

Each Purchaser may, pursuant to its rights and obligations under this Agreement and this Schedule and the provisions therein, consult with the Insurance Consultant and require reports, compliance certificates and other work product from the Insurance Consultant.

Terms used in this Schedule, unless otherwise specifically defined, shall have the meaning normally ascribed to them in accordance with prudent industry practice in relation to a project similar in type and jurisdiction as the Project.

SCHEDULE 9.2 TO NOTE PURCHASE AGREEMENT

APPENDIX 1

(a)	Construction Phase Property Policy

If the Purchasers or Tax Equity Investors are pre funding construction phase expenditures then as a condition precedent to such funding, evidence shall be provided that is reasonably acceptable to the Required Holders or Tax Equity Investors (as applicable) that adequate property insurance is in place sufficient to cover the value of (a) the largest transit shipment and offsite storage; and (b) aggregate assets on site at the Project and Delay in Start-Up exposure prior to the All Risk Property and Business Interruption Insurance being in full force and effect. Furthermore, the Collateral Agent and each of the Purchasers will be added as additional insured to the construction general liability policy which shall have limits and terms adequate to cover their exposure.

(b)	All Risk Property and Business Interruption Insurance

From the earlier of (a) Completion; and (b) First Funding Event, “All Risk Property” insurance shall be provided for all property, equipment and construction and erection activities associated with the Project on an “all risk” basis insuring the Company and the Additional Insureds, as their interests may appear, including but not limited to coverage for the perils of earth movement (including but not limited to earthquake, landslide, subsidence, sink hole and volcanic eruption), flood, named windstorm. There shall be no requirement for machinery breakdown coverage subject to the agreement of the Required Holders and the Tax Equity Investors, acting reasonably, that such risks are adequately covered by Power Performance Warranty.

The policy limit shall be an amount not less than the aggregate full replacement cost of the projects such amount also being referred to as the “full policy limit”. Full insurable value shall mean the full replacement cost value of the Project on a “new for old” basis, including but not limited any new or existing buildings or structures, any improvements to new or existing property, equipment, mechanical plant, electrical plant, spare parts, and supplies and temporary works.

Per occurrence sublimits shall be at least as follows:

• Unintentional Errors & Omissions	$25M
• Debris removal	25% of the amount payable for the direct physical loss
• Architects and engineers fees	$2m
• Expediting expense	$1m
• Blueprints, drawings, etc.	$1m or less
• On site pollution	$100,000

An annual aggregate sublimit shall be permitted for flood of $10M. An annual aggregate sublimit shall be permitted for earth movement of $25M subject to confirmation from the

SCHEDULE 9.2 TO NOTE PURCHASE AGREEMENT

independent engineer and accepted by the Required Holders and the Tax Equity Investors, acting reasonably, that any such damage is likely to be within this limit. Limits for windstorm shall be full policy limits on a per occurrence basis.

The All Risk Property policy shall include a seventy-two (72) hour flood/named windstorm/earthquake clause. There shall be no serial loss clause.

Business Interruption coverage insuring the loss of expected gross revenues for the largest single Project for a period of not less than the greater of (a) 12 months; and, (b) the longest lead time for replacement as determined by the Required Holders and the Tax Equity Investors in consultation with the Independent Engineer as a result of physical loss or damage by perils required to be insured under the All Risk Property policy, including all sections preceding this section, which cause a reduction in output.

Contingent business interruption insurance covering loss of gross revenues less non-continuing expenses for:

•	Power Suppliers and Public Utilities Extension – loss, including delay, caused by interference/interruption of power/other utility including export substation – full cover.

•	Prevention of Ingress/Egress 90 days

•	Damage to an export substation cover for loss of expected gross revenues less non-recurrent costs for a six month indemnity period.

Some or all of the requirement for contingent business interruption can be reduced or eliminated subject to the agreement of the Required Holders and the Tax Equity Investors that such risks or proportions of such risks are adequately covered by the Tariff.

Deductibles shall be the best commercially available in accordance with prudent industry practice not exceeding 2% for earthquake.

(c)	Marine Cargo and Marine Business Interruption Insurance

To the extent a material exposure exists, transit coverage, either included in a property policy or under a separate policy (including air, land and ocean cargo, as applicable) on an “all-risk” basis and a “warehouse to warehouse” basis with a per occurrence limit equal to not less than 110% of the value including transit and insurance of such shipment involving Project or any other Collateral assets to or from any storage site or the Project site at all times for which the Company has accepted risk of loss or has responsibility for providing insurance. Coverage shall include loading and unloading, temporary storage (as applicable). Coverage shall be maintained in accordance with prudent industry practice in all regards with per occurrence deductibles of not more than $100,000 for physical damage and other terms and conditions acceptable to the Required Holders and the Tax Equity Investors in consultation with the Insurance Consultant.

Marine Business Interruption insurance shall be attached to the Marine Cargo policy providing equivalent cover, mutatis mutandis, to the Business Interruption cover attached to the All Risk Property policy in accordance with the terms of this Schedule.

SCHEDULE 9.2 TO NOTE PURCHASE AGREEMENT

(d)	General Liability

A limit of $1,000,000 per occurrence and in the aggregate shall be provided for:

•	Property damage, death and injury (including mental injury).

•	Broad form property damage.

•	Blanket contractual.

•	Products/completed operations

•	Advertising injury

•	XCU

Deductibles shall be the best commercially available in accordance with prudent industry practice.

(e)	Automobile Liability

Automobile liability insurance, to the extent exposure exists, including coverage for owned, non-owned and hired automobiles for both bodily injury and property damage and containing appropriate no-fault insurance provisions or other endorsements in accordance with state legal requirements, with a combined single limit of no less than $1,000,000 per accident with respect to bodily injury, property damage or death. Deductibles shall be the best commercially available in accordance with prudent industry practice.

(f)	Workers’ Compensation and Employer’s Liability

If the Company has employees, workers’ compensation insurance in compliance with statutory requirements and employer’s liability insurance, to the extent exposure exists, with a limit of not less than $1,000,000 per accident, per employee and per disease including such other forms of insurance that the Company is required by law to provide for the Project, all other states’ endorsement and, to the extent any exposure exists, coverage with respect to the USL&H Act and Jones Act, covering loss resulting from bodily injury, sickness, disability or death of the employees of the Company. Deductibles shall be the best commercially available in accordance with prudent industry practice.

(g)	Pollution Liability

Pollution liability insurance for liability arising out of property damage or bodily injury to third parties as a result of sudden and accidental pollution including the cost of on-site and off-site clean up in an amount not less than $1,000,000 per occurrence and in the aggregate. Deductibles shall be the best commercially available in accordance with prudent industry practice.

(h)	Umbrella Liability Insurance

An aggregate limit of $15,000,000 (or $20,000,000, if so required by any Project Document) shall be attached and in excess of the underlying general liability, automobile liability, employers’ liability policies on a following form basis with drop down provisions.

SCHEDULE 9.2 TO NOTE PURCHASE AGREEMENT

(i)	Errors and Omissions Liability

Errors and omissions insurance for liability arising out of property damage or bodily injury to third parties as a result of prototype manufacturing errors and omissions liability $1,000,000 per glitch and in the aggregate. Deductibles shall be the best commercially available in accordance with prudent industry practice.

(j)	Directors & Officers Insurance

Directors & Officers insurance, including Employment Practices (if employees) in an amount not less than $10,000,000 on industry standard policy forms subject to a retention not to exceed $50,000. This requirement may be satisfied by a corporate policy.

SCHEDULE 9.2 TO NOTE PURCHASE AGREEMENT

[FORM OF NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTE AS INDEBTEDNESS OF THE COMPANY FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

EXHIBIT 1

(to Note Purchase Agreement)

DIAMOND STATE GENERATION PARTNERS, LLC

5.22% SENIOR SECURED NOTE DUE MARCH 30, 2025

No. [ ]	[Date]
$[ ]	PPN 25275@AA1

FOR VALUE RECEIVED, the undersigned, DIAMOND STATE GENERATION PARTNERS, LLC (herein called the “Company”), a limited liability company formed and existing under the laws of the State of Delaware, hereby promises to pay to [            ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on [            ,         ] (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.22% per annum from the date hereof, payable quarterly, on the 30th day of March, June, September and December in each year, commencing with the [            ] next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at the Default Rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Collateral Agent in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of March 20, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Article 20 of the Note Purchase Agreement and (ii) made the representations set forth in Article 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is registered in the register of Notes maintained by the Company and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

EXHIBIT 1

(to Note Purchase Agreement)

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

DIAMOND STATE GENERATION PARTNERS, LLC

By
[Title]

EXHIBIT 1

(to Note Purchase Agreement)

EXHIBIT 4.1.13(a)

FORM OF OPINION OF COUNSEL TO THE COMPANY

[See Execution Version]

EXHIBIT 4.1.13(a) TO NOTE PURCHASE AGREEMENT

ORRICK, HERRINGTON & SUTCLIFFE LLP
51 WEST 52ND STREET
NEW YORK, NEW YORK 10019-6142
tel +1-212-506-5000
fax +1-212-506-5151
WWW.ORRICK.COM

March 20, 2013

To the Addressees listed on Schedule 1

Re: Diamond State Generation Partners, LLC

Ladies and Gentlemen:

We have acted as special counsel to Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Company”), Diamond State Generation Holdings, LLC, a Delaware limited liability company (the “Pledgor”), Clean Technologies II, LLC, a Delaware limited liability company (the “Member”), and Bloom Energy Corporation, a Delaware corporation (the “Sponsor” and together with the Company, the Pledgor and the Member, the “Opinion Parties” and each an “Opinion Party”), in connection with the preparation, execution and delivery of (A) the Note Purchase Agreement, dated as of March 20, 2013 (the “Note Purchase Agreement”), among the Company and the note purchasers party thereto, and (B) the Transaction Documents (as defined below). This opinion is being furnished to you pursuant to Section 4.1.13(a) of the Note Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Note Purchase Agreement. As used herein, “Accounts” means the Accounts as defined and listed in Section 2.1(a) of the Depositary Agreement on the date hereof.

In connection with this opinion, we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of the following:

(1)	the Note Purchase Agreement;

(2)	the Equity Contribution Agreement;

(3)	the Depositary Agreement;

(4)	the Pledge Agreement;

(5)	the Direct Agreement among Sponsor, Company and Deutsche Bank Trust Company Americas, as collateral agent for the Secured Parties (the “Collateral Agent”) with respect to the Administrative Services Agreement;

To the Addressees listed on Schedule 1

March 20, 2013

(6)	the Direct Agreement among Sponsor, Company and the Collateral Agent with respect to the MESPA;

(7)	the Direct Agreement among Sponsor, Company and the Collateral Agent with respect to the MOMA;

(8)	the Security Agreement;

(9)	the Collateral Agency Agreement;

(10)	the Interparty Agreement;

(11)	the Cash Grant Indemnity Agreement, dated as of March 20, 2013, by the Sponsor in favor of the Company and the Collateral Agent;

(12)	the Mortgage;

(13)	copies of the Certificate of Formation of the Company (formerly known as Germinis 2011 Generation Partners, LLC) and Certificate of Amendment of Certificate of Formation with respect to the Company, each as certified by the Secretary of State of the State of Delaware (“DE SOS”) on March 8, 2012;

(14)	copies of the Tenth Amended and Restated Certificate of Incorporation of the Sponsor and Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation of the Sponsor, each as certified by the DE SOS on June 15, 2012;

(15)	a copy of the Certificate of Formation of the Member, as certified by the DE SOS on March 8, 2012;

(16)	a copy of the Certificate of Formation of the Pledger, as certified by the DE SOS on March 8, 2012;

(17)	the limited liability company operating agreements in effect as of the date hereof of each of the Company, the Pledgor and the Member;

To the Addressees listed on Schedule 1

March 20, 2013

(18)	the by-laws in effect as of the date hereof of the Sponsor;

(19)	certificates of good standing as to the Company, the Member, the Pledgor and the Sponsor issued by the DE SOS on March 11, 2013;

(20)	the UCC financing statement, a copy of which is attached hereto as Exhibit A, naming the Pledgor as debtor and the Collateral Agent as secured party, to be filed with the DE SOS (the “Pledgor Financing Statement”);

(21)	the UCC financing statement, a copy of which is attached hereto as Exhibit B, naming the Company as debtor and the Collateral Agent as secured party, to be filed with the DE SOS (the “Company Financing Statement”); and

(22)	the UCC financing statement, a copy of which is attached hereto as Exhibit C, naming the Company as debtor and the Collateral Agent as secured party, and indicating that the Company is a transmitting utility, to be filed with the DE SOS (the “Transmitting Utility Financing Statement”).

The documents referenced in items (1) through (11) above are hereinafter referred to each as a “New York Transaction Document” and collectively as the “New York Transaction Documents”. The documents referenced in subparagraphs (1) through (12) above are hereinafter referred to each as a “Transaction Document” and collectively as the “Transaction Documents”.

Terms used in paragraphs 9 through 13 below or in any qualifications, assumptions, or other matters applicable to the opinions expressed in such paragraphs that are defined in the New York Uniform Commercial Code (the “NYUCC”) or the Delaware Uniform Commercial Code (the “DUCC”) and not otherwise defined herein shall have the meanings set forth in the NYUCC or the DUCC, as applicable.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents (including organizational documents of the Opinion Parties) and other instruments, and such certificates and comparable documents of public officials and of officers and representatives of the Opinion Parties, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

To the Addressees listed on Schedule 1

March 20, 2013

In connection with rendering the opinions expressed below, with your permission we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the identity and capacity of all individuals acting or purporting to act as public officials, the authenticity and accuracy of all documents submitted to us as originals, the conformity to the authentic original documents of all documents submitted to us as copies thereof and the authenticity of the originals of such copies. As to questions of fact material to the opinions expressed below, we have relied, to the extent we deemed necessary or appropriate as a basis for such opinions, upon the representations, certificates and statements made or otherwise provided to us by the Opinion Parties and their respective officers and other representatives, and of public officials, and upon such documents, records and instruments as we have deemed appropriate, in each case without independent check or verification of the accuracy of such documents, records and instruments.

Further, with your permission we have assumed (i) that each of the parties (other than the Opinion Parties) to the Transaction Documents (A) is duly organized or formed and validly existing under the laws of its respective jurisdiction of organization or formation and has full power, authority, and legal right to enter into and perform its obligations under each Transaction Document to which it is a party, (B) has duly authorized each Transaction Document to which it is a party, and (C) has duly executed and delivered each Transaction Document to which it is a party, (ii) that each of the Transaction Documents constitutes the legal, valid and binding obligation of each of the parties thereto (other than the Opinion Parties), enforceable against such parties in accordance with its terms, (iii) that, except as otherwise expressly provided in paragraph 8 below with respect to the Opinion Parties, the parties to the Transaction Documents have received, or will receive by the time required, and will, to the extent required by any governmental requirement, maintain in full force and effect, all consents, approvals, filings, notices and other authorizations from any Governmental Authority (collectively, “Governmental Approvals”) which are required for the due execution, delivery and performance by the parties to the Transaction Documents and that such execution, delivery and performance by the parties to the Transaction Documents does not and will not conflict with any provision of any governmental requirement or the terms of any Governmental Approval applicable to the parties to the Transaction Documents or the conduct of their respective businesses or any agreement or instrument to which they are a party or by which they or their property are bound, (iv) the absence of any evidence extrinsic to the provisions of the Transaction Documents that the parties thereto intended a meaning contrary to that expressed by those provisions, and (v) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. With respect to the opinions in paragraph 13, we have assumed that (i) each Account is a securities account maintained with the Depositary, (ii) the

To the Addressees listed on Schedule 1

March 20, 2013

Depositary is a securities intermediary and is acting in that capacity, and (iii) the Company does not control the Depositary, is not controlled by the Depositary, is not under common control with the Depositary, and is not an insider or affiliate of the Depositary, and the Depositary does not lease any collateral from the Company.

We express no opinion in paragraphs 1 through 8 and 14 through 16 as to the laws of any jurisdiction other than (a) the laws of the State of New York, (b) the federal laws of the United States of America and (c) the Delaware Limited Liability Company Act (the “DLLCA”), and (d) the General Corporation Law of the State of Delaware (the “DGCL”), in each case as in effect on the date hereof, and our opinion is limited to and applies only insofar as such laws may be concerned.

As you know, we are not admitted to practice law in the State of Delaware, and our opinions regarding the DLLCA and DGCL are based solely on our review of the text of those acts as set forth in the Delaware Laws Governing Business Entities Annotated Statutes and Rules, 2012 Fall Edition, published by LexisNexis, without regard to other Delaware statutory or judicial decisional law. Our opinions regarding the DUCC are based solely on our review of the text of Article 9 of the DUCC as set forth in the Delaware Uniform Commercial Code Annotated, 2012-2013 Edition, published by LexisNexis, without regard to judicial or administrative interpretations of such law. As a result, this firm has not conducted the same degree of review (for example, reviewing case law) that lawyers who regularly render opinions on Delaware law would conduct, and accordingly the opinions set forth herein as to the DUCC are not the equivalent of an opinion of Delaware counsel.

We have assumed that all governmental requirements have been duly enacted and validly promulgated, that each Governmental Authority has been duly constituted and that all public officials and all members of each Governmental Authority have been duly appointed and are lawfully holding the positions to which they have been elected or appointed, and that any actions taken by them under delegated authority are undertaken pursuant to properly delegated authority.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. Based solely on our review of the documents listed in item (19) above, (i) each of the Company, the Member and the Pledgor is a limited liability company validly existing and in good standing under the DLLCA and (ii) the Sponsor is a corporation validly existing and in good standing under the DGCL.

To the Addressees listed on Schedule 1

March 20, 2013

2. Each of the Company, the Member and the Pledgor has the requisite limited liability company power and authority, and the Sponsor has the requisite corporate power and authority, to execute and deliver each Transaction Document to which it is a party. The Company has the requisite limited liability company power and authority to issue and sell the Notes pursuant to the Note Purchase Agreement.

3. The execution and delivery by the Company, the Pledgor and the Member of each Transaction Document to which it is a party, and the issuance and sale· by the Company of the Notes under the Note Purchase Agreement, have been authorized by all necessary limited liability company action on the part of the Company, the Pledgor and the Member.

4. The execution and delivery by the Sponsor of each Transaction Document to which it is a party have been authorized by all necessary corporate action on the part of the Sponsor.

5. Neither the execution and delivery of each Transaction Document to which it is a party, nor the performance by it of its obligations thereunder, in each case by each of the Opinion Parties, result in a violation of the organizational documents of such Opinion Party or any other Transaction Document.

6. Neither the execution and delivery of each New York Transaction Document to which it is a party, nor the performance by it of its obligations thereunder, in each case, by each of the Opinion Parties, result in a violation of any law of the State of New York or the United States or any rule or regulation thereunder applicable to such Opinion Party.

7. Each of the New York Transaction Documents constitutes the valid and binding obligation of each Opinion Party party thereto, enforceable against such Opinion Party in accordance with its respective terms.

8. No authorization, consent, waiver, approval or other action by any Governmental Authority under New York or United States federal laws which has not been obtained is required for (a) the due execution and delivery by each Opinion Party of each New York Transaction Document to which it is a party and (b) the issuance and sale by the Company of the Notes pursuant to the Note Purchase Agreement.

To the Addressees listed on Schedule 1

March 20, 2013

9. The Security Agreement creates in favor of the Collateral Agent a security interest in the Company’s rights in the Collateral as defined therein (the “Company Collateral”).

10. The Pledge Agreement creates in favor of the Collateral Agent a security interest in the Pledger’s rights in the Collateral as defined therein (the “Pledger Collateral”).

(a) Upon the effective filing of the Company Financing Statement with the DE SOS, the security interest described in paragraph 9 will be perfected in such of the Company Collateral described in the Company Financing Statement in which a security interest can be perfected by the filing of a financing statement under the DUCC.

(b) Upon the effective filing of the Pledger Financing Statement with the DE SOS, the security interest described in paragraph 10 will be perfected in such of the Pledger Collateral described in the Pledger Financing Statement in which a security interest can be perfected by the filing of a financing statement under the DUCC.

(c) If the Company is a “transmitting utility” as defined in Section 9- 102(a)(80) of the DUCC (a matter as to which we express no opinion), then upon the effective filing of the Transmitting Utility Financing Statement with the DE SOS, the security interest described in paragraph 9 will be perfected in such of the Company Collateral described in the Transmitting Utility Financing Statement in which a security interest can be perfected by the filing of a financing statement under the DUCC.

11. The security interest described in paragraph 10 will be perfected in such of the Pledger Collateral that is a certificated security in registered form upon the Collateral Agent acquiring possession in the State of New York of the related security certificate, indorsed to the Collateral Agent or in blank by an effective indorsement.

12. The security interest described in paragraph 9 in such of the Company Collateral as consists of the Accounts and the security entitlements carried therein will be perfected upon the execution and delivery of the Security Agreement and the Depositary Agreement.

13. On the basis of the representations of the Company contained in Section 5.13 of the Note Purchase Agreement and the representations of the Purchasers in Article 6 of the Note Purchase Agreement, it is not necessary, in connection with the issuance and sale of the Notes by the Company to the Purchasers under the circumstances contemplated by the Note Purchase Agreement, to register the Notes under the Securities Act of 1933, as amended, or to qualify an indenture with respect thereto under the Trust Indenture Act of 1939, as amended.

To the Addressees listed on Schedule 1

March 20, 2013

14. The issuance and sale of the Notes by the Company to the Purchasers under the Note Purchase Agreement, and the application of the proceeds thereof by the Company as provided in the Note Purchase Agreement, will not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

15. None of the Opinion Parties is an “investment company” or “controlled” by a Person that is required to register as an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

Our opinions are subject to the following limitations, qualifications, exceptions and assumptions:

A. Our opinion set forth in paragraph 7 above with respect to the enforceability of the New York Transaction Documents referenced therein are subject to the following:

(i) the enforceability of such New York Transaction Documents may be limited by the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(ii) the enforceability of such New York Transaction Documents may be limited by statutory requirements with respect to good faith, fair dealing and commercial reasonableness, by general principles of equity (including, without limitation, the concepts of materiality, good faith, fair dealing and commercial reasonableness, regardless of whether enforcement is sought in a proceeding in equity or at law) and by the effect of judicial decisions that have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default is not material, including those provisions regarding various self-help or summary remedies without notice or opportunity for hearing or correction, especially if their operation would work a forfeiture or impose a penalty upon the burdened party;

To the Addressees listed on Schedule 1

March 20, 2013

(iii) the availability of equitable remedies, including without limitation specific enforcement and injunctive relief, is subject to the discretion of the court before which any proceedings therefor may be brought; and

(iv) with respect to the enforceability of the choice of New York law provisions in the New York Transaction Documents, we have relied upon the provisions of New York General Obligations Law Section 5-1401 and our opinion is subject to the qualification that the enforceability of such provisions may be limited by public policy considerations of any jurisdiction other than New York that would cause the New York Transaction Documents to be unenforceable, illegal, invalid or insufficient under the laws of the State of New York.

B. In giving the opinion set forth in paragraph 7 above with respect to the enforceability of any of the New York Transaction Documents referenced therein, we express no opinion as to:

(i) the enforceability of any provisions of such New York Transaction Document that purport to establish (or may be construed to establish) evidentiary standards;

(ii) the legality, validity, binding effect or enforceability of any provisions of such New York Transaction Document insofar as they provide for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liabilities that are determined by any court or other tribunal to be in excess of a reasonable amount or to be against public policy;

(iii) the enforceability under certain circumstances of any provisions of such New York Transaction Document indemnifying a party against liability for its own wrongful or negligent acts;

(iv) the effect of the compliance or noncompliance by any party to a New York Transaction Document (other than the Opinion Parties) with any state or federal laws or regulations (including, without limitation, any unpublished order, decree, or directive issued by any Governmental Authority) applicable to such Person because of its legal or regulatory status, the nature of its business or its authority to conduct business in any jurisdiction;

To the Addressees listed on Schedule 1

March 20, 2013

(v) the enforceability of any provisions of such New York Transaction Document that provide that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof, but the inclusion of such provisions does not render such New York Transaction Document otherwise unenforceable nor does such inclusion make the remedies afforded by such New York Transaction Document inadequate for the practical realization of the rights and benefits purported to be provided thereby;

(vi) the enforceability of any provisions of such New York Transaction Document providing for indemnification to the extent such indemnification violates the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the securities laws of any state;

(vii) the enforceability in the federal courts of the United States of America of any forum selection clause in such New York Transaction Document, except to the extent any such clause is made enforceable by New York General Obligations Law Section 5-1402, as applied by a New York state court or federal court sitting in New York and applying New York forum selection principles. We express no opinion as to the enforceability of any provision of such New York Transaction Document insofar as it purports to confer subject matter jurisdiction on any U.S. District Court to adjudicate any controversy relating to such New York Transaction Document in any circumstances in which such court would not have subject matter jurisdiction. In addition, our opinion is qualified by reference to the discretion that a federal court may exercise in light of 28 U.S.C. Section 1404(a) and relevant case law;

(viii) the enforceability of any choice of law provisions in such New York Transaction Document, except to the extent any such choice of law provision is made enforceable by New York General Obligations Law Section 5-1401, as applied by a New York state court or federal court sitting in New York and applying New York choice of law principles; or

(ix) the enforceability of any provision of such New York Transaction Document purporting to (A) impose restrictions on non-written modifications and waivers, (B) authorize or validate conclusive or discretionary determinations, (C) provide proxies, powers and trusts to any party, (D) provide for liquidated damages, default interest, late charges, monetary penalties, prepayment premiums or other economic remedies to the extent constituting a penalty, (E) provide for the marshaling of assets or set-offs or (F) provide for certain acts or matters to be null and void automatically or ab initio in each case to the extent determined to constitute penalties or otherwise to violate public policy.

To the Addressees listed on Schedule 1

March 20, 2013

C. Our opinion set forth in paragraph 6 above is based upon a review of those statutes, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the New York Transaction Documents referenced therein.

D. As noted above, we do not express any opinion in paragraphs 1 through 8 and 14 through 16 with respect to the law of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York, the DLLCA, and the DGCL. Without limiting the generality of the foregoing, we express no opinion concerning the laws of any other jurisdiction in which the parties may be located or in which enforcement of the Transaction Documents may be sought. In rendering our opinions we have not made any investigation of, and express no opinion concerning, laws, rules and regulations of (i) the State of New York relating to land use, zoning, construction, or transportation and all laws, rules and regulations promulgated by political subdivisions of the State of New York or (ii) the United States or the State of New York relating to (A) insurance, (B) banking regulations, (C) taxes, (D) utilities, energy or power generation, transmission or sale or (E) health, safety, sanitation, the environment, environmental contamination or environmental conservation. In addition, we express no opinion concerning Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or state securities or “blue sky” laws, Section 4975 of the Internal Revenue Code of 1986, as amended, or any rules, regulations or orders thereunder.

We express no opinion in paragraphs 9 through 13 as to (a) any collateral to the extent that the applicable debtor does not have rights therein or the power to transfer rights therein, or any collateral that is not adequately and sufficiently described in the applicable documents, (b) any security interest for which value has not been given to the applicable debtor, (c) any collateral that is of a type described in Section 9-501(a)(l) of the NYUCC or Section 9- 501(a)(l) of the DUCC, or that constitutes consumer goods or a commercial tort claim, (c) any consumer transaction, (e) any collateral that constitutes a debt, liability, or other obligation of the secured party, or (f) the priority of any security interest. We express no opinion in paragraphs 11(a), (b), or (c) as to (i) the perfection of any security interest if the applicable financing statement does not sufficiently set forth the name and address of each of the debtor and the secured party, and the type and jurisdiction of organization of the debtor, or (ii) any collateral in which a security interest cannot be perfected by the filing of a financing

To the Addressees listed on Schedule 1

March 20, 2013

statement with the DE SOS under the DUCC. We express no opinion in paragraphs 12 or 13 if the applicable debtor is a securities intermediary, broker, or commodity intermediary. We express no opinion as to any collateral described in the proviso to Section 2.1 of the Security Agreement. Any opinion expressed herein as to any security interest in proceeds is subject to the provisions of Section 9-315 of the NYUCC and Section 9-315 of the DUCC.

Section 9-102(a)(80) of the DUCC defines a “transmitting utility”

as: a person primarily engaged in the business of:

(A) operating a railroad, subway, street railway, or trolley bus;

(B) transmitting communications electrically, electromagnetically, or by light;

(C) transmitting goods by pipeline or sewer; or

(D) transmitting or producing and transmitting electricity, steam, gas, or water.

We express no opinion as to whether or not the Company is a transmitting utility within the meaning of Section 9-102(a)(80) of the DUCC. We express no opinion in paragraph 11(c) if the Company is not a transmitting utility within the meaning of Section 9-102(a)(80) of the DUCC.

The opinions set forth in paragraphs 9, 10, 12, and 13 above are limited to Article 9 of the NYUCC, and thus such opinions cover only security interests, collateral, transactions, and perfection methods to the extent governed by Article 9 of the NYUCC. The opinions set forth in paragraph 11 above are limited to Article 9 of the DUCC, and thus such opinions cover only security interests, collateral, transactions, and perfection methods to the extent governed by Article 9 of the DUCC. We express no opinion in paragraphs 9 through 13 as to any matter regarding choice of law.

We have no obligation to perfect or to maintain the perfection or the priority of any security interest described in this opinion letter or to advise anyone after the date hereof as to actions necessary or advisable to do so.

To the Addressees listed on Schedule 1

March 20, 2013

This opinion is solely for the benefit of the Company and the addressees hereof in connection with the transactions contemplated by the Note Purchase Agreement and may not be relied upon or used by any other person or for any other purpose without our prior written consent, except that (a) transferees, successors and assignees of the Notes may rely on this opinion as if they were an original addressee, provided that any such reliance by a transferee, successor or assign must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the transferee, successor or assign at such time, and (b) you may provide copies of this opinion letter to (i) any governmental or regulatory agency (including, without limitation, the NAIC) having jurisdiction over you and (ii) any court of law or other tribunal in connection with any matter relating to the Note Purchase Agreement. This letter speaks only as of the date hereof. We disclaim any responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other developments of which we may later become aware.

Very truly yours,

ORRICK, HERRINGTON & SUTCLIFFE LLP

SCHEDULE 1

Addressees

Deutsche Bank Trust Company Americas, as Collateral Agent under the Note Purchase Agreement

Each Purchaser party to the Note Purchase Agreement

EXHIBIT A

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A.	NAME & PHONE OF CONTACT AT FILER (optional)
Lisa Phillips (212) 906-1200
B.	SEND ACKNOWLEDGMENT TO: (Name and Address)

	Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Lisa.phillips@lw.com	THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-insert only=debtor name (1a or 1b)-do not abbreviate or combine names

1a. ORGANIZATION’S NAME
Diamond State Generation Holdings, LLC
OR	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME	SUFFIX
1c.	MAILING ADDRESS 1299 Orleans Drive		CITY Sunnyvale	STATE POSTAL CODE CA 94089	COUNTRY USA
1d. :SEE INSTRUCTIONS		IADD’L INFO RE 11e . TYPE OF ORGANIZATION	11. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID#. if any
	ORGANIZATION	LLC	Delaware
	DEBTOR	I			NONE
I
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
2a. ORGANIZATION’S NAME
OR	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME	SUFFIX
2c. MAILING ADDRESS			CITY	STATE POSTAL CODE	COUNTRY
			2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
2d. SEE INSTRUCTIONS		IADD’L INFO RE 2e. TYPE OF ORGANIZATION
ORGANIZATION
	DEBTOR	I	I		NONE
I

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-insert only one secured party name (3a or 3b)
3a. ORGANIZATION’S NAME
Deutsche Bank Trust Company Americas, as Collateral Agent
OR	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME	SUFFIX
3c. MAILING ADDRESS 60 Wall Street, MSNYC 60-2710			CITY New York	STATE POSTAL CODE NY 10005	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

See Schedule A attached hereto and by this reference incorporated herein for a description of the Collateral.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6. ☐This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT (S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors ☐	Debtor 1☐	Debtor 2
8. OPTIONAL FILER REFERENCE DATA	034738-0017	F#376727
Filed with: DE - Secretary of State		A#543036

SCHEDULE A TO UCC-1 FINANCING STATEMENT

DEBTOR:	DIAMOND STATE GENERATION HOLDINGS, LLC

SECURED PARTY:	DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

This Financing Statement covers all of the Debtor’s right, title and interest in the following property, whether now owned or hereafter existing, owned or acquired, and wherever located (collectively, the “Collateral”):

Any and all of Debtor’s right, title and interest, whether now owned or hereafter existing or acquired, in Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Company’’), and all limited liability company interests of the Company related thereto (the “Pledged Equity Interests”), and:

(a) all rights to receive income, gain, profit, dividends and other distributions allocated or distributed to Debtor in respect of or in exchange for all or any portion of the Pledged Equity Interests;

(b) all of Debtor’s capital or ownership interest, including capital accounts, in the Company, and all accounts, deposits or credits of any kind with the Company;

(c) all of Debtor’s voting rights in or rights to control or direct the affairs of the Company;

(d) all of Debtor’s rights, title and interest, as the sole member of the Company, in, to or under any and all of the Company’s assets or properties;

(e) all other rights, title and interest in or to the Company derived from the Pledged Equity Interests;

(f) all indebtedness or other obligations of the Company owed to Debtor;

(g) all claims of Debtor for damages arising out of, or for any breach or default relating to, any of the foregoing;

(h) all rights of Debtor to terminate, amend, supplement, modify, or cancel, the Governing Documents, to take all actions thereunder and to compel performance and otherwise exercise all remedies thereunder;

(i) all Securities, notes, certificates and other Instruments representing or evidencing any of the foregoing rights and interests or the ownership thereof and any interest of Debtor reflected in the books of any financial intermediary pertaining to such rights and interests and all non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, Instruments or other Investment Property and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests; and

(j) to the extent not included in any of the foregoing, all Proceeds of the foregoing Collateral, whether cash or non-cash;

provided, that “Collateral” shall not include any dividend, distribution or other payment of whatever nature (whether in cash or kind) to Debtor not prohibited by the terms of the Note Purchase Agreement.

As used in this Financing Statement, the following terms have the following meanings:

“Governing Documents” means, collectively, (i) the Company’s certificate of formation, dated April 14, 2011, as amended by that certain Certificate of Amendment, dated May 26, 2011 (as amended from time to time) and (ii) the Company’s Second Amended and Restated Limited Liability Company Agreement dated as of March 20, 2013 (as amended from time to time).

“Note Purchase Agreement” means the agreement dated as of March 20, 2013 (as amended, amended and restated, supplemented modified from time to time) between the Company and the purchasers party thereto (the “Purchasers”) pursuant to which the Company will issue and sell the Notes to the Purchasers.

“Securities” shall have the meaning specified in section 2(1) of the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder · from time to time in effect.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

Unless otherwise defined herein, (i) all capitalized terms used shall have the meanings provided the Note Purchase Agreement or, if not defined therein, the UCC, and (ii) all terms defined in the UCC and used herein shall have the same definitions herein as specified therein. If a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

EXHIBIT B

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS /front and back\ CAREFULLY

A.	NAME & PHONE OF CONTACT AT FILER [optional]
Lisa Phillips (212) 906-1200
B.	SEND ACKNOWLEDGMENT TO: (Name and Address)

	Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Lisa.phillips@lw.com	THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-insert only one debtor name (1a or 1b)-do not abbreviate or combine names

1a. ORGANIZATION’S NAME
Diamond State Generation Partners, LLC
OR	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME	SUFFIX
1c.	MAILING ADDRESS 1252 Orleans Drive		CITY Sunnyvale	STATE POSTAL CODE CA 94089	COUNTRY USA
1d. see instructions		ADD’L INFO RE 11e. TYPE OF ORGANIZATION	11. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #. if any
	ORGANIZATION	LLC	Delaware
	DEBTOR	I		I	NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only QM debtor name (2a or 2b) - do not abbreviate or combine names
2a. ORGANIZATION’S NAME
OR	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME	SUFFIX
2c. MAILING ADDRESS			CITY	STATE POSTAL CODE	COUNTRY

2d. SEE INSTRUCTIONS		ADD’L INFO RE 2e. TYPE OF ORGANIZATION
ORGANIZATION
	DEBTOR	I	I
		I			NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-insert only pone secured party name (3a or 3b)
3a. ORGANIZATION’S NAME
Deutsche Bank Trust Company Americas, as Collateral Agent
OR	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME	SUFFIX
3c. MAILING ADDRESS 60 Wall Street, MSNYC 60-2710			CITY New York	STATE POSTAL CODE NY 10005	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

This financing statement covers all assets of the Debtor, whether now existing or hereafter arising.

Notwithstanding the foregoing, the collateral shall not include Debtor’s rights and interests in (1) proceeds from a cash grant under Section 1603 of division B of the American Recovery and Reinvestment Act of 2009, as amended, or (2) that certain cash grant account established and held by Debtor with Wilmington Trust, National Association.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6. ☐This FINANCING STATEMENT is to be filed (for record) (or recorded) in the REAL ESTATE RECORDS Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors ☐	Debtor 1☐	Debtor 2
8. OPTIONAL FILER REFERENCE DATA	034738-0017	F#376729
Filed with: DE - Secretary of State		A#543038

EXHIBIT C

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS /front and back) CAREFULLY

A.	NAME & PHONE OF CONTACT AT FILER (optional)
Rosalind Rodburg 212-906-1874
B.	SEND ACKNOWLEDGMENT TO: (Name and Address)

	Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Rosalind.Rodburg@lw.com	THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-insert only one debtor name(1a or 1b)-do not abbreviate or combinenames

1a. ORGANIZATION’S NAME
Diamond State Generation Partners, LLC
OR	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME	SUFFIX
1c.	MAILING ADDRESS 1252 Orleans Drive		CITY Sunnyvale	STATE POSTAL CODE CA 94089	COUNTRY USA
1d. SEE INSTRUCTIONS		ADD’L INFO RE 11e . TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
	ORGANIZATION	LLC	Delaware	I
	DEBTOR	I			NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME • insert only one debtor name (2a or 2b) • do not abbreviate or combine names
2a. ORGANIZATION’S NAME
OR	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME STATE POSTAL CODE	SUFFIX
2c. MAILING ADDRESS			CITY		COUNTRY
			21. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
2d. SEE Instructions		ADD”L INFO RE I 2e. TYPE OF ORGANIZATION
ORGANIZATION
	DEBTOR	I	I		NONE
I

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR SIP) - insert only. one secured party name (3a or 3b)
3a. ORGANIZATION’S NAME
Deutsche Bank Trust Company Americas, as Collateral Agent
OR	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME STATE POSTAL CODE	SUFFIX
3c. MAILING ADDRESS 60 Wall Street, MSNYC 60-2710			CITY New York	NY 10005	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

This financing statement covers all assets of the Debtor, including fixtures, whether now existing or hereafter arising.

Notwithstanding the foregoing, the collateral shall not include Debtor’s rights and interests in (1) proceeds from a cash grant under Section 1603 of division B of the American Recovery and Reinvestment Act of 2009, as amended, or (2) that certain cash grant account established and held by Debtor with Wilmington Trust, National Association.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6. ☐This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors ☐	Debtor 1 ☐	Debtor 2
8. OPTIONAL FILER REFERENCE DATA	034738-0017	F#377123
Filed with: DE - Secretary of State		A#543517

UCC FINANCING STATEMENT ADDENDUM
FOLLOW INSTRUCTIONS (front and back) CAREFULLY
9.	NAME OF FIRST DEBTOR (1a or 1b) ON RELATED FINANCING STATEMENT
OR	9a. ORGANIZATION’S NAME
Diamond State Generation Partners, LLC
9b. INDIVIDUAL’S LAST NAME | FIRST NAME | MIDDLE NAME. SUFFIX

10. MISCELLANEOUS:		THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

11 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only 2!!11 name (11a or 11b)- do not abbreviate or combine names
11a. ORGANIZATION’S NAME
OR	11b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME	SUFFIX
11c. MAILING ADDRESS			CITY	STATE ‘POSTAL CODE	COUNTRY
			111. JURISDICTION OF ORGANIZATION	11g. ORGANIZATIONAL 10 #, if any
11d. SEE INSTRUCTIONS		IADD’L INFO RE 11e. TYPE OF ORGANIZATION
ORGANIZATION
	DEBTOR	I	I		none
I
12.	I ADDITIONAL SECURED PARTY’S g,: I I ASSIGNOR S/P’S NAME - Insert only one name (12a or 12b)
12a. ORGANIZATION’S NAME

OR	12b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME	SUFFIX
12c.	MAILING ADDRESS		CITY	STATE POSTAL CODE	COUNTRY
13.	This FINANCING STATEMENT covers u timber to be cut or LJ as-extracted collateral, or is filed as a fixture filing.		16. Additional collateral description:
14.	Description of real estate:

17. Check .only if applicable and check .ONLY one box.

15.	Name and address of a RECORD OWNER of above-described real estate (if Debtor does not have a record interest):		Debtor is a Trust or Trustee acting with respect to property held in trust or Decedent’s Estate

18. Check only if applicable and check only one box. Debtor is a TRANSMITTING UTILITY

0 Filed in connection with a Manufactured-Horne Transaction

Filed in connection with a Public-Finance Transaction

Exhibit 4.1.13(b)

FORM OF OPINION OF SPECIAL REGULATORY COUNSEL

TO THE COMPANY

[See Execution Version]

EXHIBIT 4.1.13(b) TO NOTE PURCHASE AGREEMENT

To the Addressees listed on Schedule 1

March 20, 2013

for such opinions, upon the representations, certificates and statements made or otherwise provided to us by the Company and its respective officers and other representatives, and of public officials, and upon such documents, records and instruments as we have deemed appropriate, in each case without independent check or verification of the accuracy of such documents, records and instruments.

Further, with your permission we have assumed (i) that each of the parties to the Transaction Documents (A) is duly organized or formed and validly existing under the laws of its respective jurisdiction of organization or formation and has full power, authority, and legal right to enter into and perform its obligations under each Transaction Document to which it is a party, (B) has duly authorized each Transaction Document to which it is a party, and (C) has duly executed and delivered each Transaction Document to which it is a party, (ii) that each of the Transaction Documents constitutes the legal, valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with its terms, (iii) that, except as otherwise expressly provided in this opinion with respect to the Company, the parties to the Transaction Documents have received, or will receive by the time required, and will, to the extent required by any governmental requirement, maintain in full force and effect, all consents, approvals, filings, notices and other authorizations from any Governmental Authority (collectively, “Governmental Approvals”) which are required for the due execution, delivery and performance by the parties to the Transaction Documents and that such execution, delivery and performance by the parties to the Transaction Documents does not and will not conflict with any provision of any governmental requirement or the terms of any Governmental Approval applicable to the parties to the Transaction Documents or the conduct of their respective businesses or any agreement or instrument to which they are a party or by which they or their property are bound; provided, however, we have not made such assumptions with respect to the Governmental Approvals that are the subject of this opinion, (iv) the absence of any evidence extrinsic to the provisions of the Transaction Documents that the parties thereto intended a meaning contrary to that expressed by those provisions, and (v) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

We express no opinion as to any laws except the Federal Power Act, as amended (“FPA”), and the Public Utility Holding Company Act of 2005 (“PUHCA 2005”, and together with the FPA, the “Federal Utility Regulatory Laws”), in each case as in effect on the date hereof, and our opinion is limited to and applies only insofar as such laws may be concerned.

We have assumed that all governmental requirements have been duly enacted and validly promulgated, that each Governmental Authority has been duly constituted and that all public officials and all members of each Governmental Authority have been duly appointed and are lawfully holding the positions to which they have been elected or appointed, and that any actions taken by them under delegated authority are undertaken pursuant to properly delegated authority.

To the Addressees listed on Schedule 1

March 20, 2013

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	The Company has received all necessary approvals from the Federal Energy Regulatory Commission (“FERC”) for its sale of electric energy, capacity and ancillary services from the facilities to markets operated by PJM Interconnection, L.L.C at market-based rates and to which FERC has granted all waivers from regulation and blanket authorizations under the FPA that are customarily granted to entities with market-based rate authority, including blanket authorization under Section 204 of the FPA to issue securities and assume liabilities.

2.	Except with respect to regulations applicable to exempt wholesale generators, the Company is not subject to, or is exempt from, regulation under PUHCA 2005.

3.	The Company is an exempt wholesale generator as defined in 18 C.F.R. § 366.1 of the FERC’s regulations implementing PUHCA 2005.

4.	Except for those that have been previously obtained or made or which are authorized under the Federal Energy Regulatory Laws to be obtained or made after the date hereof, no consent, authorization, approval, or other action by FERC is required under the Federal Energy Regulatory Laws for the execution or delivery of the Note Purchase Agreement by the Company.

5.	None of the Collateral Agent or the Purchasers of the Notes will, solely as a result of the Company’s execution, delivery or performance of the Note Purchase Agreement or the consummation of the transactions contemplated by the Transaction Documents, become subject to or not exempt from regulation under the Federal Energy Regulatory Laws (other than by reason of actions in connection with the Collateral Agent’s exercise of remedies, including but not limited to any action which would permit it to direct the operations or management of the Company or its facilities).

As noted above, we do not express any opinion with respect to the law of any jurisdiction other than the Federal Utility Regulatory Laws. Without limiting the generality of the foregoing, we express no opinion concerning the laws of any other jurisdiction in which the parties may be located or in which enforcement of the Transaction Documents may be sought.

To the Addressees listed on Schedule 1

March 20, 2013

This opinion is solely for the benefit of the Company and the addressees hereof in connection with the transactions contemplated by the Note Purchase Agreement and may not be relied upon or used by any other person or for any other purpose without our prior written consent, except that (a) transferees, successors and assignees of the Notes may rely on this opinion as if they were an original addressee, provided that any such reliance by a transferee, successor or assign must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the transferee, successor or assign at such time, and (b) you may provide copies of this opinion letter to (i) any governmental or regulatory agency (including, without limitation, the NAIC) having jurisdiction over you and (ii) any court of law or other tribunal in connection with any matter relating to the Note Purchase Agreement. This letter speaks only as of the date hereof. We disclaim any responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other developments of which we may later become aware.

Very truly yours,

ORRICK, HERRINGTON & SUTCLIFFE LLP

SCHEDULE 1

Addressees

Deutsche Bank Trust Company Americas, as Collateral Agent under the Note Purchase Agreement

Each Purchaser party to the Note Purchase Agreement

SCHEDULE 2

TRANSACTION DOCUMENTS

1.	Depositary Agreement

2.	Pledge Agreement

3.	Security Agreement

4.	Collateral Agency Agreement

5.	Interparty Agreement

SCHEDULE 3

FERC Documents

1.	Diamond State Generation Partners, LLC, Application for Market-Based Rate Authority, Request for Waivers and Authorizations, Request for Finding of Qualification as Category 1 Seller, and Request for Expedited Consideration, filed with FERC on March 29, 2012, in Docket No. ER12-1383-000.

2.	Diamond State Generation Partners, LLC, Amendment to Application and Request for Shortened Comment Period, filed with FERC on April 23, 2012, in Docket No. ER12-1383-001.

3.	Diamond State Generation Partners, LLC, unpublished letter order issued by FERC on May 23, 2012, in Docket No. ER12-1383-001.

4.	Diamond State Generation Partners, LLC, Notice of Self-Certification of Exempt Wholesale Generator Status, filed with FERC on March 15, 2012, in Docket No. EG12-44-000.

5.	Notice of Effectiveness of Exempt Wholesale Generator Status, issued by FERC on June 12, 2012, in Docket Nos. EG12-36-000, etal.

6.	Bloom Energy Corporation, et. al., Form FERC-65 Notification of Holding Company Status, filed with FERC on October 1, 2012, in Docket No. HC13-1-000.

7.	Bloom Energy Corporation, et. al., Form FERC-65-B Notification of Waiver, filed with FERC on October 2, 2012, in Docket No. PH13-1-000.

8.	Bloom Energy Companies, Form FERC-65 Revised Notification of Holding Company Status, filed with FERC on January 14, 2013, in Docket No. HC13-1-000.

9.	Bloom Energy Companies, Form FERC-65-B Notification of Waiver, filed with FERC on January 14, 2013, in Docket No. PH13-9-000.

Exhibit 4.1.13(c)

FORM OF OPINION OF SPECIAL CONSTITUTIONAL COUNSEL

TO THE COMPANY

[See Execution Version]

EXHIBIT 4.1.13(c) TO NOTE PURCHASE AGREEMENT

ORRICK, HERRINGTON & SUTCLIFFE LLP THE ORRICK BUILDING 405 HOWARD STREET SAN FRANCISCO, CALIFORNIA 94105-2669 tel +1-415-773-5700 fax +1-415-773-5759 WWW.ORRICK.COM

March 20, 2013

The Parties Listed on Schedule A

Diamond State Generation Partners, LLC

Senior Secured Notes

Ladies and Gentlemen:

We have acted as counsel to Diamond State Generation Partners, LLC(the “Issuer”) in connection with its execution and delivery of (i) the Note Purchase Agreement (the “Note Purchase Agreement”), dated March 20, 2013, and (ii) the Security Agreement (the “Security Agreement”) dated March 20, 2013, between the Issuer, as grantor, and Deutsche Bank Trust Company Americas, as Collateral Agent. As used herein, the “Act” means Subchapter III-A (Renewable Energy Portfolio Standards) of Chapter 1 of Title 26 of the Delaware Code, commencing with Section 351, as amended to the date hereof; “Bloom” means the Sponsor as defined in the Note Purchase Agreement; “DPL” means DPL as defined in the Note Purchase Agreement; “Project” means the Project as defined in the Note Purchase Agreement; “Revenue Charge” means “revenue charge” as defined in the Security Agreement; “Revenue Property” means “revenue property” as defined in the Security Agreement; “State” means the state of Delaware; “State Pledge” means the last sentence of Section 364(h) of the Act; “Obligations” means obligations within the meaning of the State Pledge; and “Tariff’ means the Tariff as defined in the Note Purchase Agreement.

OPINIONS REQUESTED

You have requested our opinions as to whether:

1. The Issuer, as an owner of Revenue Property, could successfully challenge under the Contract Clause of the United States Constitution (the “Contract Clause”) the constitutionality of any legislation passed by the State legislature which becomes law, or any action of the Commission exercising legislative powers, which (in either case), without consent of the owners of Revenue Property, violates the State Pledge in a manner that substantially impairs the right of the Issuer, as an owner of Revenue Property, to receive the Revenue Charge as provided in the Tariff, before either (i) the Obligations are fully met and discharged, or (ii) adequate provision shall be made by law for the full recovery by the qualified fuel cell provider project, unless such court concludes that the State has demonstrated that, in light of the circumstances, such legislation is reasonable and necessary to serve a significant and legitimate public purpose, such as remedying a broad and general social or economic problem. Such legislation or Commission action is referred to herein as “Impairment Legislative Action.”

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2. If the State passes legislation which becomes law, or the Commission takes action, which (in either case), without consent of the owners of Revenue Property and without compensation, is in contravention of the State Pledge and diminishes the value of Revenue Property, there would be a compensable taking with respect to the Revenue Property under the Takings Clause of the Fifth Amendment to the United States Constitution (made applicable to the State by the Fourteenth Amendment to the United States Constitution, the “Takings Clause”) if the court determines that:

(A) the Revenue Property is property of a type protected by the Takings Clause; and

(B) the law or action, for a public use, either

(1) permanently appropriates the Revenue Property or denies all economically productive use of the Revenue Property;

(2) destroys the Revenue Property, other than in response to emergency conditions; or

(3) reduces the value of the Revenue Property and

(i) does not substantially advance a legitimate State interest, or

(ii) unduly interferes with the claimant’s reasonable investment-backed expectations.

ASSUMPTIONS

This opinion letter is based solely upon our examination of such matters of law as we have deemed necessary for purposes of rendering the opinions set forth herein. We have made no investigation of any matter.

We have assumed, without investigation, that the following statements are true and correct at all relevant times.

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The State has enacted the Act. Under certain circumstances, the Issuer is entitled to receive a portion of the Revenue Charge with respect to Revenue Property created pursuant to the Act and the Tariff, approved in Order No. 8062 adopted by the Public Service Commission (the “Commission”) of the State on October 18, 2011, and Order No. 8079, adopted by the Commission on December 1, 2011 (together, the “Orders”).

Section 364(h) of the Act provides:

Notwithstanding any other provision of the Delaware Code to the contrary except as otherwise provided in this chapter, with respect to revenue property, the tariffs with respect to disbursements and costs arising out of the qualified fuel cell provider project and recovery of costs addressed in subsections (a) through (c) of this section shall be irrevocable and the Commission shall not have authority either by rescinding, altering, or amending the tariff provisions or otherwise, to revalue or revise for ratemaking purposes the disbursements and costs arising out of the qualified fuel cell provider project, or the costs of recovering such costs, determine that the disbursements and costs of the qualified fuel cell provider project are unjust or unreasonable, or in any way reduce or impair the value of revenue property either directly or indirectly by taking project revenue amounts, disbursements or costs arising out of the qualified fuel cell provider project into account when setting other rates for the commission-regulated electric company; nor shall the disbursements, amount of revenues or costs arising with respect thereto be subject to reduction, impairment, postponement, or termination. Except as otherwise provided in this section, the State of Delaware does hereby pledge and agree with the owners of revenue property and the commission-regulated electric company as the agent for collecting and disbursement on behalf of a qualified fuel cell provider project and in collecting costs incurred by the electric company addressed in subsections (a) through (c) of this section that the State shall neither limit nor alter the revenue property and all rights thereunder until the obligations, are fully met and discharged, provided nothing contained in this section shall preclude the limitation or alteration if and when adequate provision shall be made by law for the full recovery by the qualified fuel cell provider project and the commission- regulated electric company.

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Revenue Property constitutes “revenue property” within the meaning of the State Pledge. Revenue Property constitutes a property right under State law. The Issuer is an owner of Revenue Property under State law. Bloom is a “qualified fuel cell provider” and the Project is a “qualified fuel cell provider project” within the meaning of the Act. The Issuer is a “QFCP Generator” within the meaning of the Tariff. Pursuant to the Tariff, the Issuer, as an owner of Revenue Property, is entitled to be paid a portion of the Revenue Charge for a specified period that does not exceed 25 years from the date hereof.

In enacting the Act, the purposes of the State included:

1. inducing Bloom and other qualified fuel cell providers to manufacture fuel cells within the State at facilities designated by the State as an economic development opportunity;

2. inducing the Issuer and other QFCP Generators to develop qualifying fuel cell provider projects located in the State;

3. inducing the Issuer and other QFCP Generators to commit to sell all electric energy, capacity, and ancillary services generated by those qualifying fuel cell provider projects into wholesale electric markets administered by PJM Interconnections, LLC (“PJM”), a regional transmission organization which coordinates the movement of wholesale electricity in all or parts of 13 states (including the State) and the District of Columbia; and

4. inducing DPL and other Commission-regulated electric companies to accept service applications submitted by the Issuer and other QFCP Generators by crediting Commission-regulated electric companies with renewable energy credits arising in respect of qualified fuel cell provider projects.

Under the Act, a revenue charge cannot be imposed with respect to a qualified fuel cell project unless and until the Commission approves a joint application filed by a Commission-regulated electric company and a qualifying fuel cell provider. The Revenue Charge has a finite term, not to exceed 25 years.

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DPL provides electric and gas utility service to service areas located in part in the State. DPL is an electric company that is subject to regulation by the Commission in connection with these electric and gas service areas in the State. DPL and the Issuer have executed and delivered a Service Application (the “Service Agreement”), dated as of June 28, 2011, which is a valid, binding, and enforceable contract under State law. The substantive provisions of the Service Agreement, however, by their terms become effective only upon the occurrence of specified events, including that the Act and the Tariff become effective.

The Act was validly enacted. The Tariff was legally and validly approved by the Commission. The Orders were legally and validly adopted by the Commission. The Act, the Orders, and the Tariff are valid and in full force and effect. The Service Agreement is valid and in full force and effect.

OPINIONS

(1) Based upon and subject to the assumptions and discussion set forth above, as well as the Analysis and the Limitations and Qualifications set forth below and the further qualification that there is no case directly on point, it is our opinion that, if the matter were properly briefed and presented to a court, the court, exercising reasonable judgment after full consideration of all relevant factors and of the case law discussed below under “Analysis,” would hold that the Issuer, as an owner of Revenue Property, could successfully challenge under the Contract Clause the constitutionality of any legislation passed by the State legislature which becomes law, or any action of the Commission exercising legislative powers, which (in either case), without consent of the owners of Revenue Property, violates the State Pledge in a manner that substantially impairs the right of the Issuer, as an owner of Revenue Property, to receive the Revenue Charge as provided in the Tariff, before either (i) the Obligations are fully met and discharged, or (ii) adequate provision is made by law for the full recovery by the qualified fuel cell provider project, unless such court concludes that the State has demonstrated that, in light of the circumstances, such legislation is reasonable and necessary to serve a significant and legitimate public purpose, such as remedying a broad and general social or economic problem.

(2) Based upon and subject to the assumptions and discussion set forth above, as well as the Analysis and the Limitations and Qualifications set forth below and the further qualification that there is no case directly on point, it is our opinion that, if the matter were properly briefed and presented to a court, the court, exercising reasonable judgment after full consideration of all relevant factors and of the case law discussed below under “Analysis,” would hold that if the State passes legislation which becomes

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law, or the Commission takes action, which (in either case), without consent of the owners of Revenue Property and without compensation, is in contravention of the State Pledge and diminishes the value of Revenue Property, there would be a compensable taking with respect to the Revenue Property under the Takings Clause if such court determines that:

(A) the Revenue Property is property of a type protected by the Takings Clause; and

(B) the law or action, for a public use, either

(1) permanently appropriates the Revenue Property or denies all economically productive use of the Revenue Property;

(2) destroys the Revenue Property, other than in response to emergency conditions; or

(3) reduces the value of the Revenue Property and

(i) does not substantially advance a legitimate State interest, or

(ii) unduly interferes with the claimant’s reasonable investment-backed expectations.

ANALYSIS

I. Contract Clause

The Contract Clause provides: “No state shall . . . pass any . . . Law impairing the Obligation of Contracts...” U.S. Const., art. I, § 10. The Contract Clause protects contracts to which a state or other government is a party as well as contracts between private parties. United States Trust Co. of New York v. New Jersey, 431 U.S. 1, 17 (1977). The general purpose of the Contract Clause is to encourage trade and credit by promoting confidence in the stability of contractual obligations. Id. at 15. The law is well settled that “the Contract Clause limits the power of states to modify their own contracts as well as to regulate those between private parties. Id. at 17 (citations omitted). Although the Contract Clause appears literally to proscribe “any” impairment, the Supreme Court has observed that ‘“the prohibition is not an absolute one and is not to be read with literal exactness like a mathematical formula.”’ Id. at 21 (quoting Home Building & Loan Assn. v. Blaisdell, 290 U.S. 398,428 (1934)).

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Whether a State law (including action by the Commission of a legislative nature) violates the Contract Clause is governed by a three-step inquiry: “The threshold inquiry is ‘whether the State law has, in fact, operated as a substantial impairment of a contractual relationship.”’ Energy Reserves Group, Inc. v. Kansas Power & Light Co., 459 U.S. 400,411 (1983) (quoting Allied Structural Steel Co. v. Spannaus, 438 U.S. 234, 244 (1978). This threshold inquiry itself has three components: “whether there is a contractual relationship, whether a change in law impairs that contractual relationship, and whether the impairment is substantial.” Gen. Motors Corp. v. Romein, 503 U.S. 181, 186 (1992). In addition, to succeed with a Contract Clause claim involving a contract with the State itself, a party must show that the contractual relationship is not an invalid attempt by the State to “surrender[] an essential attribute of its sovereignty.” US. Trust, 431 U.S. at 23 (alteration in original).

If the threshold inquiry is met, the courts inquire whether “the State, in justification, [has] a significant and legitimate public purpose behind the regulation, such as the remedying of a broad and general social or economic problem,” to guarantee that “the State is exercising its police power, rather than providing a benefit to special interests.” Energy Reserves Group, Inc. 459 U.S. at 411-12 (citation omitted). Finally, courts inquire “whether the adjustment of ‘the rights and responsibilities of contracting parties is based upon reasonable conditions and is of a character appropriate to the public purpose justifying the legislation’s adoption.”’ Id. at 412-13 (quoting US. Trust Co., 431 U.S. at 22). Thus, if State legislation (including action by the Commission of a legislative nature) is found to have substantially impaired contract rights, courts will find a violation of the Contract Clause unless the impairment is both “reasonable and necessary to serve an important public purpose.” US. Trust Co., 431 U.S. at 25. “The severity of the impairment measures the height of the hurdle the state legislation must clear.” Allied Structural Steel Co., 438 U.S. at 245. “Minimal alteration of contractual obligations may end the inquiry at the first stage. Severe impairment, on the other hand, will push the inquiry to a careful examination of the nature and purpose of the state legislation.” Id.

When applying these standards to a contract between private parties, at least with respect to an impairment caused by state law that imposes economic and social regulation, “courts properly defer to legislative judgment as to the necessity and reasonableness of a particular measure.” Energy Reserves, 459 U.S. at 412-413. “A higher level of scrutiny is required to assess abrogations of government obligations than in the case of legislative interference with the contract of private parties.’” Univ. of Hawaii Prof’Assembly v. Cayetano, 183 F.3d 1096, 1107 (91 Cir.h 1999). Accordingly, courts are "less deferential to a state's judgment of reasonableness and necessity when a state’s legislation is self-serving and impairs the obligations of its own contracts.” Id. (quotation omitted).

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The most recent case in which the Supreme Court upheld an impairment of a state contract, El Paso v. Simmons, 379 U.S. 497 (1965), involved unique facts, as discussed below. Similarly, in US. Trust Co., the Supreme Court noted that the “only time in this century that the alteration of a municipal bond contract has been sustained by this Court was in Faitoute Iron & Steel Co. v. City of Asbury Park, 316 U.S. 502, 62 S. Ct. 1129, 86 L. Ed. 1629 (1942).” 431 U.S. at 27. As discussed below, Faitoute Iron & Steel Co. involved unique circumstances that are not likely to be present in the case of Impairment Legislative Action.

A. Existence of a contractual relationship

A determination that the State Pledge is a binding contract with the State requires detailed analysis. “Federal law controls whether an agreement constitutes a contract for purposes of Contract Clause analysis.” General Motors Corp. v. Romein, 503 U.S. 181, 187 (1992). For there to be a valid contract with the State, the State must have intended to enter into a binding agreement, and the agreement must not have surrendered an essential attribute of State sovereignty.

1. Intent to contract

When a state legislature enacts a statute, there is a rebuttable presumption that it does not intend to bind itself contractually. National R.R. Passenger Corp. v. Atchison, Topeka & Santa Fe Ry. Co., 470 U.S. 451, 466 (1985); Dodge v. Board of Education, 302 U.S. 74, 78 (1937). This presumption can be rebutted by showing that the language of the statute indicates an intent to create contractual rights: “In general, a statute is itself treated as a contract when the language and circumstances evince a legislative intent to create private rights of a contractual nature enforceable against the State.” United States Trust Co., 431 U.S. at 18, note 14. See also Dodge, 302 U.S. at 78 (“it is of first importance to examine the language of the statute.”) and Indiana ex rel. Anderson v. Brand, 303 U.S. 95, 104-105 (1938) (“the cardinal inquiry is as to the terms of the statute supposed to create such a contract”).

United States Trust Co. involved a pledge given by each of two states in connection with notes issued by a third governmental entity, the Port Authority of New York and New Jersey. The Port Authority was a separate legal entity, created pursuant to interstate compact. The Port Authority’s bonds were not a debt of either pledging state, and neither the full faith and credit nor the taxing power of either state was pledged to secure the Port Authority bonds. Rather the statute at issue in United States Trust Co. provided that the “2 States covenant and agree with each other and with the holders of any affected bonds....”431 U.S. at 18. The Court found that the “intent to make a contract [was] clear from the statutory language.” Id. Thus, the Court concluded that a contract between the states and bondholders could arise even though the states were not financial obligors on the Port Authority bonds and were not parties to the resolution pursuant to which the Port Authority bonds were issued. Id

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The Supreme Court in United States Trust Co. also addressed the issue of consideration: “as the chronology set forth above reveals, the purpose of the covenant was to invoke the constitutional protection of the Contract Clause as security against repeal. In return for their promise, the States received the benefit they bargained for: public marketability of Port Authority bonds ... ” 431 U.S. at 18.

In the case of the State Pledge, the State invoked the constitutional protection of the Contract Clause as security against State action that would limit or alter the revenue property or rights thereunder without adequate protection for the owners of revenue property. In return, the State will get what it bargained for: (1) development and operation of qualifying fuel cell provider projects in the State, with fuel cells manufactured at a facility located in the State, under circumstances determined by the State to be an economic development. opportunity, (2) the QFCP Generator’s commitment to sell all electric energy, capacity and ancillary services from the qualifying fuel project into wholesale electric markets administered by PJM, and (3) the electric companies agreement to accept service applications from QFCP Generators.

Similar to the statutory language at issue in United States Trust Co., Section 364(h) of the Act provides: “Except as otherwise provided in this section, the State of Delaware does hereby pledge and agree with the owners of revenue property and the commission-regulated electric company as the agent for collecting and disbursement on behalf of a qualified fuel cell provider project and in collecting costs incurred by the electric company addressed in subsections (a) through (c) of this section that the State shall neither ... ” (Emphasis added.) The terms “pledge” and “agree” evidence a legislative intent to create private rights of a contractual nature enforceable against the State.

2. Contract Formation

The Service Agreement was executed and delivered by the Issuer and DPL on June 28, 2011, several days before the Act became law and several months before the Commission adopted the Orders pursuant to which the Tariff became effective. The substantive provisions of the Service Agreement, however, by their terms become effective only upon the occurrence of specified events, including that the Act and the Tariff become effective. Thus, the substantive provisions of the Service Agreement became effective only after the Act became law.

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3. Reserved powers

The next “inquiry concerns the ability of the State to enter into an agreement that limits its power to act in the future.” United States Trust Co., 431 U.S. at 23. “It is often stated that ‘the legislature cannot bargain away the police power of a State.”’ Id. “This doctrine requires a determination of the State’s power to create irrevocable contract rights in the first place, rather than an inquiry into the purpose or reasonableness of the subsequent impairment. In short, the Contract Clause does not require a State to adhere to a contract that surrenders an essential attribute of its sovereignty.” Id.

The Court explained that “financial contracts” generally do not surrender police powers:

Whatever the propriety of a State’s binding itself to a future course of conduct in other contexts, the power to enter into effective financial contracts cannot be questioned. Any financial obligation could be regarded in theory as a relinquishment of the State’s spending power, since money spent to repay debts is not available for other purposes. Similarly, the taxing power may have to be exercised if debts are to be repaid. Notwithstanding these effects, the Court has regularly held that the States are bound by their debt contracts.

Id. at 24. See also United States v. Winstar Corp., 518 U.S. 839, 888-890 (1996).

Among other things, the State Pledge was created as an inducement (1) to qualifying fuel cell providers to develop and operate qualifying fuel cell provider projects in the State, with fuel cells manufactured at a facility located in the State, under circumstances determined by the State to be an economic development opportunity, and (2) to QFCP Generators to sell electric energy and capacity generated by those qualifying fuel cell projects into wholesale electric markets administered by PJM, all for the benefit of citizens, businesses and governments (including the State itself) served by Commission-regulated electric companies. The inducement is principally financial: the right to receive Revenue Charges imposed on and collected by the Commission-regulated electric company from its retail electric customers. As a result, the State Pledge would seem to be the type of “financial” contract that the Court in United States Trust Co. found to be a proper exercise of legislative authority.

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The Court in United States Trust Co. noted that “[n]ot every security provision, however, is necessarily financial. For example, a revenue bond might be secured by the State’s promise to continue operating the facility in question, yet such a promise surely could not validly be construed to bind the State never to close the facility for health and safety reasons.” Id at 25. In United States Trust Co., and in the cases following it, the “financial” contract at issue generally involved a government’s own money, i.e., a financial obligation of a governmental entity. In United States Trust Co., for example, the Port Authority, a government entity, promised to maintain a certain level of reserve funding and made various other financial commitments. In the present case, in contrast, no governmental entity will pledge its own financial resources. But the promise by the Port Authority to maintain a specified level of reserve funding was supported by a statutory pledge, adopted by the State of New York and by the State of New Jersey, to the effect that the “2 States covenant and agree with each other and with the holders of any affected bonds . . .” Thus, United States Trust Co. may support the proposition that a statutory pledge to future owners of revenue property is effective to invoke the Contract Clause where the pledge is to maintain specified aggregate revenues with respect to qualifying fuel cell provider projects and Commission-regulated electric companies through the imposition of revenue charges on retail electric customers of Commission- regulated electric utilities, even though the qualifying fuel cell provider projects are developed, owned, and operated by legal entities separate from the government entity giving the statutory pledge, and even though the revenue charges will be paid by persons unrelated to the governmental entity giving the statutory pledge.

Public utility regulation generally involves the exercise of police powers. Certain aspects of public utility regulation clearly relate to public health and safety. Such aspects include, for example, the obligation to serve, safety regulation at electric generation facilities, and regulations which promote the development and operation of alternative energy generating resources, such as qualifying fuel cell provider projects. Even though a purpose of the Act is to promote the development and operation of qualifying fuel cell provider projects, the State Pledge does not “surrender” the State’s police powers. Nothing in the State Pledge materially reduces or impacts State regulation of public utilities, including DPL. Nothing in the State Pledge limits the ability of the State to regulate the manner in which DPL provides electric utility service or to regulate DPL’s overall retail electric rates. The only impact of the State Pledge is to ensure that, so long as the applicable State law conditions are satisfied, the revenue charge will be part of electric utility bills for the specified time period and that the revenue charge will be adjusted from time to time to ensure collection of promised revenues. Thus, the State Pledge does not remove from the Commission its general regulatory authority over DPL, does not allow the revenue charge to be imposed with respect to a qualifying fuel cell project unless and until the Commission approves a joint application filed by a Commission-regulated electric company and a qualifying fuel cell provider, and the State Pledge has a finite term with respect to each qualified fuel cell provider project.

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The Texas Supreme Court upheld the validity of a state pledge similar in some respects to the State Pledge. Lower Colorado River Auth. v. McGraw, 83 S.W.2d 629, 637-638 (Tex. 1935).

Accordingly, it ought to be determined that the State Pledge does not surrender an essential attribute of State sovereignty and that the State Pledge gives rise to a contract between the State and the owners of Revenue Property.

B. Substantial impairment

Whether a legislative action “substantially” impairs a contract is a fact- specific analysis. It is not possible at this time to determine whether a future legislative action will constitute a substantial impairment. Accordingly, this opinion letter addresses only impairments of the State Pledge that are determined to be substantial.

C. Justification

Even if a new State legislative action substantially impairs the Issuer’s contractual rights, such impairment will not violate the Contract Clause if it is “reasonable and necessary to serve an important public purpose” (United States Trust Co., 431 U.S. at 25) “such as the remedying of a broad and general social or economic problem” (Energy Reserves Group, Inc. 459 U.S. at 411-412). The test has also been stated as “whether the adjustment of ‘the rights and responsibilities of contracting parties is based upon reasonable conditions and is of a character appropriate to the public purpose justifying the legislation’s adoption.”’ Energy Reserves Group, Inc. 459 U.S. at 412-413 (quoting United States Trust Co., 431 U.S. at 22). The State has the burden of proving that a substantial impairment is both reasonable and necessary. Cayetano, 183 F.3d at 1106.

In assessing the reasonableness of an impairment, courts “generally consider ‘the extent of the impairment as well as the public purpose to be served.”’ Southern California Gas Co. v. City of Santa Ana, 336 F.3d 885 at 894-895 (91 Cir. 2003) (quoting Cayetano, 183 F.3d at 1107). “However, an ‘impairment is not a reasonable one if the problem sought to be resolved by an impairment of the contract existed at the time the contractual obligation was incurred.”’ Id. at 895 (quoting Cayetano, 183 F.3d at 1107). “Changed circumstances and important government goals do not make an impairment reasonable if the changed circumstances are ‘of degree and not kind.”’ Id. (quoting United States Trust Co., 431 U.S. at 32).

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Another factor significant to the analysis is whether the contracting parties are operating in a heavily regulated industry. Energy Reserves, 459 U.S. at 413. Thus, in Energy Reserves, the Court held that state regulation of natural gas prices did not impair a private contract where it did not impair the parties’ “reasonable expectations.” Id. at 416. In the Issuer’s case, though the Revenue Charge will be an element of DPL’s electric utility rates, which are generally subject to Commission regulation, the State Pledge was enacted in order to alter the otherwise reasonable expectations and to provide additional confidence, through a State promise, that the Revenue Charge will remain available throughout the applicable time period to allow the Issuer to receive the specified revenues with respect to the Project.

The Supreme Court in the past has held that legislation substantially impairing contractual rights was both reasonable and necessary and therefore did not violate the Contract Clause. The most famous case is Home Building & Loan Ass’n v. Blaisdell, 290 U.S. 398 (1934). At issue in Blaisdell was the Minnesota Mortgage Moratorium Law, enacted in 1933, during the depth of the Great Depression, when Minnesota was under severe economic stress and appeared to have no effective alternatives. The statute was a temporary measure which allowed judicial extension of the time for mortgage redemption. A mortgagor who remained in possession during the extension period was required to pay a reasonable income or rental value to the mortgagee. Thus, the contracts being impaired were private contracts, not contracts with a government entity. The Court noted that, while “emergency does not create power, emergency may furnish the occasion for the exercise of power.” Id. at 426. In upholding the state mortgage moratorium law, the Court found five factors significant: (1) the state legislature and state supreme court found that an emergency existed “which furnished a proper occasion for the exercise of the reserved power of the state to protect the vital interests of the community,” and the U.S. Supreme Court found these findings to have support in the evidentiary record; (2) the law was passed to protect a basic social interest (housing), not a favored group; (3) the relief was appropriately tailored to the emergency that it was designed to meet; (4) the conditions upon which the period of redemption was extended were not unreasonable (with the exception of an initial thirty-day period, the extension required judicial approval; interest continued to accrue; the mortgagor was required to pay fair rental value during the period of extended possession); and (5) the legislation was limited to the duration of the emergency. Id. at 444-447. “The Blaisdell opinion thus clearly implied that if the Minnesota moratorium legislation had not possessed the characteristics attributed to it by the Court, it would have been invalid under the Contract Clause ...” Allied Structural Steel Co., 438 U.S. at 242.

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El Paso v. Simmons is the most recent case in which the Supreme Court has upheld an impairment of a state contract. El Paso concerned a 1941 Texas statute that limited to a five-year period the reinstatement rights of an interest-defaulting purchaser of land from the state. Prior Texas law had no such limit. Thus, any purchaser who defaulted on interest payments could at any future time reinstate his or her rights. This led to serious unforeseen consequences, including people purchasing state land with no intent of making interest payments out of speculation that the land might increase in value, for example, due to discovery of oil. 379 U.S. at 512-513. Also, it created situations in which the right to reinstate could be exercised by any one of multiple successive forfeiting parties. Id. The 1941 legislation was passed in direct response to these unforeseen circumstances. Id. The Court found that the right of reinstatement was not a substantial inducement to enter into purchase agreements. Id. at 514. The Court further found that the right to reinstatement was intended, not to allow real estate speculation, but rather to preserve “practical and substantial rights.” Id. at 514-515. The Court concluded that the repeal, rather than impairing a bargained-for expectation of the purchaser, had the effect of eliminating an unforeseen windfall. Id. at 515. Moreover, the purpose of the land sales was to raise money for public schools. The clouds on title arising from reinstatement rights, massive litigation to which this gave rise, and pattern of sale and forfeiture were costly to the school fund and to the development of land use. Id. at 515-516. The cloud on title also prevented the state from using lands subject to reinstatement for public purposes due to the possibility that any one of several past purchasers might at some unknowable future date assert the right to reinstatement. Id. at 516. The Court thus concluded that the statute did not violate the Contract Clause because the statute “was quite clearly necessary” and was “a mild one indeed, hardly burdensome to the purchaser who wanted to adhere to his contract of purchase, but nonetheless an important one to the State’s interest.” Id. at 516-517.

The most recently reported case in which impairment of a municipal bond contract has been upheld by the Supreme Court was Faitoute Iron & Steel Co. v. City of Asbury Park, 316 U.S. 502 (1942). That case involved particularly unique circumstances. The impairment legislative action was enacted to meet the public emergency arising from a default in the payment of municipal obligations and the resulting impairment of public credit. Id. at 504. The Court treated the legislation in essentially the same manner as a bankruptcy workout. Because the affected municipality was bankrupt, and creditors had no effective remedy without the legislation, the Court found that the legislation did not so much impair the bondholders’ rights as discharge the municipality’s debt. Id. at 509-512. The Court found that the legislation did not violate the Contract Clause because its passage was, in fact, the only proven way for assuring payment of unsecured municipal obligations. Id. at 512.

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The leading decision is United States Trust Co. As discussed above, United States Trust Co. concerned the repeal of a 2-state covenant relating to bonds issued by the Port Authority, an agency created through an interstate compact between the state of New York and the state of New Jersey. The covenant, made by both states in connection with the Port Authority’s acquisition of a railroad, was designed to create security for bonds issued by the Port Authority for non-railroad purposes. Pursuant to the covenant, the states covenanted and agreed not to apply “for any railroad purpose whatsoever other than permitted purposes hereinafter set forth” any “rentals, tolls, fares, fees, charges, revenues or reserves, which have been or shall be pledged in whole or in part as security” for the Port Authority’s bonds. 431 U.S. at 10. Eleven years after enactment of the covenant, a national energy crisis developed, and Congress enacted the Emergency Petroleum Allocation Act, in which it found that the hardships caused by the oil shortage “jeopardize the normal flow of commerce and constitute a national energy crisis which is a threat to the public health, safety and welfare.” Id. at 14. Both states repealed the legislation containing the covenant the next year. Id.

After stating the legal test discussed above, the Court first found that the case involved “a financial obligation” of the states, and the covenant thus did not necessarily run afoul of the states’ reserved powers. Id. at 23-24. The states argued that the repeal of the covenant did not substantially impair bondholders’ rights. They argued that the bonds retained an “A” credit rating from the leading rating agencies and that, after an initial adverse effect on their market price, they regained a price comparable to that prior to the repeal. Id. at 19. Nonetheless, the Court held that the outright repeal, without any attempt to make compensation, constituted a substantial impairment. The Court noted that “no one can be sure precisely how much financial loss the bondholders suffered” and concluded that the “outright repeal totally eliminated an important security provision and thus impaired the obligation of the States’ contract.” Id.

The Court then proceeded to analyze whether the repeal of the covenant was reasonable and necessary to effect an important public purpose. The Court acknowledged that the purposes behind the repeal, mass transportation, energy conservation, and environmental protection, are goals that are important and of legitimate public concern. Id. at 28. The Court found, however, that the repeal was neither necessary nor reasonable. It was not necessary because (I) “a less drastic modification would have permitted the contemplated plan without entirely removing the covenant’s limitations on the use of Port Authority revenues and reserves to subsidize commuter railroads” and (2) “without modifying the covenant at all, the States could have adopted alternative means of achieving their twin goals of discouraging automobile use and improving mass transit” (such as state taxes to encourage reduction in driving, elimination of commuter discounts or an increase in tolls). Id. at 30. The Court held the repeal to be unreasonable because “the need for mass transportation in the New York metropolitan area was not a new development, and the likelihood that publicly owned commuter railroads would produce

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substantial deficits was well known.” Id. at 31. The Court found the changes in condition to be “of degree and not of kind,” and therefore not sufficient to justify the impairment of the covenant. Id. at 32.1

D. Impairment

In considering whether there has been a violation of the Contract Clause, the court must also determine whether the law impaired the contract or merely breached it.

As early as 1920, the Supreme Court noted the distinction between a breach of a contract to which a state is a party and an impairment of such a contract. See Hays v. Port of Seattle, 251 U.S. 233, 237 (1920) (it “is important to note the distinction between a statute that has the effect of violating or repudiating a contract previously made by the state and one that impairs its obligation.”). As the Ninth Circuit explained, the question is “whether the State has used its law-making powers not merely to breach its contractual obligations, but to create a defense to the breach that prevents the recovery of damages.” Cayetano, 183 F.3d at 1102.

The question should be whether the modification that the legislation imposes simply breaches the contract like any other unilateral attempt to modify an agreement, or whether the statute prevents or materially limits the contractor’s ability to enforce its contractual rights. For example, legislation impairs a public contract only if it prevents or materially limits the remedies that would be available if the contract were between private parties.

Id. at 1103. This has been called the “availability-of-remedy” test. TM Park Avenue Associates v. Pataki, 214 F.3d 344, 349 (2d. Cir. 2000). Thus, whether legislation impairs a contract, or merely breaches it, turns on whether the legislation leaves the other contracting party with an available remedy, i.e., whether, “rather than merely breaking [its] promise,” the state “set up a defense that prevented the promisee from obtaining damages, or some equivalent remedy, for the breach.” Horwitz-Matthews, Inc. v. City of Chicago, 78 F.3d 1248, 1251 (7th Cir. 1996).

[1]	With respect to purely private contracts, the test is the same, with the only difference being the degree to which the courts defer to legislative judgment concerning the reasonableness and necessity of impairing legislation. See Allied Structural Steel Co.

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In Hays, the State of Washington had granted the plaintiff a contract to excavate a waterway. Twenty years later, the contract not having been performed for various reasons, the state transferred the rights to the waterway at issue to a municipality, along with the excavation rights. The Court found that this transfer breached, rather than impaired, the agreement because, to the extent the agreement was still in force, the state’s contractual “obligation remained as before, and formed the measure of [the plaintiffs] right to recover from the state for the damages sustained.” 251 U.S. at 237. In so holding, the Court distinguished an act that would have constituted an impairment:

Had the Legislature of Washington, pending performance or after complete performance by complainant, passed an act to alter materially the scope of his contract, to diminish his compensation, or to defeat his lien upon the filled lands, there would no doubt have been an attempted impairment of the obligation.

Id.

Thus, this opinion letter does not address breaches of the State Pledge, but rather only substantial impairments.

II. Takings Clause

The Fifth Amendment to the United States Constitution contains the following injunction: “nor shall private property be taken for public use, without just compensation.” This so-called “Takings Clause” is made applicable to the states through the Fourteenth Amendment. Palazzolo v. Rhode Island, 533 U.S. 606, 617 (2001).

Federal takings jurisprudence has developed two types of takings analyses, direct takings and regulatory takings. “And ‘ [w]hen the government physically takes possession of an interest in property for some public purpose, it has a categorical duty to compensate the former owner.”’ Arkansas Game and Fish Commission v. United States, 568 U.S., 133 S. Ct. 511, 518 (2012) (quoting Tahoe-Sierra Preservation Council v . Tahoe Regional Planning Agency, 535 U.S. 302, 322 (2002)). A different analysis applies, however, when the government does not directly appropriate private property for its own use, but “instead the interference with property rights ‘arises from some public program adjusting the benefits and burdens of economic life to promote the common good.”’ Tahoe-Sierra Preservation Council, 535 U.S. at 343 (quoting Penn Central Transportation Co. v. New York, 438 U.S. 104, 124 (1978)). It may also be possible for the government to “take” private property for a public use when government action destroys private property for a public use. See Arkansas Game and Fish Commission.

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The Supreme Court has also recently reemphasized that the analysis under the Takings Clause must be very fact-specific:

We have recognized, however, that no magic formula enables a court to judge, in every case, whether a given government interference with property is a taking. In view of the nearly infinite variety of ways in which government actions or regulations can affect property interests, the Court has recognized few invariable rules in this area.

True, we have drawn some bright lines, notably, the rule that a permanent physical occupation of property authorized by government is a taking. Loretto v. Teleprompter Manhattan CATV Corp., 458 U. S. 419, 426 (1982). So, too, is a regulation that permanently requires a property owner to sacrifice all economically beneficial uses of his or her land. Lucas v. South Carolina Coastal Council, 505 U. S. 1003, 1019 (1992). But aside from the cases attended by rules of this order, most takings claims turn on situation-specific factual inquiries. See Penn Central, 438 U.S., at 124.

Arkansas Game and Fish Commission, 133 S. Ct. at 518.

It is not possible at this time to know all the relevant facts relating to a future legislative or regulatory action.

In any case, there can only be a taking if there is a protected property interest in the first place. Thus, any takings analysis involves a two-part inquiry: (1) is there a recognized property interest, and (2) has the state taken property for a public purpose without paying just compensation?

A. Whether Revenue Property is protected by the Takings Clause.

‘‘‘ Property interests ... are not created by the Constitution. Rather, they are created and their dimensions are defined by existing rules or understandings that stem from an independent source such as state law.”’ Ruckelshaus v. Monsanto Co., 467 U.S. 986, 1001 (1984) (quoting Webb’s Fabulous Pharms. Inc. v. Beckwith, 449 U.S. 155, 161 (1972) (alteration in original)). The Supreme Court has recognized that, where intangible property rights are protected by state law, they may also be protected by the Takings Clause. Id at 1003 (“That intangible property rights protected by state law are deserving

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of the protection of the Takings Clause has long been implicit in the thinking of this Court.”) See also United States Trust Co., 431 U.S. at 19 n. 16 (“Contract rights are a form of property and as such may be taken for a public purpose provided that just compensation is paid.”); Omnia Commercial Co. v. United States, 261 U.S. 502, 508 (1923) (“The contract in question was property within the meaning of the Fifth Amendment.”). The Court in Ruckelshaus held that a trade secret, if defined as property under state law, was property protected by the Takings Clause. 467 U.S. at 1003-1004.

On occasion, courts have denied claims under the Takings Clause on the ground that the claimant had no protected property interest. For example, in Jackson Sawmill Co., Inc. v. United States, 580 F.2d 302 (8th Cir. 1978), the court held that the claimant had no protected property interest in the traffic flowing over a bridge. The claimant had received a pledge from a city that the city would not build a second bridge within city limits. In reliance on that pledge, the claimant had issued bonds secured solely by tolls and other revenues from a bridge to be constructed with funds raised through the sale of the bonds. A decade later, the state and federal governments constructed a new bridge that caused a substantial reduction in traffic across the original bridge. The court denied the claimant’s taking claim, finding that “the law is clear in Missouri and Illinois. that plaintiffs do not have a constitutionally protected property right in traffic.” Id. at 306. See also US. ex. rel. and for Use of Tennessee Valley Authority v. Powelson, 319 U.S. 266 (1943) (no protected property right in the right to exercise the power of eminent domain).

We have assumed that Revenue Property is a property right under Delaware law.

B.	Just compensation will be required only if a reviewing court concludes that Revenue Property has been “taken” for a public use.

1.	Categorical takings.

As discussed above, where the government takes possession of private property, there is a categorical rule requiring the payment of just compensation. The Supreme Court applied this categorical rule where the government appropriated the interest earned on private funds held in a court deposit account, referring to the appropriation as a “forced contribution to general governmental revenues” and finding that “the county’s appropriation of the beneficial use of the fund is analogous to the appropriation of the use of private property ...” Webbs Fabulous Pharmacies, Inc, 449 U.S. at 163.

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The Supreme Court has also established a categorical rule requiring payment of just compensation “where regulation denies all economically beneficial or productive use of land.” Lucas v. South Carolina Coastal Council, 505 U.S. 1003, 1015 (1992). While the Revenue Property is not land, and does not fit cleanly within the normal takings analysis, if a court concludes that Revenue Property is property protected by the Takings Clause, if a State statute or Commission action were to either (a) permanently appropriate the Revenue Charge for government use (for example, require that the Revenue Charge be paid to the State rather than to the Issuer), or (b) permanently deny all economic value in Revenue Property (for example, by permanently eliminating the Revenue Charge), a reviewing court could find a taking requiring the payment of just compensation, unless the government’s action falls within the “emergency” exception discussed below.

2.	Emergency exception.

At least in the context of war, the United States Supreme Court has held that the government may destroy private property without paying just compensation under appropriate circumstances. In United States v. Caltex, 344 U.S. 149 (1952), the Court addressed a takings claim by owners of oil terminal facilities located in the Philippines destroyed by the United States military to prevent the Japanese from taking control of the facilities. The Court relied upon prior decisions holding that the United States was not required to compensate property owners when, in the Civil War, the army destroyed bridges to prevent the enemy from advancing and when American soldiers in the field in Cuba destroyed a factory thought to house germs of a contagious disease. See United States v. Pac. R.R. Co., 120 U.S. 227 (1887); Juragua Iron Co. v. United States, 212 U.S. 297 (1909). The Court found the destruction of the terminal facilities to be in furtherance of the war and therefore not compensable: “The short of the matter is that this property, due to the fortunes of war, had become a potential weapon of great significance to the invader. It was destroyed, not appropriated for subsequent use. It was destroyed that the United States might better and sooner destroy the enemy.” Caltex. 344 U.S. at 155.

In denying compensation, the Court in Caltex noted that the common law had “long recognized that in times of imminent peril—such as when fire threatened a whole community - the sovereign could, with immunity, destroy the property of a few that the property of many and the lives of many could be saved.” Caltex, 344 US. at 154. Thus, depending on the facts, a court might conclude that an emergency of sufficient magnitude warrants destroying the Revenue Property without affording just compensation.

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3.	Regulatory takings.

If a State statute or Commission action were to reduce the value of Revenue Property without appropriating it or denying all economic value, and if the emergency exception does not apply, a reviewing court would undertake a more complex analysis. A party challenging government action as an unconstitutional taking “bears a substantial burden.” Eastern Enters. v. Apfel, 524 U.S. 498, 523 (1998). “Government regulation often ‘curtails some potential for the use or economic exploitation of private property ... ‘, and ‘not every destruction or injury to property by governmental action has been held to be a “taking” in the constitutional sense.”’ Id. (citations omitted). Rather, courts must determine whether regulation has gone “too far” such that “justice and fairness” require compensation for economic injury. Penn Central, 438 U.S. at 124. Thus, “whether a particular restriction will be rendered invalid by the government’s failure to pay for any losses proximately caused by it depends largely ‘upon the facts and circumstances [in that] case.”’ Id. (quoting United States v. Central Eureka Mining Co., 357 U.S. 155, 168 (1958) (alteration in original). The Supreme Court explained:

[W]e have “generally eschewed” any set formula for determining how far is too far, choosing instead to engage in “‘essentially ad hoc, factual inquiries.”’... Indeed, we still resist the temptation to adopt per se rules in our cases involving partial regulatory takings, preferring to examine “a number of factors” rather than a simple “mathematically precise” formula.

Tahoe-Sierra, 535 U.S. at 326 (citation omitted).

The Supreme Court had identified three factors relevant to the analysis: (a) the character of the government action; (b) the economic effect on the property owner; and (c) the extent to which the regulation interferes with reasonable investment-backed expectations. Palazzolo, 533 U.S. at 618. “These inquiries are informed by the purpose of the Takings Clause, which is to prevent the government from ‘forcing some people alone to bear public burdens which, in all fairness and justice, should be borne by the public as a whole.”’ Id. at 618-619 (quoting Armstrong v. United States, 364 U.S. 40, 49 (1960). The Court has referred to the third factor, the extent to which the regulation interferes with reasonable investment-backed expectations, as “particularly” and “especially” important. See Arkansas Game and Fish Commission, 133 S. Ct. at 518, 522; Penn Central, 438 U.S. at 124; Loretto v. Teleprompter Manhattan CATV Corp., 458 U.S. 419, 426 (1982).

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(a)	Character of the governmental action

The “character of the governmental action” analysis typically differentiates a “physical invasion” by the government from an interference that “arises from some public program adjusting the benefits and burdens of economic life to promote the common good.” Penn Central, 438 U.S. at 124. This is an area where the analogy between takings cases involving land becomes more tenuous when analyzing a potential taking of Revenue Property. Clearly there can be no “physical invasion” of Revenue Property. Thus, any new legislation or action of the Commission affecting the value of Revenue Property will necessarily in some sense be an adjustment of the “benefits and burdens of economic life,” and would likely be justified by the State as a program designed to “promote the common good.”

(b)	Economic effect on the property owner

Where this factor is addressed in a case not involving a physical invasion of property, it generally has been discussed in the context of land use restrictions, such as zoning laws. The Supreme Court in Penn Central noted that where land use restrictions are “reasonably related to the promotion of the general welfare,” the Court has “uniformly reject[ed] the proposition that diminution in property value, standing alone, can establish a ‘taking.”’ Id. at 131. As the Court noted, “[g]ovemment could hardly go on if to some extent values incident to property could not be diminished without paying for every such change in the general law....” Id. at 124 (citation omitted). The general rule disfavors finding a taking where property rights are diminished by application of a general law that, in theory, benefits the entire public, including the property owner (e.g., presumably everyone benefits from preserving historical landmarks), and where specific property owners have not been singled out arbitrarily. See id. at 132 (contrasting “reverse spot zoning,” i.e., a land-use decision “which arbitrarily singles out a particular parcel for different, less favorable treatment than the neighboring ones”).

Other land use restrictions held not to be “takings” have arisen where the activity on one property was causing harm to one or more other properties, i.e., where the status quo was that some property was being damaged, and the law being challenged simply chose which property rights should be protected. See, e.g., Miller v. Schoene, 276 U.S. 272 (1928) Gust compensation not required for loss of market value where trees had to be destroyed because they produced “cedar rust” fatal to apple trees cultivated nearby); Hadacheck v. Sebastian, 239 U.S. 394 (1915) (no just compensation required where law prohibited continued operation of brickyard where legislature reasonably concluded that presence of brickyard was inconsistent with neighboring land uses); Goldblatt v. Hempstead, 369 U.S. 590 (1962) (no taking where safety ordinance banning excavations below the water table effectively prohibited the claimant from continuing a sand and gravel mining business, and the restriction did not prevent all reasonable use of the

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property). These holdings stem from the proposition that “‘all property in this country is held under the implied obligation that the owner’s use of it shall not be injurious to the community.”’ Keystone Bituminous Coal Ass’n v. DeBenedictis, 480 U.S. 470, 491-492 (1987) (quoting Mugler v. Kansas, 123 U.S. 623, 665 (1887)). The Court in Penn Central noted that it “is, of course, implicit in Goldblatt that a use restriction on real property may constitute a ‘taking’ if not reasonably necessary to the effectuation of a substantial public purpose.” 438 U.S. at 127; see also Lucas, 505 U.S. at 1016 (stating that the Fifth Amendment is violated when land-use regulation “does not substantially advance legitimate state interests”). Where a land use restriction furthers a legitimate public purpose, the Supreme Court has suggested that restrictions may not constitute a taking unless they make use of the land “commercially impracticable.” Keystone Bituminous Coal, 480 U.S. at 495-496.

(c)	Interference with distinct, reasonable investment- backed expectations

Even a state statute “that substantially furthers important public policies may so frustrate distinct investment-backed expectations as to amount to a ‘taking.’” Penn Central, 438 U.S. at 127. In Pennsylvania Coal Co. v. Mahon, 260 U.S. 393 (1922), the claimant had sold the surface rights to particular parcels of property, but expressly reserved the right to remove the coal thereunder. A Pennsylvania statute, enacted after the transactions took place, forbade any mining of coal that caused the subsidence of any house, unless the house was the property of the owner of the underlying coal and was more than 150 feet from the improved property of another. The Court found that the statute made it commercially impracticable to mine the coal. Id. at 414. Accordingly, it had nearly the same effect as the complete destruction of the rights the claimant had reserved and thus effected a taking without just compensation. See also Arkansas Game and Fish Commission, 133 S. Ct. at 522 (“Also relevant to the takings inquiry is the degree to which the invasion is intended or is the foreseeable result of authorized government action. [Citations omitted.] So, too, are the character of the land at issue and the owner’s ‘reasonable investment-backed expectations’ regarding the land’s use.”)

Unfortunately, these land use cases offer poor analogy to a taking of Revenue Property. Revenue Property cannot cause physical harm to other property, nor can its use be harmful to other property. The types of arguments that typically justify impairment of the value of physical property are therefore generally inapplicable to the type of legislation that would likely impact the value of Revenue Property.

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The Supreme Court has, however, on a few occasions, addressed takings claims unrelated to physical property. In Ruckelshaus, for example, the Court addressed an alleged taking of trade secrets, specifically, the EPA’s use of data submitted by an applicant for registration of a pesticide under the Federal Insecticide, Fungicide, and Rodenticide Act (FIFRA). The Court focused solely on the third Penn Central factor - the interference with reasonable investment-backed expectations. 467 U.S. at 1005. The Court initially noted that a ‘“reasonable investment-backed expectation’ must be more than a ‘unilateral expectation or an abstract need.”’ Id. (quoting Webb’s Fabulous Pharms., 449 U.S. at 161). The Court analyzed Monsanto’s claims in three time-period based groups based on the reasonableness of its expectations given the regulatory scheme during each time period.

For data submitted to the EPA after October 1, 1978, the effective date of the amendment to FIFRA that allowed the EPA to use the data for purposes beyond consideration of the application, the Court found that Monsanto “could not have had a reasonable, investment-backed expectation that EPA would keep the data confidential beyond the limits prescribed in the amended statute itself.” Id. at 1006. Accordingly, for that time period, the Court found that the legislation did not effect a taking: “as long as Monsanto is aware of the conditions under which the data are submitted, and the conditions are rationally related to a legitimate Government interest, a voluntary submission of data by an applicant in exchange for the economic advantages of registration can hardly be called a taking.” Id. at 1007.

The Court then addressed the period prior to the enactment of an amendment to FIFRA in 1972 that explicitly addressed the EPA’s use of submitted data—prior to 1972 the act was silent with respect to the EPA’s authorized use and disclosure of data submitted to it. The Court found that, “absent an express promise, Monsanto had no reasonable investment-backed expectation that its information would remain inviolate in the hands of EPA,” and hence found no taking. Id. at 1008.2

However, for the period between 1972 and 1978, FIFRA expressly provided that data submitted in connection with a registration application and designated as a trade secret would only be used in connection with evaluating the application. Id. at 1010-1011. Accordingly, the Court found that the EPA’s use of Monsanto’s data for the purpose of evaluating registration applications submitted by other applicants would constitute a compensable taking if Monsanto could prove a loss of market value. Id. at 1012-1013.3 See also Connolly v. Pension Benefit Guaranty Corp., 475 U.S. 211 (1986)

[2]	The Court acknowledged, however, that an. “express promise” by the state can give rise to reasonable investment-backed expectations. 467 U.S. at 1008.
[3]

The Court also addressed whether the EPA’s taking of Monsanto’s trade secrets was for a “public use.” The Court stated that the “scope of the ‘public use’ requirement of the Takings Clause is ‘coterminous with the scope of a sovereign’s police powers.”’ Id. at 1014 (quoting Hawaii Housing Authority v. Midkiff, 467 U.S. 229,240 (1984)). The Court further noted that it had “rejected the notion that a use is a public use only if the property taken is put to use for the general public.” Id. “So long as the taking has a conceivable public character, ‘the means by which it will be attained is ... for Congress to determine.”’ Id. at 1014 (quoting Berman v. Parker, 348 U.S. 26, 33 (1954) (alteration in original)). The Court found the EPA’s use of Monsanto’s trade secrets to be for a “public use.” Id. at 1016.

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(applying regulatory takings analysis to pension withdrawal liability statute, concluding that statutory liability constituted a permanent deprivation or property, but concluding that the deprivation did not constitute a compensable taking). Compare Eastern Enters., 524 U.S. 498 (in which five justices concluded that the Coal Industry Retiree Health Benefit Act of 1992, creating retroactive employer liability for health benefits for former employees, did not implicate an identifiable property interest).

Thus, in the case of Revenue Property, factors relevant to a Takings Clause analysis would be whether the future State statute or Commission action breaches the State’s express promise in the State Pledge and whether the future State statute or Commission action arbitrarily singles out Revenue Property without regard to the risks QFCP Generators and others assumed when they acquired Revenue Property.

LIMITATIONS AND QUALIFICATIONS

We express no opinion as to any matter that is not governed by the Contracts Clause or the Takings Clause. Without limiting the generality of the foregoing, we express no opinion as to any laws of the State of Delaware.

As we are not Delaware counsel, we have not made any investigation as to whether any proposed legislation relating to the subject matter of this opinion letter is pending in the State legislature or any proposed action is pending before the Commission relating to the subject matter of this opinion letter. We express no opinion as to any such proposed legislation should it be enacted by the State legislature or any such proposed action should it be taken by the Commission.

We note that the case captioned Nichols et al. v. Markell et al., No. 1:12cv777, currently pending in the United States District Court for the District of Delaware, challenges the validity of the Act and the Orders. We express no opinion as to the validity of the Act, any Order, or the Tariff; rather we have assumed their validity.

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It is commonly understood, without any express statement, that opinion letters are necessarily technical and are informed by customary practice and usage. Thus, this opinion letter should not be used or relied on except in consultation with counsel. In particular, it is understood that an opinion letter is not a guaranty of an outcome but rather only an expression of professional judgment and that, in an actual case, a court could reach a different conclusion. In addition, the judicial analysis relating to the Contract Clause and the Takings Clause has typically proceeded on a case-by-case basis, and the court’s determination, in most cases, is strongly influenced by the facts and circumstances of the particular case. There are no reported controlling judicial precedents directly on point. Our analysis is a reasoned application of judicial decisions involving similar or analogous circumstances to what might occur in the future. Moreover, given the lack of judicial precedent directly on point, the novelty of Revenue Property, and the fact that DPL is part of a heavily regulated industry, the outcome of any litigation cannot be predicted with certainty. Consequently, there can be no assurance that a court will follow our reasoning or reach the conclusions which we believe current judicial precedent supports. The risk of uncertain outcomes in actual cases cannot be eliminated even when an opinion letter is rendered. We express no view as to whether this opinion letter is suitable for your purposes.

This opinion letter speaks only as of its date. We have no obligation to update this opinion letter for any change in the law or the facts. This opinion letter may be relied upon solely by the addressees listed on Schedule A for use in connection with the transactions described in the first paragraph. No one else may rely upon this opinion letter or the opinions expressed herein without our prior written consent.

Very truly yours,

ORRICK, HERRINGTON & SUTCLIFFE LLP

SCHEDULE A

Massachusetts Mutual Life Insurance Company

M. Life Insurance Company

MassMutual Asia Limited

Modem Woodmen of America, an Illinois fraternal benefit society

AXA Equitable Life Insurance Company

Teachers Insurance and Annuity Association of America

Genworth Life and Annuity Insurance Company

Genworth Life Insurance Company of New York

EXHIBIT 4.1.13(d)

FORM OF OPINION OF SPECIAL DELAWARE COUNSEL

TO THE COMPANY

[See Execution Version]

EXHIBIT 4.1.13(d) TO NOTE PURCHASE AGREEMENT

March 20, 2013

Each Purchaser Party to the Note Purchase Agreement

Deutsche Bank Trust Company Americas

As Collateral Agent (the “Collateral Agent”)

60 Wall Street

MSNYC 60-2710

New York, NY 10005

Re:	Leasehold Mortgage from Diamond State Generation Partners, LLC. a Delaware limited liability company (“Mortgagor”) to the Collateral Agent

Ladies and Gentlemen:

We have acted as special Delaware counsel to Mortgagor for the limited purpose of rendering this opinion in connection with that certain Leasehold Mortgage, Security Instrument, Assignment of Rents, and Financing Statement As Fixture Filing of even date herewith executed by Mortgagor in favor of the Collateral Agent (the “Mortgage”) encumbering Mortgagor’s leasehold interest in each of 512 E. Chestnut Hill Road, Newark, DE and 1593 River Road, New Castle, DE (collectively, the Mortgaged Property’’).

In connection with rendering this opinion, we have examined a photocopy of the Mortgage, the Memorandum of Lease between Mortgagor, as tenant and the Delaware Department of Transportation, as landlord and the Memorandum of Lease between Mortgagor, as tenant, and the Delmarva Power & Light Company, as landlord (collectively, the “Memoranda”) and such other documents, instruments, certificates, legal opinions and corporate records, and such statutes, regulations and decisions and questions of law, as we have deemed necessary or appropriate in order to give the opinions set forth herein. Other than the Mortgage, we have not examined any other documents delivered in connection with the issuance of $144.812,500 in notes by the Mortgagor that are secured by the Mortgage (the· “Notes”).

Subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that:

1. Enforceability (Remedies). The Mortgage is a valid and binding obligation of Mortgagor, enforceable against Mortgagor in accordance with its terms.

2. Form of Mortgage. The Mortgage is in proper form for recording in the Ne\v Castle County, DE Recorder of Deeds’ Office (the “Recorder’s Office”). When the Mortgage has been duly recorded and appropriately indexed, the Mortgage will be sufficient to create a lien on the Mortgaged Property in favor of the Collateral Agent, as security for the obligations described therein.

Deutsche Bank Trust Company Americas

As Collateral Agent

March 20, 2013

3. Security Interests. The Mortgage creates a security interest in favor of the Collateral Agent in all of the collateral described therein that is of the type in which a security interest can be created under Division 9 of the Delaware Uniform Commercial Code (the “UCC”) (collectively, the · “UCC Collateral”). Upon the filing and acceptance of the Mortgage in the Recorder’s Office, the security interests created by the Mortgage in the UCC Collateral described in the Mortgage that are “fixtures,” as defined in the UCC and that are located in New Castle County, DE, will be perfected to the extent a security interest can be perfected in such fixtures by the filing of a financing statement as a fixture filing under the UCC.

4. No Recording Tax. Except for recording and filing fees, no recording, filing or privilege tax is payable to the State of Delaware in connection with the execution, delivery, recording, execution, enforcement or filing of the Mortgage.

5. No Violation of Law. The execution and delivery by Mortgagor of the Mortgage do not, and the performance by Mortgagor of its obligations thereunder, will not violate any published Delaware statute or regulation, which, in our experience, is normally applicable both to entities that arc not engaged in regulated business activities and to transactions of the type contemplated by the Mortgage.

6. Governmental Approvals and Filings. Except as noted in the following sentence, no consent, approval, order or authorization from, or registration or filing with, or notice to any governmental body of the State of Delaware is required in connection with the validity, binding effect, and enforceability of the Mortgage other than the recording and/or filing and indexing of the Mortgage and the Memoranda. We draw your attention to the fact that we have not investigated, and render no opinion regarding, whether Mortgagor or the Mortgaged Property is, or upon development or operation of the Mortgaged Property or foreclosure of the Mortgage will be, in violation of any of the matters described in qualification paragraph U) below.

7. Choice of Law. With respect to the provision in the Mortgage stating that it shall be governed by and construed in accordance with the laws of the State of Delaware, we believe that a state or federal court sitting in Delaware would uphold such choice of law provision.

Deutsche Bank Trust Company Americas

As Collateral Agent

March 20, 2013

ASSUMPTIONS, QUALIFICATIONS AND LIMITATIONS

The foregoing opinions are subject to the following assumptions, qualifications and limitations:

(a) In rendering the opinions expressed herein, we have assumed: (i) the genuineness of all signatures; (ii) the authenticity and completeness of all documents submitted to us as originals; (iii) the conformity to authentic, original documents of all documents submitted to us as copies; (iv) the legal capacity of natural persons; (v) the due authorization, execution and delivery of the Mortgage by all parties thereto; (vi) the enforceability of the Mortgage against all parties other than Mortgagor; (vii) that all parties to the Mortgage: (A) are duly formed, validly existing, in good standing under all applicable laws and qualified to do business in all jurisdictions, as required by applicable law; (B) have the requisite power and authority to enter into and perform its/their obligations under the Mortgage; (C) have duly authorized, executed, and delivered the Mortgage; and (D) have satisfied those legal requirements that are applicable to it/them to the extent necessary to make the Mortgage enforceable against it/them; (viii) that the Collateral Agent has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Mortgage against Mortgagor; (ix) that the Memoranda are duly recorded and indexed in the Recorder’s Office; (x) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence;

(xi) that the conduct of the parties to the Mortgage has complied with any requirement of good faith, fair dealing and conscionability; (xii) that the Collateral Agent has acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or security interest transferred or created in connection with the Notes; (xiii) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in Delaware has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity; (xiv) that Mortgagor has received adequate consideration in exchange for the Mortgage; (xv) that Mortgagee holds title to the Mortgaged Property; and (xvi) the proceeds of the Notes will be used for business and commercial purposes.

(b) In all cases where we have relied on an assumption, it should be understood that we have made no independent investigation into the matters covered by the assumption.

(c) With respect to certain factual matters relevant to our opinion, we have relied upon the representations and warranties made by the Collateral Agent and/or Mortgagor in the Mortgage.

(d) When an opinion or confirmation is given to our knowledge or to the best of our knowledge or with reference to matters of which we are aware or that are known to us, or with any other similar qualification, the relevant knowledge or awareness is limited to the conscious awareness of facts, without investigation, of any of the lawyers currently with this firm who have given substantive attention to legal representation of Mortgagor in connection with the Mortgage. No inference as to our knowledge of the existence or

Deutsche Bank Trust Company Americas

As Collateral Agent

March 20, 2013

absence of any facts should be drawn from our representation of Mortgagor, nor should such knowledge held by persons other than the lawyers described in the preceding sentence be imputed to us. Without limiting the generality of any of the foregoing, it should be understood that we have not examined any of Mortgagor’s files, we have not made any special inquiry of Mortgagor and we have not examined any records of any court, administrative tribunal, or other similar entity in connection with this opinion letter.

(e) The validity, binding effect and enforceability of the Mortgage are subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance and other similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing.

(f) Certain of the remedies, waivers, and other provisions of the Mortgage may not be enforceable; however, subject to the other qualifications and assumptions set forth in this letter, such unenforceability will not render the Mortgage invalid as a whole or preclude: the judicial foreclosure of the Mortgage, in accordance with applicable Delaware law, if the Notes are not repaid in full following maturity or upon acceleration of the Notes following a material default by Mortgagor under the Mortgage.

(g) We undertake no responsibility with respect to (i) recording the Memoranda and/or Mortgage, or (ii) examining the public records to determine if and/or when such documents have been recorded by others.

(h) The opinions in this letter are limited to the matters set forth herein. No opinion may be inferred or implied beyond the matters expressly stated in this letter; and the opinions must be read in conjunction with the assumptions, limitations, exceptions, and qualifications set forth in this letter. We assume no obligation to update this opinion to advise you of any changes in facts or laws subsequent to the date hereof.

(i) We express no opinion with respect to (i) the accuracy or completeness of the description of any real or personal property; or (ii) whether Mortgagor owns or has a mortgageable interest in the Mortgaged Property; or (iii) any matter pertaining to any of the leases purported to be encumbered by the Mortgage, including, without limitation, the validity, ownership or enforceability thereof: or (iv) the priority of any lien (or the lien of any advance) on the Mortgaged Property or any security interest in personal property; or

(v) any other title matter relating to this transaction. As to these matters, we understand the Collateral Agent is relying, it to the extent it deems appropriate, on such title insurance and/or UCC searches as they may obtain from a title insurance company and/or other companies satisfactory to the Collateral Agent.

Deutsche Bank Trust Company Americas

As Collateral Agent

March 20, 2013

(j) We express no opinion with respect to the applicability of or compliance with any zoning, subdivision, land use, land development, environmental protection, health, safety, fire, construction, building or other laws, ordinances, or regulations that may be applicable to the Mortgaged Property or any matters concerning licenses, permits, or other approvals which may be required from any governmental authority. Our opinions regarding performance of Mortgagor’s obligations under the Mortgage, including the creation of the Mortgage, are based on the assumption that Mortgagor has or will have all licenses, permits, and approvals required in connection with such performance.

(k) Advances made by the note purchasers after entry of a judgment of foreclosure for the payment of taxes, insurance, and maintenance may not be secured by the Mortgage even though the Mortgage provide that such advances will be added to the mortgage debt.

(1) Without limiting the generality of qualification paragraph (t) above, we express no opinion as to the validity or enforceability of any provision of the Mortgage that (i) permits the note purchasers to increase the rate of interest, to collect a late charge in the event of delinquency or default, or to charge and collect a prepayment charge or prepayment premium to the extent deemed to be penalties or forfeitures: (ii) purports to gram The Collateral Agent a power-of-attorney; (iii) purports to entitle The Collateral Agent to take possession of collateral in any manner other than peaceably and by reason of the peaceable surrender of such possession by Mortgagor or by reason of appropriate judicial proceedings; (iv) purports to require that waivers must be in writing to the extent that an oral agreement or implied agreement by trade practice or course of conduct modifying provisions of the Mortgage has been made: (v) purports to grant The Collateral Agent the right to confess judgment for money or for possession of the Mortgaged Property; (vi) purports to be a waiver of the right to a jury trial or purports to require disputes or claims to be resolved by judicial reference, purports to be a waiver of any right to object to jurisdiction or venue, a waiver of any right to claim damages or to service of process, or a waiver of any provisions of Division 9 of the UCC that may not be waived, or a waiver of any other rights or benefits bestowed by operation of law or the waiver of which is limited by applicable law; (vii) purports to exculpate any party from its own negligent acts or limit any party from certain liabilities; (viii) purports to entitle The Collateral Agent to the appointment of a receiver on ex parte application, as a matter of right or without regard to the then value of the real property: (ix) purports to require the payment of attorneys’ fees to the extent such fees exceed reasonable attorneys’ fees or exceed amounts permitted by any applicable law; (x) purports to authorize The Collateral Agent to set off and apply any deposits at any time held, and any other indebtedness at any time owing, by The Collateral Agent to or for the account of Mortgagor or which purports to provide that any purchaser of a participation from any note purchaser may exercise setoff or similar rights with respect to such participation; (xi) purports to grant a power of sale under the Mortgage; (xii) purports to make the assignment provisions of the

Deutsche Bank Trust Company Americas

As Collateral Agent

March 20, 2013

assignment of rents and leases contained in the Mortgage absolute rather than for security only; (xiii) purports to avoid treatment of The Collateral Agent as a mortgagee in possession; or (xiv) purports to select a particular State’s law to govern the interpretation thereof

(m) The opinions given above with respect to the enforceability and perfection of security interests are subject to the following exceptions:

(i)	the continued perfection of the security interests created under the Mortgage and perfected by the filing of the Mortgage may depend upon the continuation of Borrower’s present name: and

(ii)	Borrower’s name on the Mortgage must be the same name indicated on the public record. See Section 9103 of the UCC and related comments.

(n) We express no opinion with respect to the effect of laws or regulations governing enforcement of remedies.

(o) We express no opinion with respect to any matter arising om of or related to the USA Patriot Act of 2001, as amended, the International Emergency Economic Powers Act 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. app. 1 et seq., any regulations promulgated under the foregoing laws, Executive Order No. 13224 on Terrorist Financing, any sanctions program administered by the U.S. Department of Treasury’s Office of Foreign Asset Control, or any other laws, regulations, executive orders or government programs designed to combat terrorism or money laundering, or the effect of any of the foregoing laws, regulations, orders or programs, if applicable, to the transaction described in the Note Purchase Documents.

(p) Our examination of law relevant to the matters covered by this letter is limited to Delaware law. We express no opinion as to matters governed by federal law or by the laws of any other state or other jurisdiction or by the local law of any municipality located within the State of Delaware.

Deutsche Bank Trust Company Americas

As Collateral Agent

March 20, 2013

This opinion may not be used or relied upon by any party other than the addresses hereof (and their successors, assigns and participants) and only in connection with the Notes. This opinion may not be used or relied on by any other person for other purpose (including the addressees hereof), without in each instance our prior written consent, except for the use of this opinion (i) in connection with review of the Notes by a regulatory agency having supervisory authority over the addressees hereof (including, without limitation, the National Association of Insurance Commissioners) for the purpose of confirming the existence of this opinion; (ii) in connection with the assertion of a defense as to which this opinion is relevant and necessary; and (iii) in response to a court order.

Very truly

Drinker Biddle & Reath LLP

ST/st

March 20, 2013

To Each of the Persons

Listed on Schedule A

Attached Hereto

Re:	Diamond State Generation Partners, LLC

Ladies and Gentlemen:

We have acted as special Delaware counsel to Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Company”). This opinion letter is being furnished to you at the request of the Company pursuant to Section 4.1.13(f) of the Note Purchase Agreement, dated March 20, 2013 (the “Note Purchase Agreement”) entered into by the Company and the purchasers of Notes listed on Schedule A attached hereto (the “Purchasers”), to provide financing for the Project (as defined in the Note Purchase Agreement) consisting of a portfolio of up to 150 baseload fuel cell electricity generators manufactured by Bloom Energy Corporation, a Delaware corporation (“Sponsor”), with an aggregate capacity of thirty (30) megawatts to be located in the State of Delaware. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement, except that reference in this letter to any document shall mean such document as in effect on the date hereof.

The Project will be owned and operated by the Company in accordance with certain tariff provisions of Delmarva Power & Light Company, a Delaware public utility (“DPL”) providing for Service Classifications “QFCP-RC” (the “Tariff’) and LVG-QFCP-RC (the “Gas Tariff’) as approved by Order No. 8062 of the Delaware Public Service Commission (the “Commission”) dated October 18, 2011, as adopted and supplemented by the Commission’s Findings, Opinion and Order No. 8079 dated December 1, 2011 (the “Tariff Approval Final Orders”) in PSC Docket No. 11- 362 styled “IN THE MATTER OF THE APPLICATION OF DELMARVA POWER AND LIGHT COMPANY FOR APPROVAL OF QUALIFIED FUEL CELL PROVIDER PROJECT TARIFFS (FILED AUGUST 19, 2011)” (the “Proceeding”).

For purposes of this letter, our review of documents has been limited to the review of originals or copies furnished to us of the following documents (the “Opinion Documents”):

(a)	the REPS Act;

(b)	the Note Purchase Agreement;

500 Delaware Avenue, Suite 1500  |  Wilmington, DE 19801-1494             T 302.888.6800             F 302.888.6989

Mailing Address     P.O. Box 2306  |   Wilmington, DE 19899-2306             www.morrisjames.com

To Each of the Persons

Listed in Schedule A Hereto

March 20, 2013

(c)	the Tariff and the Gas Tariff;

(d)	the Application filed by DPL with the Commission in the Proceeding on August 19, 2011, seeking approval of the Tariff, including the direct testimony and schedules of DPL’s witnesses filed therewith (the “Application”);

(e)	the direct testimony of The Honorable Colin P. O’Mara, Secretary of the Department of Natural Resources and Environmental Control of the State of Delaware (“DNREC”) filed in the Proceeding on August 19, 2011, and the joint certification, dated August 19, 2011 (the “Joint Certification”), signed by Secretary O’Mara in such capacity, and by the Honorable Alan B. Levin, as Director of the Delaware Economic Development Office (“DEDO”) submitted with such testimony;

(f)	Commission Order No. 8025 dated September 6, 2011, and the Public Notice of Application and Public Comment Sessions for this Proceeding as ratified by the Commission therein;

(g)	comments of the Delaware Public Advocate submitted in the Proceeding dated September 30, 2011;

(h)	the Report on Delmarva Power’s Application for Approval of a New Electric Tariff Applicable to Proposed Bloom Energy Fuel Cell Project, submitted in the Proceeding, dated October 3, 2011;

(i)	a transcript of the Commission Hearing taken pursuant to notice before Debra A. Donnelly, Registered Professional Reporter, in Legislative Hall, House Chamber, 411 Legislative Boulevard, Dover, Delaware on Tuesday, October 18, 2011, beginning at approximately 10:12 A.M. and concluding at 5:57 P.M. (the “Hearing Transcript”);

(g)	the Tariff Approval Final Orders;

(k)	the Service Agreement and Agreement to Comply with Obligations, dated as of June 28, 2011, between the Company and DPL (the “Service Agreement”);

To Each of the Persons

Listed in Schedule A Hereto

March 20, 2013

(1)	Commission Order No. 8256 dated December 18, 2012 (“Order 8256”), in PSC Regulation Docket No. 56, and the attachments thereto, including the approved modified Rules and Procedures to Implement the Renewable Energy Portfolio Standard attached thereto;

(m)	DP&L’s monthly compliance filings in PSC Docket Nos. 12-173-04 - 12-173-13; and

(n)	that certain letter agreement between DEDO and Bloom dated October 10, 2011.

For purposes of this letter, we have not reviewed any documents other than the Opinion Documents and certain written statements of governmental authorities and others referenced in this paragraph. In particular, we have not reviewed and express no opinion herein as to any other document that is referred to in or incorporated by reference into (and not attached as an exhibit, schedule, or otherwise) to any document reviewed by us. We have assumed herein that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with or contrary to the opinions in this letter. We have conducted no factual investigation of our own, and have relied solely upon the documents reviewed by us, the statements and information set forth in such documents (including without limitation the representations and warranties set forth in the Note Purchase Agreement), certain statements of governmental authorities and others (including without limitation the factual findings of the Commission in the Tariff Approval Final Orders), and the additional matters recited or assumed in this opinion letter, all of which we assume to be true, complete, and accurate and none of which we have investigated or verified.

We have assumed: (i) the due incorporation or due formation, as the case may be, due organization, and valid existence in good standing under the laws of all relevant jurisdictions of each of the parties and each of the signatories (other than natural persons) to each of the documents reviewed by us, and that none of such parties or signatories has dissolved; (ii) the due authorization, execution, and delivery (and, as applicable, filing) of each of such documents by each of the parties thereto and each of the signatories thereto; (iii) that each of such parties and signatories had and has the power and authority to execute, deliver, and perform (and, as applicable, file) each of such documents; and (iv) the legal capacity of all relevant natural persons.

We have assumed that: (i) all signatures on all documents reviewed by us are genuine; (ii) all documents furnished to us as originals are authentic; (iii) all documents furnished to us as copies or specimens conform to the originals thereof; (iv) all executed documents furnished to us have not been terminated, rescinded, altered, or amended; (v) each document reviewed by us constitutes the entire agreement among the parties thereto with respect to the subject matter thereof; and (vi) each document reviewed by us constitutes the legal, valid, and binding obligation of each of the parties thereto and is enforceable against each of such parties in accordance with its terms.

To Each of the Persons

Listed in Schedule A Hereto

March 20, 2013

We have further assumed that: (i) no later than the commencement date of commercial operation of the full nameplate capacity of the Project, Sponsor will manufacture fuel cells in Delaware that are capable of being powered by Renewable Fuels (as defined in the REPS Act); (ii) the Project will be operated by Sponsor throughout its 21 year term; (iii) the Project will be up to thirty (30) megawatts nominal nameplate capacity and will not exceed such capacity without further Commission approval as provided in the REPS Act; (iv) DPL, Sponsor and the Company will perform their respective obligations under the Tariff and the Service Agreement in all material respects; (v) the charges imposed under the Tariff will be collected from DPL’s entire Delaware customer base in accordance with the Tariff; (vi) the installed nameplate capacity of the Project shall have been sourced from fuel cell units manufactured in accordance with the REPS Act; (vii) Sponsor, the Company, and their respective affiliates, investors and lenders have obtained, or will obtain in a timely manner, all consents, approvals, permits, authorizations, licenses and similar grants of right or authority from federal, state and local governmental authorities and private entities as shall be necessary for the lawful siting, construction, ownership, operation and maintenance of the Project and the consummation of the transactions contemplated by the Note Purchase Agreement (other than the approvals expressly required by the REPS Act); (viii) each of the Tariff Approval Orders was served by mail on the date of such order; and (ix) neither the Company nor the Sponsor nor any of their affiliates or investors sells or will sell any electrical energy to end-use customers in Delaware or sells or will sell electricity to retail electric customers utilizing the transmission and/or distribution facilities of a nonaffiliated electric utility or otherwise is or will be engaged in the provision of any electric transmission or distribution service in Delaware.

We note that Section 364(i) of the REPS Act provides that the courts of the State of Delaware shall have exclusive original jurisdiction over any dispute between the Company (in its capacity as owner of a “qualified fuel cell provider project” referred to therein) and DPL involving the interpretation of the obligations as contained in the Tariff, but Section P of the Tariff provides that DPL or the Project may institute an action in the Delaware Superior Court following informal dispute resolution. Accordingly, we assume that the Tariff is not intended, and will not be applied, to require that such action be instituted exclusively in the Delaware Superior Court

You have agreed that this opinion relates solely to the REPS Act and the characterization of the Project and Tariff thereunder and the status of the Company under Delaware’s Public Utility Act of 1974, 26 Del.C. §§ 101 et. seq. (the “Public Utility Act”). You have also agreed that we are expressing no other opinion herein with respect to the Project, the Note Purchase Agreement, the parties thereto, the transactions contemplated thereby, or any other transactions involving such parties or the characterization of any of the transactions contemplated by the parties to such transactions or any other matter. It is expressly understood that we express no opinion herein (i) as to the ownership of or title to any property, (ii) as to the creation or attachment of any lien, pledge, mortgage, or security interest, or (iii) as to the perfection of (including, without limitation, the proper place for filing to perfect) any lien, pledge, mortgage, or security interest, (iv) as to the priority of any lien, pledge, mortgage, or security interest, or (v) as to any matters concerning taxation.

To Each of the Persons

Listed in Schedule A Hereto

March 20, 2013

Accordingly, based upon the foregoing and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions in this letter, we are of the opinion that, for purposes of Delaware law, if properly presented to a Delaware court, or to a United States Federal court sitting in Delaware and applying Delaware law (a “Delaware Court”), the Delaware Court:

1. Would find that the Tariff Approval Final Orders are final and non-appealable and in full force and effect.

2. Would find that the Project is a “qualified fuel cell provider project” within the meaning of Section 352(17) of the REPS Act.

3. Would find that Sponsor is a “qualified fuel cell provider” within the meaning of Section 352(16) of the REPS Act and that the designation of Sponsor’s plan to locate its manufacturing facility in Delaware as an “economic development opportunity” by DEDO and DNREC on August 19, 2011 in the Joint Certification satisfies the requirement in Section 352(16) b. of the REPS Act.

4. Would find that the Company is a “qualified fuel cell provider generator” within the meaning of the Tariff.

5. Would find that the Company is not a “retail electricity supplier” which is defined in Section 352(22) of the Public Utility Act, as follows:

(22) “Retail electricity supplier” means a person or entity that sells electrical energy to end-use customers in Delaware, including but not limited to nonregulated power producers, electric utility distribution companies supplying standard offer, default service, or any successor service to end-use customers. A retail electricity supplier does not include a municipal electric company for the purposes of this subchapter.

6. Would find that the Company is not an “electric supplier” which is defined in Section 1001(14) of the Public Utility Act as follows:

(14) “Electric supplier” means a person or entity certified by the Commission that sells electricity to retail electric customers utilizing the transmission and/or distribution facilities of a nonaffiliated electric utility, including:

a. Municipal corporations which choose to provide electricity outside their municipal limits (except to the extent provided prior to February 1, 1999);

To Each of the Persons

Listed in Schedule A Hereto

March 20, 2013

b. Electric cooperatives which, having exempted themselves from the Commission’s jurisdiction pursuant to §§ 202 (g) and 223 of this title, choose to provide electricity outside their assigned service territories; and

c. Any broker, marketer or other entity (including public utilities and their affiliates).

7. Would find that the Company is not a “public utility” defined in Section 102(2) of the Public Utility Act (a “Delaware Public Utility”) as follows:

“Public utility” includes every individual, partnership, association, corporation, joint stock company, agency or department of the State or any association of individuals engaged in the prosecution in common of a productive enterprise (commonly called a “cooperative”), their lessees, trustees or receivers appointed by any court whatsoever, that now operates or hereafter may operate for public use within this state, (however, electric cooperatives shall not be permitted directly or through an affiliate to engage in the production, sale or distribution of propane gas or heating oil), any natural gas, electric (excluding electric suppliers as defined in § 1001 of this title), water, wastewater (which shall include sanitary sewer charge), telecommunications (excluding telephone services provided by cellular technology or by domestic public land mobile radio service) service, system, plant or equipment. (emphasis added)

Insofar as the Company is not a Delaware Public Utility, such court would also find that the Company is not subject to rate, financial or organizational regulation by the Commission under the Public Utility Act, nor would any consent, authorization or approval or other action by the Commission, or any notice to or filing with the Commission, be required under the Public Utility Act for the execution and delivery by the Company of the Note Purchase Agreement.

We note that we have found no express exemption of QFCP Projects from regulation as Delaware Public Utilities under the Public Utility Act or the Commission’s orders or regulations. The Delaware courts apply a two part test to determine whether an entity is a Delaware Public Utility, examining first whether there is a sale of a regulated commodity to third parties and second whether the sale affects the public interest in a significant manner. See e.g., Eastern Shore Natural Gas Co. v. Delaware Public Service Com’n, 637 A.2d 10 (Del. 1994) (FERC regulated interstate natural gas pipeline that sold natural gas to eleven direct-sales industrial customers in Delaware was a Delaware Public Utility); Public Water Supply Company, Inc. v. DiPasquale, 802 A.2d 929 (Del. Super. 2002) (landlord that distributed well water in Delaware mobile home park was a Delaware Public Utility); The Reserves Development Corporation v. State of Delaware Public Service Commission, 2003 WL 139777 (Del. Super. Jan. 17, 2003) (homeowners’ association that distributes well water to its members is a Delaware Public Utility). Our opinion is based on our understanding,

To Each of the Persons

Listed in Schedule A Hereto

March 20, 2013

and assumption, that the Company will be generating and selling electric energy, capacity and ancillary services exclusively at wholesale in the PJM wholesale markets as an Exempt Wholesale Generator with market-based rate authority from FERC, and will not be selling any regulated commodities to third parties in any manner that would affect the public interest in Delaware.

8. Would find that the Service Agreement which, inter alia, obligates DPL to comply with its obligations under the Tariff, creates binding obligations of DPL which are enforceable against DPL in accordance with the terms of the Service Agreement.

9. Would find that the Tariff is not subject to modification or revocation by the Commission except to the extent otherwise provided in the REPS Act.

The foregoing opinions are subject to (and we offer no opinion concerning the effect of) (i) bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance, preferential transfer, liquidation, and similar laws relating to or affecting rights and remedies of creditors generally; (ii) principles of equity, including, without limitation, applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law); and (iii) standards of good faith, fair dealing, course of dealing, course of performance, materiality, and reasonableness that may be applied by a court, considerations of public policy, and the exercise of judicial discretion.

Our opinion is necessarily based on the assumption that in any case in which this question is considered, the question will be competently briefed and argued. Our opinion is reasoned and also presumes that any decision rendered will be based on existing legal precedents, including those discussed above.

We are attorneys admitted to practice in the State of Delaware. This opinion letter addresses only matters of Delaware law (excluding laws, rules and regulations pertaining to taxation, securities regulation, environmental regulation, land use and zoning), and we offer no opinion as to the laws of any other jurisdiction, including, without limitation, the federal laws of the United States of America or the laws of any other State. The opinions expressed in this letter are not a guaranty as to what any particular court would actually hold, but are reasoned opinions as to the decisions a court should reach if the issues are properly presented to it and the court followed existing precedent as to legal and equitable principles applicable in such cases. The recipients of this opinion should take these limitations into account in analyzing the risks associated with the transactions described herein.

We consent to your relying on this letter on the date hereof in connection with the Transaction and other matters set forth herein. Without our prior written consent, this letter may not be furnished or quoted to (except (i) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be furnished or quoted as

To Each of the Persons

Listed in Schedule A Hereto

March 20, 2013

stated herein, (ii) the National Association of Insurance Commissioners or any other governmental or regulatory authority, (iii) any institutional investors which are transferees of the Notes, and (iv) as otherwise required by applicable law or required or requested by any governmental authority or any self-regulatory body having jurisdiction over a Purchaser), or relied upon by, any other person or entity, or relied upon for any other purpose. There are no implied opinions in this letter. This letter speaks only as of the date hereof, and we do not assume any continuing obligation or responsibility to advise you of any changes in law, or any change in circumstances of which we become aware, which may affect the opinion contained herein or to update, revise or supplement this opinion for any other reason.

Very truly yours,

NJC/PCC/am

SCHEDULE A

Purchasers:

AXA Equitable Life Insurance Company

M. Life Insurance Company

Genworth Life and Annuity Insurance Company

Genworth Life Insurance Company of New York

Massachusetts Mutual Life Insurance Company

MassMutual Asia Limited

Modem Woodmen of America

Teachers Insurance and Annuity Association of America

Exhibit 4.1.13(f)

FORM OF OPINION OF SPECIAL COUNSEL

TO THE PURCHASERS

[See Execution Version]

EXHIBIT 4.1.13(f) TO NOTE PURCHASE AGREEMENT

53rd at Third 885 Third Avenue
New York, New York 10022-4834
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com
FIRM/ AFFILIATE OFFICES
	Abu Dhabi	Moscow
	Barcelona	Munich
	Beijing	New Jersey
	Boston	New York
March 20, 2013	Brussels	Orange County
	Chicago	Paris
	Doha	Riyadh
	Dubai	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C. Milan

To the Purchasers listed on Schedule A

hereto (collectively, the “Purchasers”)

Re:	Diamond State Generating Partners, LLC Ladies and Gentlemen:

We have acted as your counsel in connection with the purchase by you of $144,812,500 aggregate principal amount of 5.22% Senior Secured Notes due March 30, 2025 (the “Notes”), issued by Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Company”), pursuant to that certain Note Purchase Agreement dated as of March 20, 2013 (the “Note Purchase Agreement”), among the Company and you and the other Financing Documents (as defined below). This letter is furnished to you pursuant to Section 4.1.l 3(f) of the Note Purchase Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

(a) the Note Purchase Agreement;

(b) the Security Agreement, dated as of March 20, 2013 (the “Security Agreement”), between the Company and Deutsche Bank Trust Company Americas, as collateral agent for the Secured Parties (the “Collateral Agent”);

(c) the Pledge and Security Agreement, dated as of March 20, 2013 (the “Pledge Agreement”), among the Company, Diamond State Generation Holdings, LLC, a Delaware limited liability company (“Pledgor”) and the Collateral Agent;

(d) the Equity Contribution Agreement, dated as of March 20, 2013, among the Company, Bloom Energy Corporation, a Delaware corporation (the “Sponsor”) and the Collateral Agent;

(e) the Collateral Agency Agreement, dated as of March 20, 2013, among the Purchasers and the Collateral Agent;

(f) the Depositary Agreement, dated as of March 20, 2013 (the “Depositary Agreement”), among the Company, the Collateral Agent and Deutsche Bank Trust Company Americas, in its capacity as the Depositary (in such capacity, the “Depositary Bank”);

(g) the Notes listed on Schedule B hereto; and

(h) photocopies of the UCC-1 financing statements (i) naming the Company as debtor and the Collateral Agent as secured party and (ii) naming the Pledgor as debtor and the Collateral Agent as secured party, together with all schedules and exhibits to each financing statement, to be filed in the Office of the Secretary of State of the State of Delaware, copies of which are attached hereto as Exhibit A (collectively, the “Delaware Financing Statements”).

The documents described in subsections (a) - (g) above are referred to herein collectively as the “Financing Documents.” As used in this letter, the “New York UCC” shall mean the Uniform Commercial Code as now in effect in the State of New York and “Applicable UCC” shall mean the New York UCC and/or the Delaware UCC (as defined below).

As to factual matters we have, with your consent, relied upon the foregoing, and upon oral and written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company m the Financing Documents. We have not independently verified such factual matters.

We are opining as to the effect on the subject transactions only of the federal laws of the United States and the internal laws of the State of New York, except that with respect to our opinions set forth in paragraph 5 of this letter (as it relates to the Delaware UCC), we are opining as to the effect on the subject transactions only of the Delaware UCC. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or in the case of the State of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. With your permission, we have based our opinions set forth in paragraph 5 of this letter exclusively upon our review of Article 9 of the Uniform Commercial Code of the State of Delaware as set forth in the CCH Secured Transactions Guide without regard to judicial interpretations thereof or any regulations promulgated thereunder or any other laws of the State of Delaware (the “Delaware UCC”).

Our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to purchases of secured notes in private placement transactions. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of any parties to the Financing Documents or the legal or regulatory status of any of their affiliates. Various issues pertaining to, among other things, (a) the organization or formation (as the case may be), authorization, execution and delivery, limited company or limited liability power (as the case may be), and good standing of the Obligors, (b) energy regulatory authorizations, approvals, licenses and permits and (c) certain U.S. constitutional issues are addressed in the opinions of Orrick, Herrington & Sutcliffe LLP, Drinker Biddle & Reath LLP and Morris James LLP, in their respective capacities as counsels to the Obligors, separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1. Each of the Financing Documents constitutes a legally valid and binding obligation of each Obligor party thereto, enforceable against each such Obligor in accordance with its terms.

2. The execution and delivery of the Financing Documents and the issuance of the Notes (only with respect to the Company), do not on the date hereof:

(i) violate any federal or New York statute, rule, or regulation applicable to the Company; or

(ii) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Company, except (a) filings and recordings required in order to perfect or otherwise protect the security interests under the Financing Documents and (b) any consents or approvals required in connection with a disposition of collateral including compliance with federal and state securities laws in connection with any sale of any portion of the collateral consisting of securities under such securities laws.

3. The Security Agreement creates a valid security interest in favor of the Collateral Agent in that portion of the collateral described in Section 2.1 of the Security Agreement in which the Company has rights and a valid security interest may be created under Article 9 of the New York UCC (the “Company UCC Collateral”), which security interest secures the Obligations (as defined in the Note Purchase Agreement).

4. The Pledge Agreement creates a valid security interest in favor of the Collateral Agent m that portion of the collateral described in Section 2.1 of the Pledge Agreement in which the Pledgor has rights and a valid security interest may be created under Article 9 of the New York UCC (the “Pledgor UCC Collateral” and, together with the Company UCC Collateral, the “UCC Collateral”), which security interest secures the Secured Obligations (as defined in the Pledge Agreement).

5. The Delaware Financing Statements naming the Company and the Pledgor (the “Delaware Entities”) as debtors are in appropriate form for filing in the Office of the Secretary of State the State of Delaware. Upon the proper filing of each of the Delaware Financial Statements in the Office of the Secretary of State of the State of Delaware, the security interest in favor of the Collateral Agent in each Delaware Entities’ rights in the UCC Collateral pledged by it and described in the Delaware Financing Statement will be perfected to the extent a security interest in such UCC Collateral can be perfected under the Delaware UCC by the filing of a financing statement in that office.

6. The provisions of the Depositary Agreement are effective under the New York UCC to perfect the security interest in favor of the Collateral Agent in that portion of the Company UCC Collateral consisting of security entitlements (as defined in Section 8-102(a)(l 7) of the New York UCC) with respect to financial assets (as defined in Section 8-102(a)(9) of the New York UCC) credited to the securities accounts maintained with Deutsche Bank Trust Americas (the “Securities Intermediary”) and described in Section 2.1 of the Depositary Agreement (the “Securities Accounts”), assuming (a) the Depositary Agreement has been duly authorized, executed and delivered by each of the parties thereto and is the legally valid and binding obligation of such parties, (b) the Securities Intermediary’s jurisdiction (determined in accordance with Section 8-110(e) of the New York UCC) is the State of New York, (c) that each of the Securities Accounts is a “securities account” (within the meaning of Section 8-501 of the New York UCC) and (d) the Securities Intermediary, with respect to any Securities Accounts, is acting in its capacity as a “securities intermediary” as defined in Section 8- 102(a)(14) of the New York UCC.

7. The Company is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8. No registration of the Notes under the Securities Act of 1933, as amended, and no qualification of an indenture under the Trust Indenture Act of 1939, as amended, is required for the purchase of the Notes by you in the manner contemplated by the Note Purchase Agreement. We express no opinion, however, as to when or under what circumstances any Notes initially sold to you may be reoffered or resold.

Except as expressly set forth in paragraphs 3 through 6, we do not express any opinion with respect to the creation, validity, attachment, perfection or priority of any security interest or lien or the effectiveness of any sale or other conveyance or transfer of real or personal property. The opinions above do not include any opinions with respect to compliance with laws relating to permissible rates of interest.

Our opinions are subject to:

a.	the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

b.	the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith, fair dealing and the discretion of the court before which a proceeding is brought;

c.	the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

d.	we express no opinion with respect to (i) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) provisions for exclusivity, election or cumulation of rights or remedies; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) grants of setoff rights; (vii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xi) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty and (xii) provisions permitting, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

We express no opinion or confirmation as to federal or state securities laws (except as set forth in paragraphs 7 and 8 of this letter as to federal securities laws), tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin regulations, state or federal energy laws, utility regulation, laws and regulations relating to commodities trading, futures and swaps; Financial Industry Regulatory Authority rules; National Futures Association rules; or the rules of any stock exchange, clearing organization, designated contract market or other regulated entity for trading, processing, clearing or reporting transactions in securities, commodities, futures or swaps (without limiting other laws or rules excluded by customary practice).

Without limiting the generality of the foregoing, the opinions expressed above are also subject to the following limitations, exceptions and assumptions:

The effect of New York law and court decisions which provide that certain suretyship rights and defenses are available to a party that encumbers its property to secure the obligations of another.

The opinions set forth above are also subject to (i) the unenforceability of contractual provisions waiving or varying the rules listed in Section 9-602 of the New York UCC, (ii) the unenforceability under certain circumstances of contractual provisions respecting self-help or summary remedies without notice of or opportunity for hearing or correction, (iii) the effect of provisions of the New York UCC and other general legal principles that impose a duty to act in good faith and in a commercially reasonable manner, and (iv) the effect of Sections 9- 406, 9- 407, 9-408 and 9-409 of the New York UCC on any provision of any Financing Document that purports to prohibit, restrict, require consent for or otherwise condition the assignment of rights under such Financing Document.

Our opinions in paragraphs 3, 4 and 6 above are limited to Article 9 of the New York UCC, and our opinions in paragraph 5 are limited to Article 9 of the Delaware UCC, and therefore those opinion paragraphs, among other things, do not address collateral of a type not subject to, or excluded from the coverage of, Article 9 of the New York UCC and/or the Delaware UCC, as applicable (the “Applicable UCC”). Additionally,

(1)	We express no opinion with respect to the priority of any security interest or lien.

(2)	We express no opinion with respect to any agricultural lien or any collateral that consists of letter-of-credit rights, commercial tort claims, goods covered by a certificate of title, claims against any government or governmental agency, consumer goods, crops growing or to be grown, timber to be cut, goods which are or are to become fixtures, as-extracted collateral or cooperative interests.

(3)	We assume the descriptions of collateral contained in, or attached as schedules to, the Financing Documents and any financing statements accurately and sufficiently describe the collateral intended to be covered by the Financing Documents or such financing statements. Additionally, we express no opinion as to whether the phrases “all personal property” or “all assets” or similarly general phrases would be sufficient to create a valid security interest in the collateral or particular item or items of collateral; however, we note that pursuant to Section 9- 504 of the Delaware UCC the phrases “all assets” or “all personal property” can be a sufficient description of collateral for purposes of perfection by the filing of a financing statement.

(4)	We have assumed that each Obligor has, or with respect to after-acquired property will have, rights in the collateral granted by it or the power to transfer rights in such collateral, and that each such Obligor has received value and we express no opinion as to the nature or extent of such Obligor’s rights in any of the collateral and we note that with respect to any after- acquired property, the security interest will not attach until such Obligor acquires such rights or power.

(5)	We call to your attention the fact that the perfection of a security interest in “proceeds” (as defined in the Applicable UCC) of collateral is governed and restricted by Section 9-315 of the Applicable UCC.

(6)	We have assumed that the exact legal name of each Obligor is as set forth in the copy of the organizational documents certified by the Secretary of State of the State of Delaware, and we have also assumed the accuracy of the other factual information set forth on the Delaware Financing Statements.

(7)	Section 552 of the federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

(8)	We express no opinion with respect to any property subject to a statute, regulation or treaty of the United States whose requirements for a security interest’s obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the Delware UCC.

(9)	We express no opinion with respect to any goods which are accessions to, or commingled or processed with, other goods to the extent that the security interest is limited by Section 9-335 or 9-336 of the Applicable UCC.

(10)	We call to your attention that a security interest may not attach or become enforceable or be perfected as to contracts, licenses, permits, equity interests or other property that are not assignable under applicable law, or are subject to consent requirements or contractual or other prohibitions or restrictions on assignment, except to the extent that any such prohibitions, restrictions or consent requirements may be rendered ineffective to prevent the attachment of the security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC, as applicable, and we note that the extent of any security interest created in reliance on such UCC provisions may be limited. In addition, we call to your attention that your rights under the Financing Documents as secured parties may be subject to the provisions of the organizational and governing documents of any entity in which any equity interests (or other rights of equity holders or investors) are pledged and the provisions of the applicable laws under which any such entity is organized.

(11)	We express no opinion regarding any security interest in any copyrights, patents, trademarks, service marks or other intellectual property, or any license or sublicense thereof or the proceeds of any of the foregoing except to the extent Article 9 of the New York UCC may be applicable to the foregoing and, without limiting the generality of the foregoing, we express no opinion as to the effect of any federal laws relating to copyrights, patents, trademarks, service marks or other intellectual property on the opinions expressed herein. In addition, we call to your attention that any license or sublicense of copyrights, patents, trademarks or other intellectual property may not be assignable unless such license or sublicense affirmatively permits the creation, perfection and enforcement of a security interest therein.

(12)	We express no opinion with respect to any property or assets now or hereafter credited to any Securities Account that is a securities account except to the extent that (a) a “security entitlement” (as such term is defined in Section 8-NY\5638404.61 102(a)(l 7) of the New York UCC) has been created and (b) such asset is a

“financial asset” (as such term is defined in Section 8-102(a)(9) of the New York UCC). Furthermore, we express no opinion with respect to the nature or extent of the Securities Intermediary’s rights in, or title to, the securities or other financial assets underlying any “security entitlement” now or hereafter credited to a securities account. We note that to the extent the Securities Intermediary maintains any financial asset in a “clearing corporation” (as defined in Section 8- 102(5) of the New York UCC), pursuant to Section 8-111 of the New York UCC, the rules of such clearing corporation may affect the rights of the Securities Intermediary.

(13)	We express no opinion as to any security interest in any portion of the collateral that is subject to an agreement prohibiting, restricting or conditioning the assignment thereof except to the extent that any such prohibitions or restrictions are rendered ineffective under the New York UCC or any such conditions have been complied with.

(14)	Other than with respect to the Purchasers, we express no opinion with respect to the security interest of the Collateral Agent for the benefit of any Secured Party except to the extent that the Collateral Agent has been duly appointed as agent for such persons.

With your consent, except to the extent that we have expressly opined as to such matters with respect to the Obligors herein, we have assumed (a) that the Financing Documents have been duly authorized, executed and delivered by each of the parties thereto, (b) the genuineness of all signatures and the legal capacity of all natural persons, (c) that the Financing Documents constitute legally valid and binding obligations of the parties thereto other than the Obligors, enforceable against each of them in accordance with their respective terms, and (d) that the status of the Financing Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This letter is furnished only to you and is solely for your benefit in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent, which may be granted or withheld in our discretion; provided that copies of this letter may be delivered to any governmental or regulatory authority with authority over a Purchaser (including the National Association of Insurance Commissioners) for disclosure (but not reliance) purposes. At your request, we hereby consent to reliance hereon by any future assignee of your interest in the Notes pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 13.2 and Section 22.1 of the Note Purchase Agreement, on the condition and understanding that (i) this letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time.

Very truly yours,

LATHAM & WATKINS LLP

SCHEDULE A

Purchasers

AXA Equitable Life Insurance Company

C. M. Life Insurance Company

Genworth Life and Annuity Insurance Company

Genworth Life Insurance Company of New York

Massachusetts Mutual Life Insurance Company

MassMutual Asia Limited

Modem Woodmen of America

Teachers Insurance and Annuity Association of America

SCHEDULE B

Notes

NUMBER OF NOTE	TYPE OF NOTE	NAME OF INVESTOR	PRINCIPAL AMOUNT
1	5.22% Senior Secured Note due March 30, 2025	Modern Woodmen of America	$15,000,000.00
2	5.22% Senior Secured Note due March 30, 2025	AXA Equitable Life Insurance Company	$15,000,000.00
3	5.22% Senior Secured Note due March 30, 2025	AXA Equitable Life Insurance Company	$20,000,000.00
4	5.22% Senior Secured Note due March 30, 2025	Teachers Insurance and Annuity Association of America	$35,000,000.00
5	5.22% Senior Secured Note due March 30, 2025	Massachusetts Mutual Life Insurance Company	$32,200,000.00
6	5.22% Senior Secured Note due March 30, 2025	C.M. Life Insurance Company	$3,500,000.00
7	5.22% Senior Secured Note due March 30, 2025	MassMutual Asia Limited	$4,300,000.00
8	5.22% Senior Secured Note due March 30, 2025	Genworth Life and Annuity Insurance Company	$5,000,000.00
9	5.22% Senior Secured Note due March 30, 2025	Genworth Life and Annuity Insurance Company	$5,000,000.00
10	5.22% Senior Secured Note due March 30, 2025	Genworth Life and Annuity Insurance Company	$5,000,000.00
11	5.22% Senior Secured Note due March 30, 2025	Genworth Life Insurance Company of New York	$4,812,500.00

EXHIBIT A

Delaware Financing Statements

(See following pages)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A.	NAME & PHONE OF CONTACT AT FILER [optional]
Lisa Phillips (212) 906-1200
B.	SEND ACKNOWLEDGMENT TO: (Name and Address)

	Latham & Watkins LLP 885 Third Avenue New York, NY 10022 lisa.phillips@lw.com	THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION’S NAME
Diamond State Generation Holdings, LLC
OR	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME	SUFFIX
1c.	MAILING ADDRESS 1299 Orleans Drive		CITY Sunnyvale	STATE POSTAL CODE CA | 94089	COUNTRY USA
1d. SEE INSTRUCTIONS		ADD’L INFO RE | e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
	ORGANIZATION	LLC	Delaware
☐NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
2a. ORGANIZATION’S NAME
OR	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME	SUFFIX
2c. MAILING ADDRESS			CITY	STATE | POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS		ADD’L INFO RE | 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR				☐NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-insert only one secured party name (3a or 3b)
3a. ORGANIZATION’S NAME
Deutsche Bank Trust Company Americas, as Collateral Agent
OR	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME	SUFFIX
3c. MAILING ADDRESS 60 Wall Street, MSNYC 60-2710			CITY New York	STATE POSTAL CODE NY | 10005	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

See Schedule A attached hereto and by this reference incorporated herein for a description of the Collateral.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6. ☐This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	1. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors	☐Debtor 1	☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA	034738-0017	F#376727
Filed with: DE - Secretary of State		A#543036

SCHEDULE A TO UCC-1 FINANCING STATEMENT

DEBTOR:	DIAMOND STATE GENERATION HOLDINGS, LLC
SECURED PARTY:	DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Collateral Agent

This Financing Statement covers all of the Debtor’s right, title and interest in the following property, whether now owned or hereafter existing, owned or acquired, and wherever located (collectively, the “Collateral”):

Any and all of Debtor’s right, title and interest, whether now owned or hereafter existing or acquired, in Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Company”), and all limited liability company interests of the Company related thereto (the “Pledged Equity Interests”), and:

(a) all rights to receive income, gain, profit, dividends and other distributions allocated or distributed to Debtor in respect of or in exchange for all or any portion of the Pledged Equity Interests;

(b) all of Debtor’s capital or ownership interest, including capital accounts, in the Company, and all accounts, deposits or credits of any kind with the Company;

(c) all of Debtor’s voting rights in or rights to control or direct the affairs of the Company;

(d) all of Debtor’s rights, title and interest, as the sole member of the Company, in, to or under any and all of the Company’s assets or properties;

(e) all other rights, title and interest in or to the Company derived from the Pledged Equity Interests;

(f) all indebtedness or other obligations of the Company owed to Debtor;

(g) all claims of Debtor for damages arising out of, or for any breach or default relating to, any of the foregoing;

(h) all rights of Debtor to terminate, amend, supplement, modify, or cancel, the Governing Documents, to take all actions thereunder and to compel performance and otherwise exercise all remedies thereunder;

(i) all Securities, notes, certificates and other Instruments representing or evidencing any of the foregoing rights and interests or the ownership thereof and any interest of Debtor reflected in the books of any financial intermediary pertaining to such rights and interests and all non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, Instruments or other Investment Property and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests; and

(j) to the extent not included in any of the foregoing, all Proceeds of the foregoing Collateral, whether cash or non-cash;

provided, that “Collateral” shall not include any dividend, distribution or other payment of whatever nature (whether in cash or kind) to Debtor not prohibited by the terms of the Note Purchase Agreement.

As used in this Financing Statement, the following terms have the following meanings:

“Governing Documents” means, collectively, (i) the Company’s certificate of formation, dated April 14, 2011, as amended by that certain Certificate of Amendment, dated May 26, 2011 (as amended from time to time) and (ii) the Company’s Second Amended and Restated Limited Liability Company Agreement dated as of March 20, 2013 (as amended from time to time).

“Note Purchase Agreement” means the agreement dated as of March 20, 2013 (as amended, amended and restated, supplemented modified from time to time) between the Company and the purchasers party thereto (the “Purchasers”) pursuant to which the Company will issue and sell the Notes to the Purchasers.

“Securities” shall have the meaning specified in section 2(1) of the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

Unless otherwise defined herein, (i) all capitalized terms used shall have the meanings provided the Note Purchase Agreement or, if not defined therein, the UCC, and (ii) all terms defined in the UCC and used herein shall have the same definitions herein as specified therein. If a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A.	NAME & PHONE OF CONTACT AT FILER [optional]
Lisa Phillips (212) 906-1200
B.	SEND ACKNOWLEDGMENT TO: (Name and Address)

	Latham & Watkins LLP 885 Third Avenue New York, NY 10022 lisa.phillips@lw.com	THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-insert only one debtor name (1a or 1b)-do not abbreviate or combine names

1a. ORGANIZATION’S NAME
Diamond State Generation Partners, LLC
OR	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME	SUFFIX
1c.	MAILING ADDRESS 1252 Orleans Drive		CITY Sunnyvale	STATE POSTAL CODE CA | 94089	COUNTRY USA
1d. SEE INSTRUCTIONS		ADD’L INFO RE | 1e . TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #. if any
	ORGANIZATION	LLC	Delaware
	DEBTOR				☐ NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names
2a. ORGANIZATION’S NAME
OR	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME	SUFFIX
2c. MAILING ADDRESS			CITY	STATE | POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS		ADD’L INFO RE | 2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
ORGANIZATION
	DEBTOR				☐ NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-insert only one secured party name (3a or 3b)
3a. ORGANIZATION’S NAME
Deutsche Bank Trust Company Americas, as Collateral Agent
OR	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME	SUFFIX
3c. MAILING ADDRESS 60 Wall Street, MSNYC 60-2710			CITY New York	STATE POSTAL CODE NY | 10005	COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

This financing statement covers all assets of the Debtor, whether now existing or hereafter arising.

Notwithstanding the foregoing, the collateral shall not include Debtor’s rights and interests in (1) proceeds from a cash grant under Section 1603 of division B of the American Recovery and Reinvestment Act of 2009, as amended, or (2) that certain cash grant account established and held by Debtor with Wilmington Trust, National Association.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6. ☐This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	1. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors	☐ Debtor 1	☐ Debtor 2
8. OPTIONAL FILER REFERENCE DATA	034738-0017	F#376729
Filed with: DE - Secretary of State		A#543038

FILING OFFICE COPY - UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Exhibit 4.1.13(e)

FORM OF OPINION OF SPECIAL COUNSEL

TO THE PURCHASERS

[See Execution Version]

EXHIBIT 4.1.13(e) TO NOTE PURCHASE AGREEMENT

EXHIBIT 4.1.14

FORM OF INSURANCE CONSULTANT CERTIFICATE

Date: March 20, 2013

[Purchasers]

Re: Diamond State Generation Partners, LLC – Insurance Consultant’s Certificate

Ladies and Gentlemen:

The undersigned, a duly authorized representative of Moore-McNeil, LLC, a Tennessee limited liability company (the “Insurance Consultant”), hereby delivers this Insurance Consultant’s Certificate to you in accordance with Section 4.1.14 of that certain Note Purchase Agreement, dated as of March 20, 2013 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Company”) and the Purchasers party thereto. Capitalized terms used herein and not otherwise defined have the meanings provided in the Note Purchase Agreement.

The Insurance Consultant hereby makes the following statements in favor of the Secured Parties with respect to the Company and the Project as of the date hereof:

1. The Insurance Consultant acknowledges that pursuant to the Note Purchase Agreement, the Company is issuing Notes in connection with, among other things, the construction, operation and development of the Project and the Holders are relying on this Insurance Consultant’s Certificate and the Insurance Consultant’s report dated March 19, 2013 (the “Insurance Consultant’s Report”), with respect to the Project.

2. Attached hereto as Annex I is an accurate and complete copy of the Insurance Consultant’s Report.

3. The Insurance Consultant’s Report was prepared in good faith by the Insurance Consultant pursuant to the scope of services in accordance with generally accepted consulting practices.

4. Nothing has come to the attention of the Insurance Consultant that causes the Insurance Consultant to believe that the Insurance Consultant’s Report, as of the date hereof, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

5. The Insurance Consultant hereby confirms, as of the date hereof, that the evaluation, conclusions and recommendations contained in the Insurance Consultant’s Report are accurate and complete in all material respects.

EXHIBIT 4.1.14 TO NOTE PURCHASE AGREEMENT

6. In connection with the preparation of the Insurance Consultant’s Report, personnel of the Insurance Consultant have participated in meetings or telephonic discussions with representatives of the Company and its Affiliates, the Company’s insurance broker, Collateral Agent, the Purchasers, counsel to the Company, counsel to Collateral Agent, and counsel to the Purchasers in respect of the Project.

7. Upon delivery of the certificate from the Company’s insurance broker and the original certificates of insurance, copies of which are attached hereto as Annex II, the Company will have provided satisfactory evidence of compliance with the terms and conditions of Sections 4.1.14, 4.1.15, 5.21 and 9.2 and Schedule 9.2 of the Note Purchase Agreement.

The undersigned, on behalf of the Insurance Consultant, hereby confirms that the Secured Parties shall be permitted to rely on the Insurance Consultant’s Report as if the Insurance Consultant’s Report was specifically addressed to each of them.

[Signature page follows]

EXHIBIT 4.1.14 TO NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Insurance Consultant has caused this Insurance Consultant’s Certificate to be duly executed and delivered by an authorized officer of the Insurance Consultant as of the date first above written.

MOORE-MCNEIL, LLC,
a Tennessee limited liability company

By:

Name:

Title:

EXHIBIT 4.1.14 TO NOTE PURCHASE AGREEMENT

Annex I

to Insurance Consultant’s Certificate

Insurance Consultant’s Report

[See attached]

EXHIBIT 4.1.14 TO NOTE PURCHASE AGREEMENT

EXHIBIT 4.1.16

FORM OF INDEPENDENT ENGINEER CERTIFICATE

[LETTERHEAD OF INDEPENDENT ENGINEER]

To: the Purchasers identified on Exhibit A (the “Purchasers”)

Subject:	Independent Engineer’s Report
Diamond State Generation Partners, LLC Project

Ladies and Gentlemen:

This letter is provided in accordance with Section 4.1.16 of that certain Note Purchase Agreement, dated as of March 20, 2013 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Company”) and the Purchasers party thereto (the “Purchasers”).

SAIC Energy, Environment & Infrastructure, LLC (“SAIC”) has been retained by Bloom Energy Corporation (“Bloom”) and the Purchasers to act as the Independent Engineer under the Note Purchase Agreement and has prepared an Independent Engineer’s Report dated March [    ], 2013 (the “Report”), a copy of which is attached hereto.

The Report was prepared pursuant to the scope of services under our Amended and Restated Professional Services Agreement, dated as of March 15, 2013 (the “Services Agreement”) with Bloom, the Collateral Agent and the Purchasers and those services were provided in accordance with generally accepted engineering practices.

In connection with the preparation of the Report, personnel of SAIC have participated in meetings or telephone discussions with representatives of the Company and its affiliates, the Purchasers, counsel to the Company, and counsel to the Purchasers in respect of the Project (as defined in the Report).

This letter and attached Report are solely for the information of, and assistance to, the Purchasers in conducting and documenting their investigation of the matters covered by the Report in connection with the Project, and it is not to be used, circulated, quoted, or otherwise referred to outside of the lending group for any purpose, nor is it to be referred to in whole or in part in any other document, except that reference may be made to it in the above-mentioned Note Purchase Agreement and in any list of closing documents pertaining to the Project.

SAIC disclaims any obligation to update this letter and the attached Report. This letter and the attached Report are not intended to, and may not, be construed to benefit any party other than the Purchasers.

EXHIBIT 4.1.16 TO NOTE PURCHASE AGREEMENT

Very truly yours,

SAIC ENERGY, ENVIRONMENT & INFRASTRUCTURE, LLC

Signature

Title

EXHIBIT 4.1.16 TO NOTE PURCHASE AGREEMENT

EXHIBIT A

PURCHASERS

AXA Equitable Life Insurance Company

C. M. Life Insurance Company

Genworth Life and Annuity Insurance Company

Genworth Life Insurance Company of New York

Massachusetts Mutual Life Insurance Company

MassMutual Asia Limited

Modern Woodmen of America

Teachers Insurance and Annuity Association of America

EXHIBIT 4.1.16 TO NOTE PURCHASE AGREEMENT

EXHIBIT B

REPORT

EXHIBIT 4.1.16 TO NOTE PURCHASE AGREEMENT

EXHIBIT 4.1.17

FORM OF ENVIRONMENTAL RELIANCE LETTERS

March 20, 2013

[Addressees (“Relying Parties”)]

RE: Grant of Reliance on Proposed Fuel Cell Facility (Red Lion Site), 1593 River Road, New Castle, New Castle County, Delaware Phase I ESA Report dated March 13, 2013, Terracon Project # J2137112 (“Reports”)

To whom it may concern:

Terracon hereby agrees to grant Relying Parties reliance on the above referenced “Reports” to the full extent and as if the final reports were contracted for and directed or addressed to Relying Parties, subject to the conditions below.

As of the date hereof, based upon the services performed and to the extent of our knowledge, information and belief, we are not aware of a release of a hazardous substance at the sites that requires remediation under current Hazardous Substances Law (as defined in that certain Note Purchase Agreement among Diamond State Generation Partners, LLC and the Purchasers (as defined therein) dated as of March 20, 2013).

The Reports reflect the opinions of Terracon as of the date of the Reports and the Relying Parties should be aware that conditions may have changed materially from that date. Terracon has no obligation to provide any information obtained or discovered by Terracon subsequent to the date of the Reports, or to perform any additional services, regardless of whether the information would affect any conclusions, recommendations, or opinions in the Reports. Further, Relying Parties recognize that if they have requested reliance on a Phase I report more than 180 days from the date of its issuance, or if Relying Parties have not provided a completed User Questionnaire form, Relying Parties acknowledge the grant of reliance does not satisfy ASTM requirements and may not satisfy the requirements set forth in 40 CFR Part 312 for “all appropriate inquiry” or other requirements necessary for CERCLA protection.

Relying Parties’ reliance upon the Reports is subject to all of the terms, limitations, restrictions, and caveats referenced in the Reports and related agreements. Terracon only performed those tasks as set out in the Reports. Any opinions or recommendations contained in the Reports are based solely on the Tasks agreed upon in the Agreements and/or presented in the Reports. Unless Terracon agrees in writing, no person or entity other than Relying Parties and Terracon’s client may rely upon the Reports.

EXHIBIT 4.1.17 TO NOTE PURCHASE AGREEMENT

March 20, 2013

[Addressees (“Relying Parties”)]

RE: Grant of Reliance on Proposed Fuel Cell Facility (Brookside Site), 512 East Chestnut Hill Road, Newark, New Castle County, Delaware Phase I ESA Report dated March 13, 2013, Terracon Project # J2137112 (“Reports”)

To whom it may concern:

Terracon hereby agrees to grant Relying Parties reliance on the above referenced “Reports” to the full extent and as if the final reports were contracted for and directed or addressed to Relying Parties, subject to the conditions below.

As of the date hereof, based upon the services performed and to the extent of our knowledge, information and belief, we are not aware of a release of a hazardous substance at the sites that requires remediation under current Hazardous Substances Law (as defined in that certain Note Purchase Agreement among Diamond State Generation Partners, LLC and the Purchasers (as defined therein) dated as of March 20, 2013).

The Reports reflect the opinions of Terracon as of the date of the Reports and the Relying Parties should be aware that conditions may have changed materially from that date. Terracon has no obligation to provide any information obtained or discovered by Terracon subsequent to the date of the Reports, or to perform any additional services, regardless of whether the information would affect any conclusions, recommendations, or opinions in the Reports. Further, Relying Parties recognize that if they have requested reliance on a Phase I report more than 180 days from the date of its issuance, or if Relying Parties have not provided a completed User Questionnaire form, Relying Parties acknowledge the grant of reliance does not satisfy ASTM requirements and may not satisfy the requirements set forth in 40 CFR Part 312 for “all appropriate inquiry” or other requirements necessary for CERCLA protection.

Relying Parties’ reliance upon the Reports is subject to all of the terms, limitations, restrictions, and caveats referenced in the Reports and related agreements. Terracon only performed those tasks as set out in the Reports. Any opinions or recommendations contained in the Reports are based solely on the Tasks agreed upon in the Agreements and/or presented in the Reports. Unless Terracon agrees in writing, no person or entity other than Relying Parties and Terracon’s client may rely upon the Reports.

EXHIBIT 4.1.17 TO NOTE PURCHASE AGREEMENT

EXHIBIT 4.1.30

FORM OF DIRECT AGREEMENT

This DIRECT AGREEMENT (as amended, modified or supplemented from time to time, this “Consent”), dated as of             , 2013, is executed by                     , a                      (“Contracting Party”), DIAMOND STATE GENERATION PARTNERS, LLC, a Delaware limited liability company (“Assignor”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent (in its capacity as collateral agent for the Secured Parties, as defined below, “Collateral Agent”).

A.	Assignor intends to develop, construct, install, finance, own, operate and maintain a portfolio of fuel cell electricity generators with an aggregate capacity of 30 MW, to be located on one or more sites in New Castle County, Delaware (the “Project”);

B.	In order to finance the development, construction, installation, testing, leasing, operation and use of the Project and the acquisition of certain other assets related thereto, Assignor has entered into that certain Note Purchase Agreement, dated as of March 20, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Assignor and the Purchasers party thereto (collectively with Collateral Agent, “Secured Parties”), pursuant to which, among other things, the Assignor will issue Notes (as defined in the Note Purchase Agreement) to the Purchasers;

C.	Assignor has entered into that certain , dated as of , 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof, the “Agreement”) with Contracting Party;

D.	As collateral security for all obligations of Assignor to the Secured Parties under the Note Purchase Agreement and related documents, Assignor has granted to Collateral Agent a first-priority security interest in all of its right, title and interest in, to and under the Agreement (the “Assigned Interest”) pursuant to that certain Security Agreement, dated as of even date herewith (as amended, modified or supplemented from time to time, the “Security Agreement”), made by Assignor in favor of Collateral Agent for the benefit of the Secured Parties; and

E.	It is a requirement under the Note Purchase Agreement that Contracting Party and the other parties hereto shall have executed this Consent.

EXHIBIT 4.1.30 TO NOTE PURCHASE AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, notwithstanding anything in the Agreement to the contrary, as follows:

1. Consent and Agreement. Contracting Party:

a. consents to the assignment of the Assigned Interest as collateral security to Collateral Agent;

b. acknowledges the right (but not the obligation) of Collateral Agent in the exercise of its rights and remedies under the Security Agreement to make all demands, give all notices, take all actions and exercise all rights of Assignor under the Agreement, and agrees to accept any such exercise; provided, however, that, insofar as Collateral Agent exercises any of its rights under the Agreement or makes any claims with respect to payments or other obligations under the Agreement, the terms and conditions of the Agreement applicable to such exercise of rights or claims shall apply to Collateral Agent to the same extent as to Assignor;

c. agrees not to (i) cancel or terminate the Agreement or suspend performance of its services thereunder, except as provided in the Agreement or by operation of law and, in any event, except as in accordance with Section 4 of this Consent; (ii) consent to or accept any cancellation or termination of the Agreement by Assignor without the prior written consent of the Collateral Agent, except as provided in the Agreement and in accordance with Section 4 of this Consent; or (iii) sell, assign or otherwise dispose (by operation of law or otherwise) of any part of its right, title or interest in the Agreement, in each case without the prior written consent of Collateral Agent;

d. agrees not to amend, supplement or modify the Agreement in any material respect without the prior written consent of Collateral Agent (such consent not to be unreasonably withheld or delayed); and

e. agrees to promptly deliver to Collateral Agent copies of all notices of default, suspension or termination delivered by Contracting Party under the Agreement.

2. Assignor’s Acknowledgement. Assignor acknowledges and agrees that Contracting Party is permitted to perform its obligations under the Agreement upon Collateral Agent’s exercise of Assignor’s rights in accordance with this Consent, and that Contracting Party shall bear no liability to Assignor solely as a result of performing its obligations under the Agreement upon such exercise by Collateral Agent.

3. Transferees. Contracting Party agrees that if Collateral Agent shall notify Contracting Party in writing that as a result of foreclosure (whether judicial or non-judicial), deed-in-lieu-of-foreclosure or other sale or transfer of the Assigned Interest, Collateral Agent or any other applicable purchaser, successor, assignee or designee (in each case, a “Transferee”) is to succeed to Assignor’s rights in the Assigned Interest, then the Transferee shall be substituted for Assignor under the Agreement and Contracting Party shall (a) recognize the Transferee as its counterparty under the Agreement and (b) continue to perform its obligations under the Agreement in favor of the Transferee; provided, however, that such Transferee has assumed in writing all of Assignor’s obligations under the Agreement, other than any obligations which by their nature are incapable of being cured. If Collateral Agent or an entity controlled by

EXHIBIT 4.1.30 TO NOTE PURCHASE AGREEMENT

Collateral Agent or one or more of the Secured Parties is the initial Transferee, such initial Transferee shall have the right to assign all of its interest in the Agreement to any subsequent Transferee, provided such subsequent Transferee has assumed in writing all of the initial Transferee’s obligations under the Agreement. Upon such assignment, the initial Transferee shall be released from any further liability under the Agreement.

4. Right to Cure. In the event of a default or breach by Assignor in the performance of any of its obligations under the Agreement, or upon the occurrence or non-occurrence of any event or condition under the Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable Contracting Party to terminate the Agreement or suspend its performance thereunder (a “Default”), Contracting Party shall not terminate the Agreement or suspend its performance thereunder until it first gives written notice of the Default to Collateral Agent and affords Collateral Agent (a) a period of 45 days from receipt of such notice to cure such Default if such Default is the failure to pay amounts to Contracting Party which are due and payable under the Agreement or (b) with respect to any other Default, a reasonable opportunity, but no more than 90 days from receipt of such notice, to cure such Default (provided that during such cure period Collateral Agent or Assignor continues to diligently attempt to cure such Default). If (i) possession of the Project is necessary to cure any Default, and Collateral Agent commences foreclosure or any other proceedings necessary to take possession of the Project, or (ii) Collateral Agent is prohibited by any court order or bankruptcy or insolvency proceedings from curing the Default or from commencing or prosecuting such proceedings, and provided all monetary obligations on Assignor’s part under the Agreement have been performed, then in either case the cure period in clause (b) of the previous sentence shall be extended for a reasonable period to allow Collateral Agent to complete such proceedings and Collateral Agent or the applicable Transferee to effect the cure.

5. Replacement Agreement. In the event that the Agreement is rejected or terminated as a result of any bankruptcy or insolvency proceeding, Contracting Party shall, at the option of Collateral Agent exercised within 45 days after such rejection or termination, enter into a new agreement with Collateral Agent or a designated entity controlled by Collateral Agent or one or more of the Secured Parties, having identical terms as the Agreement (subject to any conforming changes necessitated by the substitution of parties and other changes as the parties may mutually agree, the “Replacement Agreement”). Collateral Agent (or such designee, as the case may be) shall have the right to assign all of its interest in the Replacement Agreement to any person, provided such assignee has assumed in writing all of Collateral Agent’s or such designee’s obligations under the Agreement. Upon an assignment as discussed in the immediately preceding sentence, Collateral Agent or such designee shall be released from any further liability under the Agreement.

6. Refinancing. In the event that the Note Purchase Agreement is amended and restated, refinanced or replaced by other credit facilities (including without limitation a note offering, debt securities, bank facility or other type of financing, whether incurred by the Assignor or an affiliate thereof), this Consent shall continue in full force and effect for the benefit of the Assignor and the provider of such new credit facilities or their collateral agent(s) (the “New Collateral Agent”), provided that (i) within ten days following delivery by the Collateral Agent to Contracting Party of the notice that the Assignor’s obligations under the Note Purchase Agreement have been satisfied in full, the New Collateral Agent shall have notified the

EXHIBIT 4.1.30 TO NOTE PURCHASE AGREEMENT

Contracting Party that it assumes the rights and the prospective obligations of the Collateral Agent under this Consent, and shall have supplied substitute notice address information and (ii) thereafter, (A) the term “Collateral Agent” and “Secured Parties” shall be deemed to refer to the New Collateral Agent, or the lenders and other secured parties under such new credit facilities, as appropriate, (B) the term “Note Purchase Agreement” shall be deemed to refer to the credit agreement, indenture or other instrument providing for the new credit facilities, and (C) the term “Security Agreement” shall be deemed to refer to the security agreement under which the Assigned Interest is assigned as collateral to secure performance of the obligations of the Assignor or an affiliate thereof under the new credit facilities. In connection with any transaction described in this Section 6, upon the request of the Assignor, the Contracting Party shall execute and deliver to the agent or other representative of the New Collateral Agent a reasonable estoppel certificate confirming, if it can do so accurately, among other things, that as of the date of such certificate each of the Contracting Party and, to the best knowledge of the Contracting Party, the Assignor is in compliance with all of their respective material obligations under the Agreement.

7. No Liability. Contracting Party acknowledges and agrees that Collateral Agent (a) shall not have any liability or obligation under the Agreement until, if ever, Collateral Agent expressly assumes such obligations in writing and (b) has no obligation to cure any Default. Notwithstanding anything to the contrary herein, the sole recourse of Contracting Party in seeking the enforcement of any obligations under this Consent, the Agreement or a Replacement Agreement shall be to any Transferee’s right, title and interest in the Project.

8. Payment of Monies. Commencing on the date of this Consent and so long as the Note Purchase Agreement remains in effect, Contracting Party hereby agrees to make all payments required to be made by it under the Agreement in U.S. dollars and in immediately available funds, directly to Collateral Agent for deposit into the account to be established and notified to Contracting Party by Collateral Agent from time to time, to such other Person and/or at such other address or account as the Collateral Agent may from time to time specify in writing to Contracting Party. Assignor hereby instructs Contracting Party, and Contracting Party accepts such instructions, to make all payments due and payable to Assignor under the Agreement as set forth in the immediately preceding sentence.

9. Representations and Warranties. Contracting Party hereby represents and warrants to Assignor and Collateral Agent as of the date of this Consent as follows:

a. Contracting Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation/incorporation and has all requisite power and authority to execute, deliver and perform its obligations under the Agreement and this Consent.

b. The execution, delivery and performance by Contracting Party of the Agreement and this Consent have been duly authorized by all necessary action, and do not and will not require any further consents or approvals which have not been obtained, or violate any provision of any law, regulation, order, judgment, injunction or similar matters or breach any agreement presently in effect with respect to or binding on Contracting Party.

EXHIBIT 4.1.30 TO NOTE PURCHASE AGREEMENT

c. This Consent and the Agreement are legal, valid and binding obligations of Contracting Party, enforceable against Contracting Party in accordance with their respective terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors’ rights in general and except to the extent that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

d. The Agreement is in full force and effect and any amendment, supplement or modification thereto since the date of execution of the Agreement is reflected in the definition of “Agreement” set forth above.

e. To the best of Contracting Party’s knowledge, Assignor has fulfilled all of its obligations under the Agreement required as of the date hereof, and there are no breaches, Defaults or unsatisfied conditions presently existing (or which would exist after the passage of time and/or giving of notice) that would allow Contracting Party to terminate the Agreement or suspend its performance thereunder.

f. There is no litigation, action, suit, proceeding or investigation pending or (to the best of Contracting Party’s knowledge) threatened against Contracting Party before or by any court, administrative agency, arbitrator or governmental authority, body or agency which, if adversely determined, individually or in the aggregate, could adversely affect the performance by Contracting Party of its obligations hereunder or under the Agreement.

g. [The Agreement and this Consent are the only agreements between Assignor and Contracting Party with respect to the Project, and all of the conditions precedent to effectiveness under the Agreement have been satisfied or waived.] [Provision to be removed for Direct Agreements with Bloom Energy]

h. No excusable delay, force majeure, or the like, has occurred under the Agreement.

10. Additional Provisions. [To insert specific provisions as may be relevant to the Agreement. Such provisions, if any, to be identified after due diligence and review of the Agreement is complete.]

11. Notices. Any communications between the parties hereto or notices provided herein to be given, may be given to the following addresses:

If to Contracting Party:	NAME
ADDRESS
Attention:
Telephone:
Fax:
Email:

EXHIBIT 4.1.30 TO NOTE PURCHASE AGREEMENT

If to Collateral Agent:	Deutsche Bank Trust Company Americas
60 Wall Street, MS NYC60-2715
New York, New York 10005-2858
Attn: Trust and Agency Services
Email: [●]

If to Assignor:	Diamond State Generation Partners, LLC
1252 Orleans Drive
Sunnyvale, CA 94089
Attn: [***]
Email: [***]

All notices hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service, (c) if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by email; provided, that the foregoing clause (d) shall not apply to notices if the party to receive the notice has notified the other parties that it is incapable of receiving notices by email or if no email address is given above or later provided as an approved method of receiving notice. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by email shall be deemed to have been validly and effectively given upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder by giving of written notice to the other parties in the manner set forth herein above.

12. Binding Effect; Amendments; Confirmation. This Consent shall be binding upon and benefit the Contracting Party, Assignor and Collateral Agent and their respective successors, transferees and permitted assigns (including without limitation, any entity that refinances all or any portion of Assignor’s obligations under the Note Purchase Agreement). No termination, amendment, variation or waiver of any provisions of this Consent shall be effective unless in writing and signed by Contracting Party, Collateral Agent and Assignor.

13. Governing Law. This Consent shall be governed by the laws of the State of New York without reference to conflicts of laws rules thereof (other than Section 5-1401 of the New York General Obligations Law). CONTRACTING PARTY, ASSIGNOR, AND COLLATERAL AGENT HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF CONTRACTING PARTY, ASSIGNOR AND COLLATERAL AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

[***] Confidential Treatment Requested

EXHIBIT 4.1.30 TO NOTE PURCHASE AGREEMENT

EACH OF CONTRACTING PARTY, ASSIGNOR AND COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14. Counterparts. This Consent may be executed in one or more duplicate counterparts, and when executed and delivered by all the parties listed below, shall constitute a single binding agreement.

[Signature pages follow]

EXHIBIT 4.1.30 TO NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned, by its officer thereunto duly authorized, has duly executed this Consent as of the date first above written.

[CONTRACTING PARTY]

By:
Name:
Title:

EXHIBIT 4.1.30 TO NOTE PURCHASE AGREEMENT

Accepted and agreed:

DIAMOND STATE GENERATION PARTNERS, LLC, a Delaware limited liability company as Grantor

By:

Name:

Title:

Accepted and agreed:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:
Name:
Title:

EXHIBIT 4.1.30 TO NOTE PURCHASE AGREEMENT

EXHIBIT 4.2.1(a)

FORM OF DRAWDOWN CERTIFICATE

[LETTERHEAD OF COMPANY]

Date:                  ,         1

Drawdown Date:                  ,

[                    ]

SAIC Energy, Environment & Infrastructure, LLC,

as Independent Engineer

Meditech Corporate Center, West Wing

550 Cochituate Road

Framingham, MA 01701

Re:	Diamond State Generation Partners, LLC – Drawdown Certificate

Ladies and Gentlemen:

This Drawdown Certificate is delivered to you pursuant to Section 4.2.1(a) of the Note Purchase Agreement, dated as of March 20, 2013 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Company”), and the Purchasers party thereto. Capitalized terms used herein and not otherwise defined have the meanings provided in the Note Purchase Agreement.

I, [                    ], am a Responsible Officer of the Company. I have reviewed the provisions of the Credit Documents which are relevant to the furnishing of this Drawdown Certificate. To the extent that this Drawdown Certificate evidences, attests or confirms compliance with any covenants, representations, warranties or conditions precedent provided for in the Credit Documents, I have made such examination or investigation as was, in my opinion, reasonably necessary to enable me to express an informed opinion as to whether such covenants, representations, warranties or conditions have been complied with. This Drawdown Certificate relates to a Credit Event to take place on the date specified above as the “Drawdown Date” (the “Drawdown Date”).

I, on behalf of the Company, solely in my capacity as a Responsible Officer of the Company and not in my personal capacity, and without personal liability therefor, do hereby

[1]	Certificate must be submitted to each of the Holders and Independent Engineer at least 7 Business Days prior to the date of each Drawdown.

EXHIBIT 4.2.1(a) TO NOTE PURCHASE AGREEMENT

certify to the Secured Parties that the following statements are accurate, true and complete on the date hereof (except for those statements that solely relate to a later date), and will be accurate, true and complete on and as of the Drawdown Date:

1) The aggregate Project Costs incurred, but not yet paid, through the date of the requested Credit Event are anticipated to be $        .

2) The Project Costs to be paid with the funds requested in connection with this Drawdown Certificate are to be paid with proceeds of the Notes deposited in the Construction Escrow Account in the amounts shown on Appendix I hereto.

3) The currently estimated aggregate Project Costs necessary to achieve Final Completion are as described and segregated in Appendix I hereto. Such amount is consistent with the current Project Budget (as amended, allocated, re-allocated or modified from time to time in accordance with Section 9.14 of the Note Purchase Agreement) or has otherwise been approved or permitted pursuant to the Note Purchase Agreement.

4) The variances in estimated Project Costs (from the Closing Date to the proposed Drawdown Date) are summarized in Appendix I hereto and such variances are described in the current or past construction progress reports delivered pursuant to Section 7.2(a) of the Note Purchase Agreement.

5) Attached in Appendix II hereto are the previously paid or due and payable invoices, purchase orders or other documents evidencing the Project Costs that are to be reimbursed or paid with the funds requested in connection with this Drawdown Certificate.

6) After taking into consideration the making of the Credit Event hereby requested, Available Funds are not less than the aggregate unpaid amount required: (a) to cause Final Completion to occur in accordance with all Legal Requirements, each Project Document pursuant to which construction work with respect to the Project is being performed, the Credit Documents, and the Project Schedule, on or before the Date Certain; and (b) to pay or provide for all anticipated non-construction Project Costs, all as set forth in the current Project Budget (as amended, allocated, re-allocated or modified from time to time in accordance with Section 9.14 of the Note Purchase Agreement). After taking into consideration the making of the Credit Event hereby requested, the sources and uses of such Available Funds to achieve Final Completion are as follows:

Sources		Uses

Total:	$	Total:	$

EXHIBIT 4.2.1(a) TO NOTE PURCHASE AGREEMENT

7) The estimated (a) Commencement of Operations date (under and as defined in the MESPA), (b) Final Completion Date, and (c) Placed in Service Date are each set forth on Appendix III hereto, in the case of clauses (a) and (c), with respect to the Systems being funded under this requested Credit Event.

8) Each representation and warranty of each Credit Party in any of the Credit Documents to which it is a party is true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the date of the Drawdown Date, before and after giving effect to the Credit Event requested hereby, with the same effect as though made on and as of such date, unless such representation or warranty expressly relates solely to an earlier date.

9) To my knowledge, each representation and warranty of each Major Project Participant contained in the Operative Documents (other than the Note Purchase Agreement) is true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” or the like is true and correct in all respects) on and as of the Drawdown Date, before and after giving effect to the Credit Event requested hereby, with the same effect as though made on and as of such date, unless such representation and warranty expressly relates solely to an earlier date.

10) No Default or Event of Default has occurred and is continuing or will result from the funding of the Credit Event hereby requested.

11) All work that has been done on the Project to date has been done in a good and workmanlike manner and in accordance with the Project Documents (including any and all approved change orders made in accordance therewith, if any; any such approved change orders are listed on Appendix V together with all other requested and pending change orders) and there has not been filed against any of the Collateral or otherwise filed with or served upon the Company with respect to the Project or any part thereof, notice of any Lien, claim of Lien or attachment upon or claim affecting the right to receive payment of any of the moneys payable to any of the Persons named on such request which has not been released by payment or bonding or otherwise or which will not be released with the payment of such obligation out of the Notes or non-Note proceeds hereby requested, other than Permitted Liens.

12) Except for any such Liens being contested by the Company as permitted under the definition of “Permitted Liens”, attached in Appendix IV are duly executed Lien waivers required to be delivered to each of the Holders pursuant to Section 4.2.4 of the Note Purchase Agreement relating to mechanics’ and materialmen’s Liens from each Person performing work at the Site or having a statutory right to file a mechanics’ and/or materialmen’s Lien, as the case may be, for all work, services and materials (including equipment and fixtures of all kinds, done, previously performed or furnished for the construction of the Project), for which the related Project Costs have been or will, from the proceeds of the requested Drawdown, be paid.

EXHIBIT 4.2.1(a) TO NOTE PURCHASE AGREEMENT

13) Each Applicable Permit and Applicable Third Party Permit has been duly obtained or been assigned in the Company’s or the applicable third party’s name, is in full force and effect, is not subject to any current legal proceeding, and is not subject to any Unsatisfied Condition that could reasonably be expected to result in material modification or revocation of such Applicable Permit and Applicable Third Party Permit, and all applicable appeal periods with respect to such Applicable Permit and Applicable Third Party Permit have expired. The Permits which have been obtained by the Company are not subject to any restriction, condition, limitation or other provision that could reasonably be expected to have a Material Adverse Effect.

14) [The Sponsor has built a permanent manufacturing facility for Systems located in the State of Delaware, and all Systems beyond which the Project has exceeded 10 MW of nameplate capacity have been sourced from such facility.]1

15) The Company is in compliance with the Tariff in all respects.

16) Each System being financed has achieved COD or will achieve COD prior to the Drawdown Date.

17) The Tax Equity Investors have contributed to the Pledgor and the Pledgor in turn has contributed to the Company 20% of the aggregate purchase price of the Systems to be financed with the proceeds of the requested Credit Event, consistent with the Base Case Projections.

18) Concurrently with this Drawdown, the Tax Equity Investors have contributed to the Company [30.10]% of the aggregate purchase price of the Systems to be financed with the proceeds of the requested Credit Event, consistent with the Base Case Projections. After giving effect to this Drawdown, the ratio of amounts drawn from the Construction Escrow Account to the total Notes have not exceeded the ratio of the aggregate nameplate capacity of commissioned Systems to 30 MW.

19) [All shared infrastructure at [the applicable Site] necessary for installation of each Funded System to be installed at such Site, including without limitation the “BOF Work” for such Site, as such term is defined in the MESPA, has been completed.2 ]

20) At any time following the Closing Date, no event, circumstance or condition has occurred and is continuing that has, or could reasonably be expected to have, a Material Adverse Effect.

[Signature page follows]

[1]	Insert after the first Funded System has caused the Project to exceed 10 MW of nameplate capacity.
[2]	Only include for first Credit Event for each Site.

EXHIBIT 4.2.1(a) TO NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Drawdown Certificate to be duly executed and delivered on behalf of the Company as of the date first above written.

DIAMOND STATE GENERATION PARTNERS, LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT 4.2.1(a) TO NOTE PURCHASE AGREEMENT

APPENDIX I

to Drawdown Certificate

Currently Estimated Aggregate Project Costs

Project Cost	Amount
$
$
$
$
$
Total: $

Summary of Variances in Estimated Project Costs (from Closing Date to Proposed Drawdown Date)

EXHIBIT 4.2.1(a) TO NOTE PURCHASE AGREEMENT

APPENDIX II

to Drawdown Certificate

Invoices

EXHIBIT 4.2.1(a) TO NOTE PURCHASE AGREEMENT

APPENDIX III

to Drawdown Certificate

Estimated Dates

Expected Final Completion Date:             , 20

Expected Commercial Operation Date: [Indicate Commercial Operation Date for each individual system, by Serial Number or other distinct means]

Expected Placed in Service Date: [Indicate Placed in Service Date for each individual system, by Serial Number or other distinct means]

EXHIBIT 4.2.1(a) TO NOTE PURCHASE AGREEMENT

APPENDIX IV

to Drawdown Certificate

Lien Waivers

EXHIBIT 4.2.1(a) TO NOTE PURCHASE AGREEMENT

APPENDIX V

to Drawdown Certificate

Change Orders

1.	Approved

2.	Requested and Pending

EXHIBIT 4.2.1(a) TO NOTE PURCHASE AGREEMENT

EXHIBIT 4.2.1(b)

FORM OF INDEPENDENT ENGINEER’S DRAWDOWN CERTIFICATE

[Letterhead of Independent Engineer]

(Delivered pursuant to Section 4.2.1(b)

of the Note Purchase Agreement)

Date:	[ ][4]
Drawdown Date: [ ]

[                    ]

Subject:	Independent Engineer’s Drawdown Certificate

Ladies and Gentlemen:

This Drawdown Certificate (this “Certificate”) is delivered to you by SAIC Energy, Environmental & Infrastructure, LLC (“SAIC”) as “Independent Engineer” pursuant to Section 4.2.1(b) of the Note Purchase Agreement, dated as of March 20, 2013 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Company”), and the Purchasers party thereto.

The Independent Engineer hereby makes the following statements as of the date of this certificate:

1. We have reviewed the provisions of Section 4.2.1 of the Note Purchase Agreement as they identify the responsibilities of the Independent Engineer related to providing this Certificate as required by Section 4.2.1(b).

2. All defined terms set forth in this Certificate shall have the respective meanings specified in the Note Purchase Agreement unless the context otherwise requires or unless otherwise defined. We have reviewed the Note Purchase Agreement as to the meaning of defined terms used herein.

3. We have reviewed the Company’s [Drawdown Certificate] No. [    ] and the attachments thereto, dated as of [                    ] (the “Current Drawdown Certificate”), requesting that a Drawdown from the Construction Escrow Account in the aggregate amount of [$        ] (the “Drawdown”) be disbursed on [                    ] (the “Drawdown Date”).

[4]	Certificate must be submitted to each Holder (with a copy to the Company) at least 4 Business Days prior to the date of each Drawdown.

EXHIBIT 4.2.1(b) TO NOTE PURCHASE AGREEMENT

4. In connection herewith, we have reviewed: (a) the Company’s, contractors’ and subcontractors’ monthly construction progress reports dated [                    ] for progress through [                    ]; (b) we have also reviewed the material and data made available to us by Bloom Energy Corporation as the “Seller” under the MESPA; and (c) we have reviewed other material, such as invoices, applications for payment, payment receipts and lien waivers or releases, relating to the development of the Project as we believed was necessary to establish the accuracy of the technical aspects of the Current Drawdown Certificate.

5. We last visited the Project Sites on [                    ] and observed progress at the Project. Our site observations of progress did not include investigation of buried items or other unobservable items or hidden conditions. We have reviewed documentation and held discussions with the Company regarding the progress of construction activities at the Project since that time.

6. This Certificate was prepared pursuant to the scope of services under our Amended and Restated Professional Services Agreement, dated as of March [    ], 2013 (the “Services Agreement”) with Bloom Energy Corporation, the Collateral Agent and each of the Purchasers and with the degree of skill and diligence normally practiced by professional engineers or consultants performing the same or similar services on like projects.

Based upon the foregoing review and review procedures and on the understanding and assumption that we have been provided true and complete information from other parties as to the matters covered by the Current Drawdown Certificate, as of the date of this Certificate, except as set forth in Attachment A to this Certificate, we are of the opinion that:

a. Based on our review of the Company’s previous expenditures compared to the Project Budget and our review of the progress of engineering, procurement and construction, we concur with the Company’s estimate of the Project Costs to Final Completion as set forth in the Current Drawdown Certificate [If not, continue as follows: , except as noted in Attachment A [state reasons and approximate amount of variance, if known in Attachment A]];

b. Each of the (a) Commencement of Operations Dates, (b) Final Completion Date, and (c) Placed in Service Dates are expected to be achieved by the dates indicated in Appendix III of the Current Drawdown Certificate [If not, continue as follows: , except as noted in Attachment A. [state reasons scheduled dates will vary from the estimates set forth in the Current Drawdown Certificate in Attachment A];

c. Our scope of review, which, to the extent practical and consistent with our scope of work under our Services Agreement, includes periodically reviewing the progress of engineering, procurement and construction for the Project, has not brought to our attention, any errors in the information contained in the Current Drawdown Certificate; [If any paragraphs in the Current Drawdown Certificate are incorrect, list and specify reasons for each paragraph in Attachment A.]

d. To our knowledge no other Permits other than the permits identified in Schedule 5.19 of the Note Purchase Agreement are required in connection with the construction and operation of the Project;

EXHIBIT 4.2.1(b) TO NOTE PURCHASE AGREEMENT

e. To the best of our knowledge and the extent of our site observations, the quality of construction performed during the period covered by this Certificate was performed materially in conformance with the applicable construction Project Documents; [If unsatisfactory, specify reasons in Attachment A.]

f. The work accomplished during the period covered by this Certificate is in accordance with the Project Schedule; [If unsatisfactory, specify reasons in Attachment A.]

g. The request for funds in the Current Drawdown Certificate is in conformance, on a cumulative basis, with the drawdown schedule included with the Project Budget; and [If not, state reasons in Attachment A.]

h. To the best of our knowledge, there are no approved, pending or proposed change orders that are not listed in Appendix V to the Current Drawdown Certificate [except as noted in Attachment A [list change orders in Attachment A]].

This Certificate is solely for the information of and assistance to each of the Purchasers in conducting and documenting their investigation of the matters in connection with the Project and is not to be used, circulated, quoted, or otherwise referred to for any other purpose. This Certificate is not intended to, and may not, be construed to benefit any party other than the Purchasers.

Very truly yours,

SAIC ENERGY, ENVIRONMENT & INFRASTRUCTURE, LLC

[Name goes here]
[Title goes here]

[Name goes here]
[Title goes here]

EXHIBIT 4.2.1(b) TO NOTE PURCHASE AGREEMENT

SCHEDULE I – THIRD PARTIES

EXHIBIT 4.2.1(b) TO NOTE PURCHASE AGREEMENT

ATTACHMENT A

EXCEPTIONS AND CLARIFICATIONS

[List any exceptions or clarifications. If there are none indicate “NONE”.]

EXHIBIT 4.2.1(b) TO NOTE PURCHASE AGREEMENT

EXHIBIT 4.2.1(c)

FORM OF COMPANY’S COD CERTIFICATE

[LETTERHEAD OF COMPANY]

Date:              ,         5

Drawdown Date:              ,

[                    ]

SAIC Energy, Environment & Infrastructure, LLC,

as Independent Engineer

Meditech Corporate Center, West Wing

550 Cochituate Road

Framingham, MA 01701

Re: Diamond State Generation Partners, LLC – Drawdown Certificate Confirmation of COD

Ladies and Gentlemen:

This Drawdown Certificate Confirmation of Commencement of Operations (“Certificate of COD”) is delivered to you pursuant to Section 4.2.1(c) of the Note Purchase Agreement, dated as of March 20, 2013 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Diamond State Generation Partners, LLC, a Delaware limited liability company, (the “Company”), and the Purchasers party thereto. Capitalized terms used herein and not otherwise defined have the meanings provided in the Note Purchase Agreement.

I, [                    ], am a Responsible Officer of the Company. I have reviewed the provisions of the Credit Documents which are relevant to the furnishing of this Drawdown Certificate of COD for the Systems listed in Appendix 1 to this Certificate of COD. To the extent that this Certificate of COD evidences, attests or confirms compliance with any covenants, representations, warranties or conditions precedent provided for in the Credit Documents, I have made such examination or investigation as was, in my opinion, reasonably necessary to enable me to express an informed opinion as to whether such covenants, representations, warranties or conditions have been complied with. This Certificate of COD relates to a Credit Event to take place on the date specified above as the “Drawdown Date” (the “Drawdown Date”).

[5]	Certificate must be submitted to each Holder and Independent Engineer at least 2 Business Days prior to the date of each Drawdown.

I, on behalf of the Company, solely in my capacity as a Responsible Officer of the Company and not in my personal capacity, and without personal liability therefor, do hereby certify to the Secured Parties that the following statement is accurate, true and complete on the date hereof, and will be accurate, true and complete on and as of the Drawdown Date:

1)	COD has occurred with respect to the Systems listed in Appendix 1 being funded under this requested Credit Event.

IN WITNESS WHEREOF, the undersigned has caused this Drawdown Certificate Confirmation of COD to be duly executed and delivered on behalf of the Company as of the date first above written.

DIAMOND STATE GENERATION
PARTNERS, LLC, a Delaware limited liability company

By:
Name:
Title:

Appendix

EXHIBIT 4.2.1(c) TO NOTE PURCHASE AGREEMENT

APPENDIX 1

Systems Commencement of Operations

Date:                  ,         6

Drawdown Date:                  ,

System Number	System Description

[6]	Certificate must be submitted to each Holder and Independent Engineer at least 2 Business Days prior to the submission of each Drawdown.

EXHIBIT 4.2.1(c) TO NOTE PURCHASE AGREEMENT

EXHIBIT 4.2.1(d)

FORM OF INDEPENDENT ENGINEER’S COD CERTIFICATE

[Letterhead of Independent Engineer]

(Delivered pursuant to Section 4.2.1(d)

of the Note Purchase Agreement)

Date: [                    ]7

Drawdown Date: [                    ]

[                    ]

Subject:	Independent Engineer’s Drawdown Certificate Confirmation of COD

Ladies and Gentlemen:

This Independent Engineer’s Drawdown Certificate Confirmation of COD (this “Certificate”) is delivered to you by SAIC Energy, Environmental & Infrastructure, LLC (“SAIC”) as “Independent Engineer” pursuant to Section 4.2.1(d) of the Note Purchase Agreement, dated as of March 20, 2013 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Company”) and the Purchasers party thereto.

The Independent Engineer hereby makes the following statements as of the date of this certificate:

1.	We have reviewed the provisions of Section 4.2.1 of the Note Purchase Agreement as they identify the responsibilities of the Independent Engineer related to providing this Certificate as required by Section 4.2.1(d).

2.	All defined terms set forth in this Certificate shall have the respective meanings specified in the Note Purchase Agreement unless the context otherwise requires or unless otherwise defined. We have reviewed the Note Purchase Agreement as to the meaning of defined terms used herein.

3.	We have reviewed the Company’s [Drawdown Certificate] No. [ ] and the attachments thereto, dated as of [ ] (the “Current Drawdown Certificate”), requesting that a Drawdown from the Construction Escrow Account be disbursed on [ ] (the “Drawdown Date”). We have also reviewed the Company’s COD Certificate dated as of [ ].

4.	We last visited the Project Sites on [ ] and observed progress at the Project. Our site observations of progress did not include investigation of buried items or

[7]	Certificate must be submitted to each Holder (with a copy to the Company) at least 1 Business Day prior to the date of each Drawdown.

other unobservable items or hidden conditions. We have reviewed documentation and held discussions with the Company regarding the progress of construction activities at the Project since that time.

5.	This Certificate was prepared pursuant to the scope of services under our Amended and Restated Professional Services Agreement, dated as of March 15, 2013 (the “Services Agreement”) with Bloom Energy Corporation, the Collateral Agent and the Purchasers and with the degree of skill and diligence normally practiced by professional engineers or consultants performing the same or similar services on like projects.

Based upon the foregoing review and review procedures and on the understanding and assumption that we have been provided true and complete information from other parties as to the matters covered by the Current Drawdown Certificate, as of the date of this Certificate, except as set forth in this Certificate, we are of the opinion that:

A.	COD [choose one: has/has not] occured with respect to the Systems being funded under this requested Credit Event.

This Certificate is solely for the information of and assistance to each of the Purchasers in conducting and documenting their investigation of the matters in connection with the Project and is not to be used, circulated, quoted, or otherwise referred to for any other purpose. This Certificate is not intended to, and may not, be construed to benefit any party other than the Purchasers.

Very truly yours,

SAIC ENERGY, ENVIRONMENT &
INFRASTRUCTURE, LLC

[Name goes here]
[Title goes here]

[Name goes here]
[Title goes here]

EXHIBIT 4.2.1(d) TO NOTE PURCHASE AGREEMENT

EXHIBIT 4.4.3

FORM OF FINAL COMPLETION CERTIFICATE OF THE COMPANY

[LETTERHEAD OF COMPANY]

Date:                  ,

[Addressees]

SAIC Energy, Environment & Infrastructure, LLC,

as Independent Engineer

[Address]

Re:	Diamond State Generation Partners, LLC – Final Completion Certificate

Ladies and Gentlemen:

This Final Completion Certificate (this “Certificate”) is delivered to you pursuant to Section 4.4.3 of the Note Purchase Agreement, dated as of March 20, 2013 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Company”) and the Purchasers party thereto. Capitalized terms used herein and not otherwise defined have the meanings provided in the Note Purchase Agreement.

I, [                    ], am a Responsible Officer of the Company. I have reviewed the provisions of the Credit Documents which are relevant to the furnishing of this Certificate. To the extent that this Certificate evidences, attests or confirms compliance with any covenants, representations, warranties or conditions precedent provided for in the Credit Documents, I have made such examination or investigation as was, in my opinion, reasonably necessary to enable me to express an informed opinion as to whether such covenants, representations, warranties or conditions have been complied with.

I, on behalf of the Company, solely in my capacity as a Responsible Officer of the Company and not in my personal capacity, and without personal liability therefor, do hereby certify to the Secured Parties that the following statements are accurate, true and complete on the date hereof, except as waived in writing by the Required Holders:

1) All facilities necessary for the Project as contemplated under the Tariff and the Operative Documents have been constructed, installed, completed, tested, commissioned and paid for in accordance with the Operative Documents.

2) All facilities necessary for the Project as contemplated under the Tariff and the Operative Documents have been completely constructed utilizing standards of workmanship and

EXHIBIT 4.4.3 TO NOTE PURCHASE AGREEMENT

materials in accordance with the MESPA and in accordance with the terms of the Tariff and Prudent Electrical Practices (as such term is defined in the MESPA) and all relevant equipment has been installed and is operating in accordance with the MESPA.

3) Each of the Systems has achieved COD.

4) [Choose one: [30 MW of Systems have passed the Performance Tests and have demonstrated performance at or better than nameplate capacity on or before the Date Certain.] / [Less than 30 MW of Systems have passed the Performance Tests and demonstrated performance at or better than nameplate capacity on or before the Date Certain, and the Company has paid the Buydown Amount.]]

5) All Major Project Documents are in full force and effect and no default or event of default has occurred and is continuing under any Major Project Document.

6) The Company (i) has obtained and delivered to each of the Purchasers copies of all material Applicable Permits obtained or to be obtained by or in the name of the Company and required to operate the Project, and (ii) is in compliance with all material Applicable Permits in all material respects thereunder.

7) The Tariff is final, non-appealable and in full force and effect.

8) All work that has been done on the Project to date has been done in a good and workmanlike manner and in accordance with the Project Documents (including any and all approved change orders made in accordance therewith, if any; any such approved change orders are listed on Appendix I together with all other requested and pending change orders) and there has not been filed against any of the Collateral or otherwise filed with or served upon the Company with respect to the Project or any part thereof, notice of any Lien, claim of Lien or attachment upon or claim affecting the right to receive payment of any of the moneys payable to any of the Persons named on such request which has not been released by payment or bonding or otherwise or which will not be released with the payment of such obligation out of the Notes or non Note proceeds hereby requested, other than Permitted Liens.

9) Except for any such Liens being contested by the Company as permitted under the definition of “Permitted Liens”, attached in Appendix II are duly executed Lien waivers required to be delivered to each of the Holders pursuant to Section 4.4.1 of the Note Purchase Agreement relating to mechanics’ and materialmen’s Liens from each Person performing work at the Site or having a statutory right to file a mechanics’ and/or materialmen’s Lien, as the case may be, for all work, services and materials (including equipment and fixtures of all kinds, done, previously performed or furnished for the construction of the Project), for which the related Project Costs have been or will be paid.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed and delivered on behalf of the Company as of the date first above written.

EXHIBIT 4.4.3 TO NOTE PURCHASE AGREEMENT

DIAMOND STATE GENERATION
PARTNERS, LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT 4.4.3 TO NOTE PURCHASE AGREEMENT

APPENDIX I

to Final Completion Certificate

Change Orders

1.	Approved

2.	Requested and Pending

EXHIBIT 4.4.3 TO NOTE PURCHASE AGREEMENT

APPENDIX II

to Final Completion Certificate

Lien Waivers

EXHIBIT 4.4.3 TO NOTE PURCHASE AGREEMENT

EXHIBIT 4.4.4

FORM OF FINAL COMPLETION CERTIFICATE OF THE INDEPENDENT ENGINEER

[Letterhead of Independent Engineer]

(Delivered pursuant to Section 4.4.4

of the Note Purchase Agreement)

Date: [                    ]

[Addressees]

Subject:	Independent Engineer’s Final Completion Certificate

Ladies and Gentlemen:

This Independent Engineer’s Final Completion Certificate (this “Certificate”) is delivered to you by SAIC Energy, Environmental & Infrastructure, LLC (“SAIC”) as “Independent Engineer” pursuant to Section 4.4.4 of the Note Purchase Agreement, dated as of March 20, 2013 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), among Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Company”) and the Purchasers party thereto.

The Independent Engineer hereby makes the following statements as of the date of this Certificate:

1. We have reviewed the provisions of Sections 4.4.4 of the Note Purchase Agreement as they identify the responsibilities of the Independent Engineer related to providing this Certificate as required by Section 4.4.4. We issue this Certificate pursuant to our responsibilities with regard to the Project as set forth in the Note Purchase Agreement, including review of completion testing, infrastructure work, compliance with Project Schedule and budget and adequacy of remaining funds.

2. All defined terms set forth in this Certificate shall have the respective meanings specified in the Note Purchase Agreement unless the context otherwise requires or unless otherwise defined. We have reviewed the Note Purchase Agreement as to the meaning of defined terms used herein.

3. This Certificate was prepared pursuant to the scope of services under our Amended and Restated Professional Services Agreement, dated as of March 15, 2013 (the “Services Agreement”) with Bloom Energy Corporation, the Collateral Agent and each of the Purchasers and with the degree of skill and diligence normally practiced by professional

EXHIBIT 4.4.4 TO NOTE PURCHASE AGREEMENT

engineers or consultants performing the same or similar services on like projects. Our review and observations are based on the understanding and assumption that we have been provided true and complete information from other parties as to the matters covered by this Certificate.

4. All facilities necessary for the Project as contemplated under the Tariff and the applicable construction Project Documents have been constructed, installed, completed, tested, commissioned and paid for in accordance with the applicable construction Project Documents.

5. All facilities necessary for the Project as contemplated under the Tariff and the applicable construction Project Documents have been completely constructed utilizing standards of workmanship and materials in accordance with the MESPA and in accordance with the terms of the Tariff and Prudent Electrical Practices (as such term is defined in the MESPA) and all relevant equipment has been installed and is operating in accordance with the MESPA.

6. Each of the Systems has achieved COD.

7. [Choose one: [30 MW of Systems have passed the Performance Tests and have demonstrated performance at or better than nameplate capacity on or before the Date Certain.] / [Less than 30 MW of Systems have passed the Performance Tests and demonstrated performance at or better than nameplate capacity on or before the Date Certain, and the Company has paid the Buydown Amount.]]

This Certificate is solely for the information of and assistance to each of the Purchasers in conducting and documenting their investigation of the matters in connection with the Project and is not to be used, circulated, quoted, or otherwise referred to within or without the lending group for any other purpose. This Certificate is not intended to, and may not, be construed to benefit any party other than the Purchasers.

Very truly yours,

SAIC ENERGY, ENVIRONMENT &
INFRASTRUCTURE, LLC

[Name goes here]
[Title goes here]

[Name goes here]
[Title goes here]

EXHIBIT 4.4.4 TO NOTE PURCHASE AGREEMENT

EXHIBIT 8.1.3(b)

FORM OF OFFER TO REPAY NOTICE

[Insert name of holder of the Note]

[Insert address of holder of the Note]

[Insert date]

Reference is made to the Note Purchase Agreement dated as of March 20, 2013 (as amended, modified or supplemented and in effect from time to time, the “Note Purchase Agreement”) among Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Company”) and the Purchasers party thereto. Terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Note Purchase Agreement.

Pursuant to Section 8.1.3(b) of the Note Purchase Agreement, the Company hereby notifies you that it is making the following Offer to Repay:

1.	The Offer Settlement Date shall be [ ][8].

2.	The aggregate principal amount of all Notes to be repaid on the Offer Settlement Date shall be $[ ][9].

Please indicate your acceptance in whole or in part of the Offer to Repay by executing and delivering the notice in the form attached as Schedule 1 hereto on or prior to the fifth (5th) Business Day prior to the Offer Settlement Date. If you do not accept the Offer to Repay in whole on or prior to [        ]10, you shall be deemed to have rejected the Offer to Repay, and, accordingly, your Notes will not be repaid on the Offer Settlement Date.

Sincerely,

DIAMOND STATE GENERATION PARTNERS, LLC

By:
Name:
Title:

[8]	Insert date twenty (20) Business Days after the date hereof.
[9]	Insert aggregate amount of all Notes to be repaid pursuant to this Offer to Repay Notice, which shall be the principal amount of the Notes at 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the Offer Settlement Date and without payment of the Make-Whole Amount or any premium.
[10]	Insert the date that is five (5) Business Days prior to the Offer Settlement Date.

EXHIBIT 8.1.3(b) TO NOTE PURCHASE AGREEMENT

Schedule 1

TO OFFER TO REPAY NOTICE

FORM OF OFFER ACCEPTANCE NOTICE

OFFER ACCEPTANCE NOTICE

Diamond State Generation Partners, LLC

1252 Orleans Drive

Sunnyvale, CA 94089

Attention: [                    ]

[Insert Date]

Reference is made to the Note Purchase Agreement dated as of March 20, 2013 (as amended, modified or supplemented and in effect from time to time, the “Note Purchase Agreement”) among Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Company”) and the Purchasers party thereto. Terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Note Purchase Agreement. Reference is also made to the Offer to Repay Notice dated as of [Insert Date].

Pursuant to Section 8.1.3(b) of the Note Purchase Agreement, we hereby notify the Company that we accept the Offer to Repay in full as set forth in the Offer to Repay Notice.

Sincerely,

[Insert name of holder of the Notes]

By:
Name:
Title:

EXHIBIT 8.1.3(b)

To Note Purchase Agreement